JOINT VENTURE AGREEMENT



                                       between



                    MICROTEL FRANCHISE AND DEVELOPMENT CORPORATION
                                   (as The Company)



                                         and



                             U.S. FRANCHISE SYSTEMS, INC.
                                      (as Newco)
                             RELATING TO THE WORLD-WIDE
                                  FRANCHISING OF THE
                                   MICROTEL SYSTEM

                                  TABLE OF CONTENTS

                                                                      PAGE

      1.   TRANSFER OF ASSETS . . . . . . . . . . . . . . . . . . . . .  2

      2.   TERM . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4

      3.   POST CLOSING OBLIGATIONS OF NEWCO  . . . . . . . . . . . . .  5

      4.   THE COMPANY'S RETAINED PROPERTIES  . . . . . . . . . . . . .  5

      5.   CONSULTING BY THE COMPANY  . . . . . . . . . . . . . . . . .  8

      6.   FEES . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9

      7.   CLOSING  . . . . . . . . . . . . . . . . . . . . . . . . . . 10

      8.   RIGHTS AND OBLIGATIONS PENDING THE CLOSING . . . . . . . . . 14

      9.   DEFAULT PENDING CLOSING  . . . . . . . . . . . . . . . . . . 16

     10.   REPRESENTATIONS AND WARRANTIES . . . . . . . . . . . . . . . 17

     11.   CONFIDENTIAL INFORMATION . . . . . . . . . . . . . . . . . . 24

     12.   ACCOUNTING AND RECORDS . . . . . . . . . . . . . . . . . . . 25

     13.   INSURANCE  . . . . . . . . . . . . . . . . . . . . . . . . . 25

     14.   TRANSFERABILITY OF INTEREST  . . . . . . . . . . . . . . . . 26

     15.   DEFAULT BY NEWCO AFTER CLOSING . . . . . . . . . . . . . . . 27

     16.   OBLIGATIONS DUE TO POST CLOSING DEFAULT BY NEWCO . . . . . . 28

     17.   DEFAULT BY THE COMPANY AFTER CLOSING . . . . . . . . . . . . 29

     18.   OBLIGATIONS DUE TO POST CLOSING DEFAULT BY THE COMPANY . . . 30

     19.   POST CLOSING COVENANTS OF THE COMPANY  . . . . . . . . . . . 30

     20.   NOTICES  . . . . . . . . . . . . . . . . . . . . . . . . . . 31

     21.   SURVIVAL OF REPRESENTATIONS AND WARRANTIES . . . . . . . . . 32

     22.   INDEMNIFICATION  . . . . . . . . . . . . . . . . . . . . . . 32

     23.   RIGHT TO SET-OFF . . . . . . . . . . . . . . . . . . . . . . 35

     24.   SEVERABILITY AND CONSTRUCTION  . . . . . . . . . . . . . . . 35

     25.   APPLICABLE LAW . . . . . . . . . . . . . . . . . . . . . . . 36

     26.   ENTIRE AGREEMENT . . . . . . . . . . . . . . . . . . . . . . 36

     27.   MISCELLANEOUS BUSINESS TERMS . . . . . . . . . . . . . . . . 36

     28.   MISCELLANEOUS  . . . . . . . . . . . . . . . . . . . . . . . 37

                                    DEFINED TERMS
                                    -------------

     "Company" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
     "Newco" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
     "Suites"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
     "Suites Hotel". . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
     "Business", the "System". . . . . . . . . . . . . . . . . . . . . . . .  1
     "Microtel System" . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
     "Proprietary Marks" . . . . . . . . . . . . . . . . . . . . . . . . . .  1
     "Manual". . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
     "Assets". . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
     "Existing Franchise Agreements" . . . . . . . . . . . . . . . . . . . .  2
     "Existing Franchisees". . . . . . . . . . . . . . . . . . . . . . . . .  2
     "Existing Franchises" . . . . . . . . . . . . . . . . . . . . . . . . .  2
     "New Microtel Franchises" . . . . . . . . . . . . . . . . . . . . . . .  3
     "New Microtel Franchisees" .  . . . . . . . . . . . . . . . . . . . . .  3
     "Microtel Hotels" . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
     "New Franchise Agreement" . . . . . . . . . . . . . . . . . . . . . . .  3
     "Current Agreement Form". . . . . . . . . . . . . . . . . . . . . . . .  3
     "Development Schedule". . . . . . . . . . . . . . . . . . . . . . . . .  3
     "Scheduled Microtels" . . . . . . . . . . . . . . . . . . . . . . . . .  3
     "under development" . . . . . . . . . . . . . . . . . . . . . . . . . .  3
     "Commencement Date" . . . . .   . . . . . . . . . . . . . . . . . . . .  3
     "Cure Payment". . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4
     "Retained Properties" . . . . . . . . . . . . . . . . . . . . . . . . .  5
     "Franchise Royalties" . . . . . . . . . . . . . . . . . . . . . . . . .  6
     "Additional Hotel Franchises" . . . . . . . . . . . . . . . . . . . . .  6
     "Additional Suite Hotel Franchises" . . . . . . . . . . . . . . . . . .  6
     "Supplemental Hotel Franchises" . . . . . . . . . . . . . . . . . . . .  6
     "Substitute Hotel Franchise". . . . . . . . . . . . . . . . . . . . . .  7
     "Supplemental Suites Franchises". . . . . . . . . . . . . . . . . . . .  7
     "Impact Issues" . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8
     "Encroachment Issues" . . . . . . . . . . . . . . . . . . . . . . . . .  8
     "Trademark Royalty" . . . . . . . . . . . . . . . . . . . . . . . . . .  9
     "Operating Properties". . . . . . . . . . . . . . . . . . . . . . . . .  9
     "Revenues Subject to Royalties" . . . . . . . . . . . . . . . . . . . .  9
     "Closing" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10
     "EMILI Agreement" . . . . . . . . . . . . . . . . . . . . . . . . . . . 11
     "UFOC". . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 17
     "FTC" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 17
     "Company's Employees" . . . . . . . . . . . . . . . . . . . . . . . . . 22
     "knowledge" or "awareness". . . . . . . . . . . . . . . . . . . . . . . 24
     "control" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 26
     "Reversion of Microtel Rights". . . . . . . . . . . . . . . . . . . . . 29
     "Indemnified Party" . . . . . . . . . . . . . . . . . . . . . . . . . . 34

     "Asserted Liability". . . . . . . . . . . . . . . . . . . . . . . . . . 34
     "Claims Notice" . . . . . . . . . . . . . . . . . . . . . . . . . . . . 34
     "Indemnifying Party". . . . . . . . . . . . . . . . . . . . . . . . . . 34
     "Contest Notice"  . . . . . . . . . . . . . . . . . . . . . . . . . . . 34
     "Loss"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 35
     "Expiration Time and Date". . . . . . . . . . . . . . . . . . . . . . . 37

     STATE OF GEORGIA
     COUNTY OF FULTON
                               JOINT VENTURE AGREEMENT

         THIS AGREEMENT is made and entered into as of September 1, 1995, by and between MICROTEL FRANCHISE AND DEVELOPMENT CORPORATION, a New York corporation, with its principal place of business at One Airport Way, Suite 200, Rochester International Airport, Rochester, New York, 14624, U.S.A. (the "Company"); and U.S. FRANCHISE SYSTEMS, INC., a Delaware corporation, with its principal place of business at 1800 Peachtree Street, Suite 615, Atlanta, Georgia 30309 ("Newco").

                                     WITNESSETH:


         WHEREAS, the Company, as a result of the expenditure of time, skill, effort, and money has developed a distinctive concept, system and business relating to the establishment, operation and franchising of super budget or hard budget hotels (including without limitation, an all-suites hotel product, hereinafter referred to as "Suites" or "Suites Hotel") which operate under the name "Microtel" (hereinafter referred to as the "Business", the "System" or the "Microtel System"), as is more particularly described in Exhibit "A" attached hereto;
                  -----------

          WHEREAS, the components of the System and Business include, without limitation:

         A. Any and all trade names, trademarks, service marks or other types or items of intellectual property used in the operation of or developed in connection with the Business, including, without limitation, "MICROTEL" and the other service marks listed on Exhibit "A-1"
                                                             -------------
            attached hereto (hereinafter "Proprietary Marks");

         B. All of the prototypical architectural plans, designs, and layouts used in the operation of or developed in connection with the Business, including, without limitation, all site plans, floor plans, roof plans, plumbing plans, lobby plans, electrical plans, landscape plans and any copyrights in connection therewith;

         C. All reservation referral systems used in the operation of or developed in connection with the Business;

         D. All directories of Microtel hotels;

         E. All management and personnel training programs and materials used in the operation of or developed in connection with the Business;

         F. All management and operational procedures and techniques used in the operation of or developed in connection with the Business including without limitation as prescribed in confidential manuals (hereinafter the "Manual");

         G. All standards and specifications for construction, equipment, and furnishings used in the operation of or developed in connection with the Business, including without limitation as described in the Manual;

         H. All advertising, marketing, and promotional programs, layouts and materials used in the operation of or developed in connection with the Business;

         I. Any and all related intellectual property which may be necessary for full and complete operation of the System or Business;

         J. All rights to develop any and all hotel products based upon or derived in whole or in part from the Microtel System (whether or not utilizing the name "Microtel"), including without limitation, Suites Hotels.

         K. Any and all business records used by the Company or necessary to operate the Business; and

         L. Any and all other assets related to and necessary for the Company's operation of the System (all of the foregoing, including without limitation, the items set forth on Exhibit "A", being sometimes
                                               -----------
            hereinafter collectively referred to as the "Assets").

          WHEREAS, the Company has previously entered into or has committed to enter into franchise agreements (the "Existing Franchise Agreements"), with various parties (some of which may be affiliates of the Company)
     ("Existing Franchisees") relating to a total of twenty-seven (27) Microtel properties, of which twenty-one (21) are currently open and under operation, three (3) are currently under construction, and three (3) are under development (the "Existing Franchises");

          WHEREAS, the Company desires to transfer all rights and interest in and to the System and the Assets to a party who will utilize its best efforts to provide the resources necessary to exploit the System on a world-wide basis;

          WHEREAS, Newco has proposed to raise capital, establish an organization consisting of key executive and management personnel, and enter into an agreement with the Company, to the end that Newco shall exclusively undertake the world-wide sale and maintenance of franchises under the System; and

          WHEREAS, Newco understands the importance of and fully intends to continue the sales and maintenance of franchises under the Microtel System;

          NOW, THEREFORE, the parties, in consideration of the undertakings and commitments of each party to the other party set forth herein, hereby agree as follows:

     1. TRANSFER OF ASSETS.

        1.1 Subject to terms, covenants and conditions of this Agreement, Newco agrees to undertake the world-wide franchising of properties using the System based upon the Microtel concept. It is agreed that Newco shall be the sole entity with the authority, right and power to act as franchisor for the System. The respective rights and obligations of the parties hereto shall be as established in this Agreement, which shall survive and shall govern the ongoing rights of the parties inter se.
                                                    --------

        1.2 To permit Newco to fulfill its obligations hereunder, the Company shall transfer to Newco at Closing (as defined herein) any and all right, title and interest in and to: (i) all of the Assets; and (ii) the Existing Franchise Agreements.

        1.3 At Closing, Newco shall assume the obligations of the Company as franchisor under the Existing Franchise Agreements. Except as specifically set forth herein, Newco shall not assume any other liability or obligation of the Company whatsoever.

        1.4 To further enable Newco to fully exploit the sale of franchises under the System, and to avoid confusion, the Company shall, no later than one year after the Closing Date, change its corporate name to a name which does not contain the words "Microtel," or "U.S. Franchise Systems," or any words confusingly similar, and will require any and all of its affiliated companies, subsidiaries, or other related entities under common control or management to similarly change their legal names, or to execute a name license agreement acceptable to Newco in its sole discretion, and will use its best efforts to have any other entity not under control of the Company to take similar steps. Following Closing, Microtel agrees that Microtel will operate its business under the name "Hudson Hotels" or some other assumed name which does not contain the words "Microtel" or "U.S. Franchise Systems" or any words confusingly similar.

        1.5 The Company further shall transfer, assign and convey to Newco any and all of its rights to the Suites Hotel concept and all future franchise rights thereto.

        1.6 Without limitation Newco shall have the right to and will undertake the following as determined by Newco in its sole discretion: (i) to undertake on an exclusive world-wide basis, the offering and sale of franchises or licenses under the Microtel System utilizing the Proprietary Marks ("New Microtel Franchises") to individuals or entities ("New
     Microtel Franchisees"), which may or may not be affiliated with Newco and which may include Newco, (ii) to establish and operate Microtel hotels and Microtel Suites using the Microtel System and the Proprietary Marks ("Microtel Hotels") throughout the world; (iii) to fulfill the obligations of franchisor under all New Microtel Franchises which may be sold by Newco; and (iv) to fulfill the obligation of franchisor under the Existing Franchises.

          1.6.1 The term "New Microtel Franchises" shall mean and shall include: (i) any franchise issued by Newco using any of the Proprietary Marks; and (ii) any franchise issued by Newco in the Hard Budget or Super Budget category, whether or not using the Proprietary Marks, other than franchises issued pursuant to registered trademarks or other proprietary marks acquired by Newco from another entity. For purposes hereof, the terms "Hard Budget" or "Super Budget" shall mean an economy based hotel or motel facility with minimal amenities, intended to be, or compete directly with, the lowest average daily room rate in each target market.

        1.7 Newco shall have all right, title and interest in and to the Assets, the Business and the System. Accordingly, Newco shall have the right in its sole discretion to use the Assets and the System, including, without limitation, operating Microtel Hotels, changing, modifying or improving the System, approving hotel sites, determining, modifying or amending any and all terms and conditions of agreements with franchisees, including Existing Franchisees (to the extent permitted pursuant to the Existing Franchise Agreements), determining any and all fees to be paid by franchisees, and accepting New Microtel Franchisees.

        1.8 Each new Microtel Hotel shall be established and operated pursuant to a standard form of franchise agreement to be developed by Newco and revised or amended from time to time (the "New Franchise Agreement") and entered into between Newco and such New Franchisee. Without limitation, Newco shall have the right to establish the various fees and terms and conditions under each New Franchise Agreement. The current form of standard franchise agreement utilized by the Company throughout the
     United States is attached hereto as Exhibit "B" (the "Current Agreement
                                         -----------
     Form").

        1.9 Newco and the Company hereby agree on a schedule for the future development of Microtel Hotels or Suites by Newco or through its New Microtel Franchisees (the "Development Schedule"). The Development
     Schedule is attached as Exhibit "C" to this Agreement and requires Newco,
                             -----------
     subject to the
     provisions of Section 1.10 below, to execute New Franchise Agreements for, and have open or under development, the number of Microtel Hotels by the date set forth on the Development Schedule ("Scheduled Microtels"). For purposes of this Agreement, the term "under development" shall mean that:
     (i) a site for the Microtel Hotel has been acquired by purchase or otherwise by the New Franchisee; (ii) the New Franchisee has executed a New Franchise Agreement; and (iii) the New Franchisee has commenced construction of the hotel by breaking ground. For purposes of this Section 1.9, the term New Franchisee may include Newco or an affiliate of Newco. For the purposes of this Agreement, "Commencement Date" shall mean the earlier of: (i) the date on which Newco shall be able to offer franchises to prospective franchisees in all fifty (50) states within the United States of America, or (ii) ninety (90) days following Closing. Newco shall comply in all material respects with the Development Schedule.

        1.10 The Company and Newco agree that the failure by Newco to satisfy the Development Schedule for two consecutive periods, excluding delays caused by events beyond Newco's control, including, without limitation, strikes, civil, or political unrest, labor and/or material shortages, acts of God, and war, shall constitute a default under this Agreement. Notwithstanding the language of Section 1.9 and Section 15 hereof, if, at the date which is the end of such second consecutive period Newco shall have open, or under development, in the aggregate, at least seventy-five percent (75 %) of the Scheduled Microtels required at the date which is the end of any such second consecutive period, Newco may cure such default and be deemed to have opened, or have under development, the number of Scheduled Microtels then required at the end of such second consecutive period (for purposes of determining compliance with the Development Schedule at the end of such second consecutive period and in all subsequent periods during the term of this Agreement) by paying to the Company the amount of One Million Dollars ($1,000,000) (such payment being hereinafter referred to as the "Cure Payment"), within thirty (30) days of written notice by the Company to Newco of such default. By the way of example and not limitation, if at the end of Period Number 3 (three years after Commencement Date) if Newco shall have open or under development 80 Microtel Hotels and shall pay the Cure Payment, Newco will be deemed to have open or under development 100 Microtel Hotels. Therefore, in order to meet the subsequent Development Schedule, Newco would have to open or have under development during Periods 4 and 5 the number of Microtel Hotels required pursuant to the Development Schedule assuming the actual number of MICROTEL Hotels open or under development at the end of Period Number 3 was 100 (instead of 80). Further, under this example, Newco could not be in default pursuant to Section 1.9 (subject to cure) for the purposes of this Agreement before the end of Period Number 5, if at all. Further, under this example, assuming Newco has paid the 'cure payment at the end of Period Number 3, and if (i) during Periods 4 and 5, Newco opens or has under development at least eighty-eight (88) additional MICROTEL Hotels; and (ii) Newco shall pay an additional cure payment at the end of Period
     5, Newco shall be deemed to have satisfied forever the Development
     Schedule.

        1.11 Once Newco has under Development within the term of the Development Schedule at any time a cumulative number of MICROTEL Hotels equal to the number of MICROTEL Hotels required by the Development Schedule, then Newco will be deemed to have complied in full with the requirement of the Development Schedule ,and no further obligations or conditions for sale or placement of franchises shall apply.

        1.12 Except for payment of the royalties and other fees provided for herein, the Warrants, and other specific obligations of the parties hereto, neither party shall have any rights or interest in the assets or the business of the other. No joint venture or partnership shall be created hereby, and neither party shall have any authority to speak for or bind the assets or property of the other.

     2.   TERM

          This Agreement shall commence on the date of execution hereof. The term of this Agreement shall continue unless terminated as provided herein.

     3.   POST CLOSING OBLIGATIONS OF NEWCO.

          Following Closing:

        3.1 Newco will use its best efforts to register or take other appropriate action as soon as practicable after Closing to be able to offer franchises of Microtel Hotels in all fifty (50) states within the United States of America. Newco shall register as a franchisor in all jurisdictions, which now require or from time to time during the term hereof may require such registration, in which Newco shall be actively pursuing the sale of franchises and shall otherwise conduct its Business and deal with Franchisees and prospective franchisees so as to materially comply in all respects with all applicable federal, state and local laws, rules and regulations, now in effect or hereafter enacted, affecting or governing the advertising or sale of franchises, or the relationship and dealings between franchisors and franchisees.

        3.2 Newco (either directly or through an operating subsidiary or affiliate) shall execute a New Franchise Agreement as franchisor or licensor for each New Franchisee and each new Microtel Hotel (subject to approval of each New Microtel Franchisee and New Microtel Franchise location, and satisfaction of all other regular conditions). Newco (either directly or through an operating subsidiary or affiliate) shall assume, undertake and discharge the obligations of the Company as franchisor under the Existing Franchise Agreements.

        3.3 Recognizing the value of advertising and the importance of the standardization of advertising programs to the furtherance of the goodwill and public image of the System, Newco may develop or cause to be developed a national advertising program designed to promote the knowledge of the System and the advantages of Microtel Hotels in the minds of the consuming public.

        3.4 Newco will during the term of this Agreement develop and implement a reservation system, in which all Microtel Hotels (including New Franchises and Existing Franchises) who pay to Newco the appropriate fee established by Newco and who install the appropriate equipment and software as determined by Newco shall be eligible to participate.

        3.5 Newco shall use its best efforts and consistent with sound business practices, to vigorously enforce its rights under all franchise agreements with Franchisees and to promptly and vigorously pursue its rights with respect to any alleged infringement or unlawful or improper use of any Proprietary Mark(s) or of the "trade dress" associated with Microtel.

     4.   THE COMPANY'S RETAINED PROPERTIES.

          Following Closing, the Company shall have or retain the following rights as to the Existing Franchises, as well as to certain Additional Hotel Franchises (including, if and when developed, Additional Suite Hotel Franchises), as well as to certain Supplemental Franchises, if and when opened or developed by the Company (hereinafter collectively referred to as the "Retained Properties"):

          4.1   Existing Franchises.  The Company shall assign and transfer to
                -------------------
     Newco at Closing any and all rights, and Newco shall accept and agree to perform and shall have the sole authority to perform the obligations of Company, as franchisor, related to the Existing Franchise Agreements.
     To the extent that the prospective Franchisees for any of the Existing Franchises have not executed Franchise Agreements at the time of Closing (specifically, the three franchise locations identified as under development), the Company shall use its best efforts to cause such Franchisees to execute, when available, the New Franchise Agreement. However, with respect to each such Existing Franchise, the Company shall retain all rights to receive from the fees generated from such Existing Franchise Agreements, an amount equal to: (i) all Franchise Royalties
     (as hereinafter defined), plus (ii) any renewal franchise fees paid by the Existing Franchisee pursuant to the applicable Existing Franchise Agreement. The Company will use best efforts to persuade all of the Existing Franchisees with whom the Company has an ongoing contractual relationship to comply with the franchisee standards as may hereafter be established or required pursuant to the New Franchise Agreement as may be developed by Newco.

          4.1.1 For purposes hereof, the term "Franchise Royalties" shall mean all amounts payable by each respective Franchisee to the Franchisor under the terms of the respective Franchise Agreement then in effect, based on or calculated as a percentage of the gross receipts collected by such Franchisee for the rental of guest rooms or otherwise, provided, however, the term Franchise Royalties shall specifically exclude for purposes hereof any amounts designated as reservation, advertising, or marketing fees and shall also exclude any other amounts payable which are designated or described as one time or non-recurring fees or charges other than regular monthly royalty fees, such as fees for renewal, placement, substitution, amendment, organization, initial placement, termination, or transfer.

        4.2  The Company's Additional Hotel Franchises.  Subject to Newco's
             -----------------------------------------
     authority as Franchisor with respect to operation of the System, the Company shall have the right to acquire from Newco after Closing, an additional number of franchises (the "Additional Hotel Franchises") for the purposes of developing and operating additional Microtel Hotels (not including any Suites) such that the total number of Existing Franchises plus Additional Hotel Franchises shall equal fifty (50). Each of the Additional Hotel Franchises shall be entered into upon the New Franchise Agreement as may be developed by Newco. With respect to each such Additional Hotel Franchise, the Company shall retain the right to collect or receive from such New Franchisee (i) the initial franchise placement fee paid or payable by such New Franchisee; and (ii) all Franchise Royalties. Franchisees or potential Franchisees eligible for consideration as an Additional Franchisee can include only (i) an entity in which the Company has a material ownership and management interest; or (ii) an entity in which one of the individuals or entities set forth in Schedule 19.1.3
                                                           ---------------
     shall have a material ownership and management interest.

        4.3  The Company's Suites.  Subject to Newco's authority as Franchisor
             --------------------
     with respect to operation of the System, the Company shall have the additional right to acquire franchises from Newco for the purposes of developing and operating ten (10) Suites Hotels ("Additional Suite Hotel Franchises"), so long as the Company shall have such Additional Suite Hotel Franchises open or under development within five (5) years following the date Newco first registers (in any state) an offering of a franchise of Suites. Each such New Franchise shall be entered into using a New Franchise Agreement for Microtel Suites Hotels as may be developed by Newco and used as its standard form of franchise agreement for Suites Hotels. With respect to each such Additional Suites Hotel Franchise, the Company shall retain the right to collect or receive from such New Franchisee (i) the initial franchise placement fees and (ii) all Franchise Royalties.

        4.4  Supplemental Franchises.
             -----------------------

          4.4.1 At any time the sum of the number of Existing Franchises plus the number of Additional Hotel Franchises actually open and operational equals fifty (50), subject to Newco's authority as Franchisor with respect to the operation of the System, the Company shall have the right to acquire additional hotel franchises ("Supplemental Hotel Franchises") from Newco for the purposes of developing and operating additional Microtel Hotels (but not including Suites), on the terms hereinafter set forth. In order for the Company to obtain a Supplemental Hotel Franchise, the Company shall transfer to Newco and Newco shall accept one (1) of the following: (i) an Existing Franchise or
                 (ii) an Additional Hotel Franchise (the Existing Franchise or the Additional Hotel Franchise being transferred, as applicable, being designated as a "Substitute Hotel Franchise") (but not including Suites) from the retained rights set forth above for each such additional property franchised. In order to be eligible for consideration as a Substitute Hotel Franchise such franchisee must agree to execute a New Franchise Agreement with Newco, must be current on payment of all fees and royalties payable, and must otherwise meet then applicable franchise standards. In addition thereto, the Company
                 (or the franchisee) shall pay to Newco a fee ("Substitution
                  Fee") equivalent in amount to the fee payable to Newco
                 pursuant to the terms of the New Franchise Agreement upon any transfer of the franchise.

          4.4.2 The Company shall also have the right to acquire additional franchises from Newco for the purposes of developing and operating Suites ("Supplemental Suites Franchises"), so long as the Company shall transfer to Newco and Newco shall accept one
                 (1) of the Additional Suites Franchises (the Additional Suites Franchise being transferred being designated as a "Substitute Suites Franchise") from the retained rights set forth above for each such additional Suites property franchise. In order to be eligible for consideration as a Substitute Suite Franchise, such franchisee must agree to execute a New Franchise Agreement with Newco, must be current on payment of all fees and royalties payable, and must otherwise meet then applicable franchise standards. In addition thereto, the Company (or the franchisee) shall pay to Newco the Substitution Fee.

          4.4.3 Subject to Newco's rights hereunder, each Supplemental Hotel. Franchise and each Supplemental Suites Franchise shall thereafter be deemed a Retained Property, and the Company shall be entitled to collect or receive from such franchisee (i) an amount equal to fifty percent (50%) of the initial franchise placement fee as provided for in the New Franchise Agreement and (ii) all Franchise Royalties payable under the New Franchise Agreement.

          4.4.4 For each Substitute Hotel Franchise and each Substitute Suites Franchise transferred to Newco hereunder, Newco shall be entitled to receive all of the Franchise Royalties plus any other fees, expenses, or other compensation or remuneration payable thereunder (including, without limitation the Substitution Fee), and the Company shall relinquish and transfer to Newco all of such rights.

          4.5 The Company and Newco hereby agree that the Company may accept payment of any amounts due to the Company pursuant to this
               Section 4 hereunder (but only such amounts) directly from the franchisees of Retained Properties, and Newco shall cooperate with such direct payment, however, Newco shall have no liability to the Company for failure of the franchisees of the Retained Properties to remit payments due. However, the Company shall be required to account to Newco (in such form, manner, and time as determined by Newco from time to time) for any such amounts paid to the Company. To the extent any of such fees, payments or other amounts are remitted to Newco, Newco shall promptly transfer, assign, or pay over such amounts to the Company.

          4.6 Notwithstanding any other provision to the contrary contained herein with respect to Retained Properties, the Company agrees that Newco shall not be required to pay to the Company any fees or compensation paid to or payable to Newco by Franchisees relating to reservation, advertising, or marketing fees with respect to Retained Properties, the Supplemental Hotel Franchises, the Supplemental Suites Franchises, the Additional Hotel Franchises or the Additional Suites Hotel Franchises. The Company shall also immediately pay to Newco any such fees relating to reservation or marketing which the Company receives from the franchisees of any Retained Property, Supplemental Hotel Franchises, the Supplemental Suites Hotel Franchise, or Additional Hotel Franchises or the Additional Suites Hotel Franchises. The Company agrees to take those actions requested by Newco to assist, implement, maintain and collect such fees.

          4.7  With respect to the Company's retained rights pursuant to this
     Section 4, the judgment of the Company as to the viability of a site for the development of a Microtel Hotel shall be conclusive, provided, however, Newco shall have the right, in its sole discretion, to reject such proposed site as a Microtel location if Newco should determine upon review of all Encroachment Issues or Impact Issues (as hereinafter defined) that development of the potential site would have a material negative impact upon the gross room revenue generated or anticipated to be generated by an Existing Microtel Franchise facility.

             4.7.1 For purposes hereof, "Impact Issues" or "Encroachment Issues" shall refer to all issues or matters which in the sole discretion of Newco, as Franchisor, should be considered in evaluating the impact which the development of a new Microtel Franchise on a prospective site would have upon the gross guest room revenues generated or anticipated to be generated by an existing Microtel franchise facility, including but not limited to any specific geographic or territorial restriction contained in the franchise agreement for the existing Microtel franchise facility, traffic patterns and volume, anticipated growth patterns, development patterns in the same geographic area, and general business conditions.

          4.8 Newco agrees that any agreement it may enter into after Closing for any future development of unspecified franchise locations on an exclusive territorial basis will reflect and will be subject to the rights of the Company hereunder for development of additional franchise locations and such exclusive territorial rights will not affect the Company as to any of the Retained Properties Additional Hotel Franchises, Additional Suites Hotel Franchises, or any Supplemental Franchises. The foregoing notwithstanding, Newco and the Company agree that, without limitation, the New Franchise Agreements or similar franchise agreements entered into with New Microtel Franchise for specified franchise locations may contain exclusive franchise territory agreements related to hotel market Impact Issues, and that the Company shall not have the right to develop a property or obtain a franchise within any such restricted geographic area. Newco represents and warrants to the Company that Newco has not entered into and is not now negotiating any such agreement with any party.

     5.   CONSULTING BY THE COMPANY.

          5.1 To ensure the ultimate successful operation of the System, the Company shall, for a period of three (3) years following the Closing Date of this Agreement, consult with and assist Newco as may be required or as reasonably requested by Newco, to establish Newco as an operating entity in the business of selling and administering franchises utilizing the System, which consulting and assistance may be expected to include, without limitation, some or all of the following:

              5.1.1 Consulting and advice regarding the general outlines, parameters and philosophy of the System and the Microtel concept;

              5.1.2 Assistance in the preparation of Newco's UFOC and compliance with applicable federal and state franchising laws;

              5.1.3 Identification of and contacts with franchising prospects known to the Company;

              5.1.4 Consulting regarding prototypical plans and specifications;

              5.1.5 Review of existing manuals, training programs and other elements of the System;

              5.1.6 Consultation regarding the desirability or feasibility of proposed sites for franchise development; and

              5.1.7 Ongoing compliance with regulatory requirements, including federal, state and international franchising laws.

          5.2 After the date which is one (1) year after the Closing Date, any required consultation and assistance shall be provided as reasonably requested by Newco and shall be scheduled subject to the workloads of the personnel of the Company.

     6.   FEES

          6.1 The Company shall retain the rights to collect fees and royalties from the Existing Franchisees designated as Retained Properties, as provided for in Section 4 hereinabove. Newco shall assist the Company with direct collection of such mounts and shall, to the extent such funds are transmitted or paid to Newco, promptly remit such funds to the Company, provided, however, Newco shall have no liability to the Company for failure of the franchisees of the Retained Properties to remit payment due.

          6.2 In consideration for the transfer of the Proprietary Marks to Newco pursuant to Section 1 hereof, Newco shall pay or cause to be paid to the Company from the Franchise Royalties collected from each New Microtel Franchisee after Closing, as royalties with respect to each New Microtel Franchise (excluding any franchises designated as Retained Properties), a continuing monthly royalty fee (the 'Trademark Royalty') in an amount equal to the sum of: (i) one percent (1%) of the Revenues Subject To Royalties (as hereinafter defined), for the applicable month for each New Microtel Franchise on the first 100 operating properties (other than Retained Properties) opened by Newco ("Operating Properties"); plus (ii) seventy-five hundredths of one percent (0.75 %) of the Revenues Subject to Royalties for the applicable month for each New Microtel Franchise on the next 150 Operating Properties; plus (iii) one half of one percent (0.5%) of the Revenues Subject to Royalties for each New Microtel Franchise after the first 250 Operating Properties. Payment of the Trademark Royalty shall be deferred until the month in which Newco actually receives its Franchise Royalties from each respective Franchisee and shall be paid to the Company not later than the twentieth (20th) day of the month following such receipt by Newco.

             6.2.1 For purposes hereof, "Revenues Subject to Royalties" shall mean the gross receipts collected by Franchisees for the rental of guest rooms at a Microtel Hotel or Microtel Suite, whichever is applicable, as well as any other revenues which are subject to royalty payments by Franchisee to Newco as set forth in the applicable franchise agreement.

             6.2.2 In addition to Trademark Royalty payable hereunder, Newco shall pay to the Company a portion of any termination fee received by Newco upon termination of any New Microtel Franchise, such portion to be calculated as (i) the total amount of the termination fee actually received by Newco,
                    (ii) less any direct expenses incurred by Newco in connection with collecting and receiving such fee and terminating such franchise (including but not limited to attorney's fees), with the remainder (iii) multiplied by a fraction, (aa) the numerator of which shall be the lowest marginal percentage rate then applicable for purposes of calculating the Trademark Royalty set forth herein and
                    (bb) the denominator of which shall be the percentage rate set forth in the applicable Franchise Agreement which is used for calculation of the Franchise Royalties payable by such franchisee to Newco.

             6.2.3 The parties acknowledge and agree that Newco, as franchisor, may waive the requirement for a specific Franchisee to pay Franchise Royalties for a specified period of time (not to exceed 120 days) from the date when a New Franchise Agreement is effective and the Franchise facility is operational, and that no Trademark Royalty shall accrue or be due or payable by Newco for such period during which the obligation to pay Franchise Royalty is actually waived.

          6.3 In consideration of the performance by the Company of its consulting obligations set forth in Section 5 hereof, the transfer of the Assets (other than the Proprietary Marks) and rights under the Existing Franchise Agreements, and all of the Company's other obligations hereunder, Newco shall pay to the Company the amount of Three Million Seven Hundred Thirty-Seven Thousand Six Hundred Forty-One and NO/100ths Dollars U.S. (U.S. $3,737,641.00), plus simple interest at the rate of ten percent (10%) per annum as reflected on Exhibit "F" attached hereto, due and payable as
                               -----------
     follows: Two Million Dollars U.S. (U.S. $2,000,000) upon Closing; One Million Dollars U.S. (U.S. $1,000,000) on the date one (1) year from the Closing Date hereof; Five Hundred Thousand Dollars U.S. (U.S. $500,000) on the date two (2) years from the Closing Date hereof; and Five Hundred Thousand Dollars U.S. (U.S. $500,000) on the date three (3) years from the Closing Date hereof.

          6.4 The Company shall be responsible for any and all taxes or similar charges relating to payments by Newco (or on Newco's behalf) to the Company, including but not limited to value-added taxes, goods and services taxes, consumption taxes, gross receipts taxes and sales taxes, (but excluding taxes based upon Newco's income), which may be imposed now or in the future, and the Company shall transmit such taxes to the appropriate fiscal authorities.

          6.5 If any payment owed by Newco to the Company under this Agreement or under any other agreement with the Company is finally determined to be overdue pursuant to Sections 15 and 16 below, Newco shall pay the Company, in addition to the overdue amount, interest on such mount from the date it was due until paid, at a rate which is one percent (1%) above the interest rate the Company pays on its operational line of credit from its principal bank, or if the Company has no line of credit, two percent (2%) above the prime rate of interest as reported in The Wall Street Journal on the day
                                           -----------------------
     such amount was due, or the maximum rate permitted by law, whichever is less. In the event any amount is finally determined to he overdue and intentionally unpaid by Newco pursuant to Sections 15 and 16 below for more than ninety (90) days, then the interest payable by Newco under this section shall be computed at a rate of eighteen percent (18%) per annum, computed on a daily basis, or the maximum amount permitted by law, whichever is less. Entitlement to such interest shall be in addition to any other remedies the Company may have.

          6.6 Except for the amounts specifically payable to the Company as set forth in this Section, all revenues generated by the conduct of the Business or otherwise by Newco after Closing shall belong to Newco.

     7.   CLOSING.

          7.1 Time and Place. Closing shall take place at the offices of Boylan, Brown, Code, Fowler, Vigdor & Wilson, L.L.P., 900 Midtown Tower, Rochester, New York 14604, at 9:00 a.m. or at such other mutually determined location and time within two (2) business days following the date of the last to be satisfied of the conditions below, but in no event later than Monday, October 9, 1995, or such other date and place as the parties hereto shall mutually agree upon ("Closing").

          7.2  Conditions of Closing.

             7.2.1 Closing of the transactions contemplated hereunder shall be conditioned upon, at Newco's option:

                7.2.1.1 All of the covenants to be performed or complied with by the Company and all required deliveries by the Company or on the Company's behalf contained in this Agreement will have been performed, complied with, or delivered on or before Closing.

                7.2.1.2 All of the representations and warranties made by the Company to Newco shall be and remain true, accurate and complete as of the Closing Date.

                7.2.1.3 The approvals of the transactions contemplated hereby and of this Agreement by the Board of Directors and, if required, the Stockholders of the Company shall have been obtained.

                7.2.1.4 The Company shall have obtained all third party consents or approvals as shall be necessary or appropriate to the completion of the transaction in all respects or as may be required by law or regulation.

                7.2.1.5 The Company shall have executed any and all assignments' required to transfer to Newco any and all rights in the Proprietary Marks and any other intellectual property. Such assignments shall be in a form acceptable to Newco for recording with the U.S. Patent and Trademark Office and any other state, county or local governmental department or agency, domestic or foreign.

                7.2.1.6 The Company shall have effected the termination of the Master Franchise Agreement by and between the Company and Essex Microtel International Lodging, Inc. (the "EMILI Agreement").

                7.2.1.7 The Company shall have obtained final execution of Franchise Agreements from all of the Existing Franchisees using either the Current Agreement Form or the New Franchise Agreement.

                7.2.1.8 Michael A. Levin ("CEO Candidate") shall have resigned from his current position and agreed to become Chief Executive Officer of Newco.

                7.2.1.9 At the Closing Date: (a) there shall be no effective injunction, restraining order, or order of any nature issued by any court of competent jurisdiction which directs or has the effect of directing that this Agreement or any material transactions contemplated hereby shall not be consummated as herein provided;
                          (b) there shall be no investigation, action, or other proceeding pending before any court or governmental authority or threatened against the Company or Newco or any of the directors or officers of the Company or Newco in connection with this Agreement or the consummation of the transactions contemplated by this Agreement which is likely, in the opinion of Newco's counsel (after consideration of any defense), to result in such substantial damages or other substantial relief being obtained, as to materially and adversely affect the Business on or after the closing Date; and (c) none of the parties hereto shall have received from any governmental authority any notice (oral or written) of any potential litigation, civil, criminal, or administrative, against the Company or Newco for a violation alleged to arise out of the consummation of the transactions contemplated hereby.

                7.2.1.10 Newco shall have secured the minimum offering of $12,400,000 as provided for in Newco's initial private placement dated August 19, 1995;

             7.2.2 Closing of the transactions contemplated hereunder shall be conditioned upon, at the Company's option:

                7.2.2.1 All of the covenants to be performed or complied with by Newco and all required deliveries by Newco or on Newco's behalf contained in this Agreement will have been performed, complied with, or delivered on or before Closing.

                7.2.2.2 All of the representations and warranties made by Newco to the Company shall be and remain true, accurate and complete as of the Closing Date.

                7.2.2.3 The individual who has been identified as the CEO Candidate of Newco shall have resigned from his current position and agreed to become Chief Executive Officer of Newco.

                7.2.2.4 Newco shall have secured the minimum offering of $12,400,000 as provided for in Newco's initial private placement dated August 19, 1995;

                7.2.2.5 The approvals of the transactions contemplated hereby and of this Agreement by the Board of Directors and, if required, the Stockholders of Newco shall have been obtained.

                7.2.2.6 The Company shall have received the documents or information described in Exhibit "D" hereof.
                                                   -----------

                7.2.2.7 At the Closing Date: (a) there shall be no effective injunction, restraining order, or order of any nature issued by any court of competent jurisdiction which directs or has the effect of directing that this Agreement or any material transactions contemplated hereby shall not be consummated as herein provided;
                          (b) there shall be no investigation, action, or other proceeding pending before any court or governmental authority or threatened against the Company or Newco or any of the directors or officers of the Company or Newco in connection with this Agreement or the consummation of the transactions contemplated by this Agreement which is likely, in the opinion of the Company's counsel (after consideration of any defense), to result in such substantial damages or other substantial relief being obtained, as to materially and adversely affect the Business on or after the Closing Date; and (c) none of the parties hereto shall have received from any governmental authority any notice (oral or written) of any potential litigation, civil, criminal, or administrative, against Company or Newco for a violation alleged to arise out of the consummation of the transactions contemplated hereby.

                7.2.2.8 Newco shall have prepared and available for distribution to potential offerees a current UFOC disclosure document.

          7.3  Deliveries at Closing.


                 7.3.1    The Company shall deliver to Newco at Closing:

                7.3.1.1 An executed Secretarial Certificate of the Company satisfactory to Newco;

                7.3.1.2 All of the appropriate assignments or other transfer documents of all of the Assets, Proprietary Marks and other intellectual property as described herein satisfactory to Newco;

                7.3.1.3 The Warrant relating to the purchase of shares of the Company, fully executed in the form attached hereto as Exhibit "B";

                7.3.1.4 An opinion of Boylan, Brown, Code, Fowler, Vigdor & Wilson, L.L.P., corporate and intellectual property counsel to the Company, in a form satisfactory to Newco;

                7.3.1.5 All assignments or other transfer documents required to transfer to Newco any and all rights in the Proprietary Marks and any other intellectual property. Such assignments shall be in a form acceptable to Newco for recording with the U.S. Patent and Trademark Office and any other state, county or local governmental department or agency, domestic or foreign.

             7.3.2 Newco shall deliver to the Company at Closing:

                7.3.2.1 An executed Secretarial Certificate of Newco satisfactory to the Company;

                7.3.2.2 $2,000,000 in cash, certified check or wire transfer at Newco's option;

                7.3.2.3 An instrument or instruments reflecting Newco's assumption of the obligations of
                    franchisor under the Existing Franchise Agreements; and

                7.3.2.4 An opinion of Bodker, Ramsey & Andrews, a Professional Corporation, counsel to
                    Newco, in a form satisfactory to the Company.

          7.4  Allocation of Consideration.

             7.4.1 At the Closing, the Company and Newco shall execute an allocation of all payments hereunder pursuant to Section 1060 of the Internal Revenue Code of 1986, as amended, substantially in the form of Exhibit "F" hereto.  The Company
                                              ------------
     and Newco hereby agree
                 to prepare their respective tax and other returns and to take and pursue any and all other actions (including without limitation, in connection with tax examinations) to reflect and retain such allocation.

             7.4.2 The Company and Newco hereby acknowledge and agree that (i) the
     Company intends to
                 treat the payments received by the Company pursuant to Section
     6.2 hereof as amounts
                 received on account of a transfer, sale or other disposition of a franchise, trademark or trade name which are contingent on the productivity, use or disposition of the franchise, trademark or trade name transferred and thus as amounts received from the sale or other disposition of property, which is not a capital asset pursuant to Internal Revenue Code
                 Section 1253(c), as amended, and (ii) Newco intends to treat the payments made by the
                 Company pursuant to Section 6.2 hereof as amounts paid on account of a transfer, sale or other disposition of a franchise, trademark or trade name which are contingent on the productivity, use or disposition of the franchise, trademark or trade name and which are paid as a part of a series of payments which are payable not less frequently than annually and which are substantially equal in amount (or payable under a fixed formula) and thus allowed as a deduction as paid or accrued under Internal Revenue Code Section 162(a), all pursuant to Internal Revenue Code Section 1253(d)(1) as amended, or other similar tax principles which provide for such payments to be deductible as paid or accrued. The
                 Company and Newco acknowledge the importance of such intended treatment by the
                 Company and Newco and accordingly agree to prepare their respective tax and other returns and to take and pursue any and all other actions (including without limitation, in connection with audit examinations) to retain and reflect such intended tax treatment.

     8.   RIGHTS AND OBLIGATIONS PENDING THE CLOSING.

          During the period commencing on the date hereof and ending on the Closing Date:

          8.1 In order to allow Newco to perform its due diligence investigation, the Company will or will cause its agents to give to Newco its representatives, auditors, and attorneys, access, during normal business hours, to the facilities of the Company and to the books, records, contracts, and documents of the Company and to furnish to Newco such information as Newco may reasonably request from time to time.

          8.2 The Business and the Assets and properties of the Company will continue to be operated, used, and employed by the Company in the ordinary course of business. Specifically; without limiting the foregoing, the Company will continue to pursue and support new business; faithfully perform in all material respects all the obligations required to be performed under existing contracts, Existing Franchise Agreements, and commitments; and use its best efforts and take all reasonable steps to retain the patronage of all customers and Franchisees (whether existing business or business obtained after the date hereof). The foregoing notwithstanding, the parties acknowledge and agree that the Company will not enter into new franchise agreements from the date of the agreement through Closing but with the prior written consent of Newco.

          8.3 Not in limitation of Section 8.2,, the Company will not take the following actions, without the written consent of Newco:

             8.3.1 make any material change in the Current Agreement Form, any Existing Franchise
                Agreements, or the UFOC, or to any existing contracts or commitments pertaining to the
                Business, except as such changes occur in the ordinary course of business;

             8.3.2  enter into any new contract pertaining to the Business.

          8.4 The Company will promptly supply counsel for Newco with copies of all litigation or legal proceedings against the Company which may arise after the date of this Agreement and will also notify counsel for Newco of any litigation or other legal proceeding which to the actual knowledge of the officers or directors of the Company is threatened against Newco or the Company.

          8.5 Newco will promptly supply counsel for the Company with copies of all litigation or legal proceedings against Newco which arise after the date hereof and will also notify counsel for Company of any litigation or other legal proceeding which to the actual knowledge of the officers or directors of Newco is threatened against Newco or the Company.

          8.6 The Company will promptly notify Newco of any matters with respect to Franchisees or other parties which could materially adversely affect any Existing Franchise Agreement, the Business, the System, results of operations or financial condition of the Company or its Franchisees or adversely affect the ability of the Company to perform its obligations hereunder.

          8.7 Newco will keep the provisions of this Agreement strictly confidential and will not without the prior consent of the Company, which shall not be unreasonably withheld, disclose such provisions to any third party, except for (a) disclosure to employees, directors, potential investors, offerees, stockholders, officers, lawyers, and financial advisors of Newco on a "need-to-know" basis; (b) such disclosures as may reasonably be required pursuant to applicable state and federal laws, for securities, franchise and business opportunity law purposes; (c) such other disclosures as may reasonably be required for Newco to comply with its pre-closing obligations hereunder; and (c) such other disclosures as may be required by law, without the prior consent of the Company, which shall not be unreasonably withheld.

          8.8 The Company will keep the provisions of this Agreement strictly confidential and will not, without the prior consent of Newco, which shall not be unreasonably withheld, disclose such provisions to any third party, except for (a) disclosure to employees, directors, officers, lawyers, and financial advisors of the Company on a "need-to-know" basis; (b) such other disclosures as may reasonably be required for the Company to comply with its pre-closing obligations hereunder; and (c) disclosures as may be required by law.

          8.9 Upon final acceptance of this Agreement, Newco and the Company will issue in writing a mutually agreeable public announcement as to the transaction contemplated herein.

         8.10 Until the Closing, or the date of termination of this Agreement pursuant to the terms hereof, whichever first occurs, the Company will not solicit, encourage, or conduct, directly or indirectly, any discussions or negotiations with, or provide any information to, any entity or person other than Newco with respect to the sale of the rights to the System and its component parts or the transactions contemplated herein or any transactions similar to any of those contemplated herein. The Company shall immediately notify Newco of any solicitation or offer by a third party with respect to the sale or transfer of the rights to the System or its component parts.

          8.11 The Company will obtain any and all required consents of third parties prior to the Closing.

          8.12 The Company and Newco will fully cooperate with each other and their respective counsel and accountants in connection with all steps to be taken as part of their respective obligations under this Agreement. The Company and Newco will use their best efforts to cause the conditions to the other party's obligation to close to be fulfilled on or prior to the Closing Date.

          8.13 The Company shall take all necessary and appropriate steps including changing its assumed name as provided for in this Agreement to assure that all rights to the "Microtel" name will inure to Newco.

          8.14 Notwithstanding any provision in this Agreement to the contrary, and in addition to (and without waiving) any other rights Newco may have pursuant to this Agreement or otherwise, regardless of whether the transactions contemplated by this Agreement are consummated,' each party shall be responsible for and bear all of its own expense and fees, including attorney and accountant fees, incurred by .it in connection with the transactions contemplated herein; provided, however, if the transactions contemplated herein are not consummated for any reason except due to Newco's default under this Agreement, the Company agrees to pay Newco's legal fees and related expenses incurred in the drafting of this Agreement in an amount not to exceed $15,000.00.

          8.15 Newco shall utilize its best efforts to prepare a uniform franchise offering circular to be used for filing or registration at or near the Closing Date.

          8.16 Prior to Closing, the Company shall in accordance with the limitations set forth herein, continue to conduct its business in the ordinary course (except that the Company will not enter into new franchise agreements with potential new franchisees, but with the prior written Consent of Newco), preserving its rights to franchise the System and taking reasonable steps to protect the Proprietary Marks and other intellectual property which constitutes the System.

     9.   DEFAULT PENDING CLOSING.

          9.1 Default by Company: In the event of any default by Company in any of its closing obligations hereunder or agreements to be performed prior to Closing, or in the event any of the representations and warranties of Company shall be discovered prior to Closing to be untrue or false in any material respect, Newco shall provide written notice to Company and, should such default, untruthfulness, or falsity not immediately be cured, Newco, at the sole option of Newco, shall have the right to either: (i) waive compliance with such obligation or lack of performance and proceed with Closing; (ii) proceed to Closing and reserving to Newco all rights and remedies provided for hereunder or otherwise available at law or in equity, including but not limited to the right to seek specific performance, or the right to indemnification pursuant to Section 22 and to setoff amounts payable to Company all costs and expenses incurred in connection therewith in accordance with the provisions of Section 23 hereof; (iii) postpone Closing upon written notice to Company for a reasonable period of time and take such remedial action as may reasonably be necessary or appropriate to cure such default or to make the representation and warranty not untrue or false, and to deduct the reasonable costs, expenses, and attorney's fees thereof from the consideration to be paid to Company at Closing; (iv) terminate this Agreement upon written notice to the Company, whereupon Company shall immediately pay or reimburse to Newco all fees, costs, expenses, or other costs or claims of any kind or nature whatsoever incurred by Newco, the CEO Candidate, or its principals (including but not limited to reasonable attorney's fees, any consequential damages or damages for loss of economic opportunity or profits) arising out of or related to the negotiation and entering into of this Agreement and related activities in connection with preparation for Closing.

          9.2 Default by Newco: In the event of any default by Newco in any of its closing obligations hereunder, or in the event any of the representations and warranties of Newco shall be discovered prior to Closing to be untrue or false in any material respect, the Company shall provide written notice of such default, untruthfulness or falsity and the Company, at the sole option of the Company, shall have the right to either:
     (i) waive compliance with such obligation or lack of performance and proceed with Closing; (ii) proceed to Closing and reserving to the Company all rights or remedies provided for hereunder or otherwise available at law or in equity, including but not limited to the right to seek specific performance, or the right to seek indemnification pursuant to Section 22 hereof; or (iii) terminate this Agreement upon written notice to Newco, whereupon Newco shall immediately pay or reimburse to the Company all fees, costs, expenses, or other costs or claims of any kind or nature whatsoever incurred by the Company (including but not limited to reasonable attorney's fees, any consequential damages or damages for loss of economic opportunity or profits) arising out of or related to the negotiation and entering into of this Agreement and related activities in connection with preparation for Closing.

     10.  REPRESENTATIONS AND WARRANTIES.

          10.1 The Company represents, warrants and agrees to and with Newco as of the date hereof and through the date of Closing as follows:

             10.1.1 The Company (a) is a corporation duly organized, validly existing and in good standing under the laws of the State of New York; (b) is qualified or licensed to do business and is in good standing in all jurisdictions in which the nature of its business or its properties makes such qualification or licensing necessary, except as set forth on Schedule 10.1,1;
              ---------------
                  and (c) has all requisite legal and corporate power and authority to own, operate or lease its properties and assets and to carry on its business as now conducted.

             10.1.2  (a) The Company has registered the Uniform Franchise
Offering
     Circular ("UFOC") in
                      every jurisdiction in which the UFOC is required to be registered including any federal, state, county, municipal or other governmental agency, department, commission, board, bureau or instrumentality, both domestic and foreign.
Schedule

--------
     10.1.2(a) is a list of all
    ----------
                 such agencies with which the UFOC has been registered, the date of such registration, and the renewal date, if any, for such registration. The most recent UFOC registered is dated
                   June 27, 1995, and the UFOC has not been updated or modified since June 27, 1995, except as provided in Schedule 10, 1.2(b) Except as provided in
                                       --------------------
     Schedule 10.1.2(c) the
     ------------------
                     Company is not aware of, nor received any notice of any proceedings, revocation, termination or other action or threat of action against or with respect to any registration or its UFOC or otherwise which would affect the Company's ability to transact or conduct its business or operations in any jurisdiction.

               (b) The most recent UFOC dated June 27, 1995, and all prior UFOC's issued, used and/or relied upon by the Company were prepared, maintained and distributed in compliance with all applicable statutes, rules and regulations, including but not limited to the United States Federal Trade Commission ("FTC") and applicable status regulatory authorities.

             10.1.3 This Agreement has been duly and validly executed and delivered by the
     Company.  The
           execution and delivery by the Company of this Agreement, and the consummation of the transactions contemplated hereby, have been duly and validly authorized and approved by all necessary and proper action on the part of the Board of Directors.
No
     shareholder
            action or approval, or consents of any third parties or of any governmental agencies are'

        required for Closing except as forth on Schedule 10.1.3 attached (which
                                                ---------------
     consents the

       Company is required to obtain prior to Closing), and no further action is required to be taken or obtained by the Company in connection with authorization and approval of the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby. The Company has all requisite legal and corporate power and authority to enter into, perform and carry out this Agreement. The representatives of the

       Company who have executed this Agreement have been duly authorized to do so by the

         Company, and no law, ordinance, judicial decree, order or regulation prohibits the

      Company from executing this Agreement or performing any of its obligations hereunder.

             10.1.4 Neither the execution and delivery of this Agreement nor the consummation of the
             transactions contemplated hereby will constitute or, with the giving of notice or the passage of time or both, would constitute a violation of or a default under or conflict with any term or provision of the Certificate of Incorporation or By-
Laws
     of the Company, or
             any of the terms, conditions or provisions of any agreement, contract, lease, instrument, indenture, license or franchise to which the Company is a party, or by which it or any of its properties or assets is or may be bound, or result in the creation or imposition of any lien, claim, charge or encumbrance of any nature whatsoever upon any of its properties or assets, or constitute a violation of any statue, law or ordinance or any rule, regulation,
             order of any governmental authority, including, without limitation, any franchise law, rule, regulation or order, and any securities law, rule, regulation or order, or any judicial decree, or require the consent or approval of any governmental authority, lending institution or other third party.

             10.1.5 Schedule 10.1.5(a) is a list of all actions, suits, investigations,
                     ------------------
     claims or proceedings

        pending or threatened in the last five (5) years against the Company (or to the knowledge of the Company, against any of the Existing Franchisees) at law or in equity or before or by any federal, state, municipal or other governmental court, department, commission board, bureau, agency or instrumentality, domestic or foreign, whether or not any such claims have been litigated, settled, or otherwise decided. Except as provided in Schedule 10.1.5(b) there is no action, suit, investigation,
                 ------------------
claim or proceeding pending or threatened against the Company (or, to the knowledge of the Company against any of the Existing Franchisees) at law or in equity or before or by any federal, .state, county, municipal or
               other governmental court, department, commission, board, bureau, agency or instrumentality, domestic or foreign, or any arbitrator or panel of arbitrators which individually or in the aggregate either (a) questions the validity of this Agreement or of any action taken or to be taken in connection herewith, or (b) if determined adversely to the Company or any Existing Franchisee might have a material adverse effect upon the Business, the Assets, the System, results of operations or financial condition of the Existing Franchisees or adversely affect the ability of the Company to perform its obligations hereunder. The Company is not in violation, in any material respect, of any laws, statutes, ordinances, regulations, orders, writs, injunctions, decisions, awards or decrees or any court or federal, state, county, municipal or other governmental department, commission, board, bureau, agency, or instrumentality, domestic or foreign, or any arbitrator or panel of arbitrators, relating to the Business, the Assets, or the System and the Company has no knowledge or any basis for any claim for compensation or damage or otherwise from any violation of the foregoing.

             10.1.6 Schedule 10.1.6 sets forth a list of all defaults, actions, suits,
                     ---------------
     or claims pending or
             threatened by the Company against any Existing Franchisee, or other third party as relates to the Business, the Assets, or the System, at law or in equity or before any arbitrator or federal, state, county, municipal or other governmental court, domestic or foreign.

             10.1.7 This Agreement constitutes a legal, valid and binding obligation of the Company,
             enforceable against the Company in accordance with its terms.

             10.1.8  Except for such liens shown on Schedule 10.1.8 which will be
                                            ----------------
     released prior to or at
             Closing, the Company shall have good, marketable, and indefeasible title to all of the
             Assets, free and clear of all liabilities, mortgages, conditional sales agreements, security interests, liens, pledges, encumbrances, restrictions, charges, claims, tax liens, or any other imperfections of title whatsoever.

             10.1.9 Except as set forth on Schedule 10.1.9(a), the Company (a) has all right,
                                            ------------------
     title and interest

       in and to the Proprietary Marks; (b) all such Proprietary Marks are valid and enforceable; (c) the Company's ownership of such Proprietary Marks has been duly
     recorded in the       U.S. Patent and Trademark Office; (d) all such
Proprietary Marks have been
     maintained           all fees have been .paid to maintain their validity,
enforceability,
     and to ensure the        issuance of any necessary registrations or
certificates; (e) the Company
     is unaware of any
        infringement or misappropriation of any proprietary property rights of others by the
         Company; (f) there is no action, suit, claim or proceeding pending or threatened against the Company alleging or involving any state of facts that the Company has infringed or misappropriated any proprietary property rights of others; (g) there has been no infringement or misappropriation of any of the Proprietary Marks; (h) the Company has
          no knowledge of any current infringement or misappropriation of the Proprietary Marks, or any actions, suits or proceedings pending or threatened against any party for actual or alleged infringement or misappropriation of the Proprietary Marks; and
(i)
     the Company
              has no knowledge of any potential or future infringement or misappropriation of (1) the
       Proprietary Marks by any party, or (2) any proprietary property rights by the Company, which would affect the ability to use the Proprietary Marks or to develop and franchise the Microtel concept and System.  Exhibit "A-1" is a complete and accurate
                                         ------------
     list of the

               Proprietary Marks showing with whom each mark is registered, the registration number and the date registered.

             10.1.10 The Company is the owner of and has authority to assign and transfer to Newco the Assets, the exclusive rights, Proprietary Marks and System which are the subject of this
            Agreement. Each of the Proprietary Marks, the System and all of Microtel's rights therein are valid and are in good standing and uncontested. The Company has not received any notice and has no knowledge with respect to any alleged infringement or unlawful or improper use of any Proprietary Mark or the System. The Company has not granted any licenses or other rights to use any of the Proprietary Marks or to develop, build, establish or operate the Business except as expressly
set forth on Schedule 10.1.10 hereto.
             ----------------

             10.1.11 Schedule 10.1.11(a) identifies all confidential and
                     -------------------
                     proprietary property, other than the Proprietary Marks, with respect to the franchising and operation of the Business and the System which the Company has maintained as confidential in nature.
     Except as provided
            in Schedule 10.1.11(b), the Company is unaware of any infringement,
                        ------------
     misappropriation
            or public disclosure of any of the property included in Schedule
                                                                    --------
     10.1.11(a), and has no
     ------------
            knowledge of any current infringement, misappropriation or public disclosure or any actions, suits or proceedings pending or threatened against any party for actual or alleged infringement, misappropriation or public disclosure of such property.

             10.1.12 Schedule 10.1.12 is a list of all franchise agreements
                     ----------------
                     which the Company has executed and is true and complete list indicating for each such franchise agreement (a) the location of
             such Franchise; (b) whether the Company has a management agreement with the
             Franchisee; (c) if the Franchisee is a related party, the nature of such relationship to the
             Company.  Except as provided on Schedule 10.1.12, all franchise
                                             ----------------
     agreements (a) are in
             full force and effect; (b) have not been mended; (c) are not in default; and (d) may be transferred or assigned without the consent of the Franchisee or any other party other than the Company. There are no such franchise agreements other than the Existing Franchise
             Agreements for the Existing Franchises.  Except as provided on
     Schedule 10.1.12, there
     ----------------
             has not been any waiver, amendment, or other reduction of any royalties, management fees, or other payments of any kind with respect to the franchise agreements, below the level of such fees as set forth in the respective disclosure documents for such Franchise.
             A true, correct and complete copy of each of the Existing Franchise Agreements set forth on Schedule 10.1.12 has been provided to Newco.
                -----------------

             10.1.13 Except as provided on Schedule 10.1.13, since March 31,
                                           ----------------
                     1995 (a) the operations of the Business have been carried on only in the ordinary course consistent with past practice, and (b) there has been no material adverse change, and there has
     been no event or
             circumstance which is reasonably anticipated to result in a material adverse change with respect to the Business, the Existing Franchises, or the System or its component parts.

             10.1.14 Except as provided on Schedule 10.1.14, the Company has
                                           ----------------
                     timely filed or otherwise timely secured extensions for filing with the appropriate federal, state, local and foreign governmental authorities all tax returns and information returns required by it to be filed, and there will remain on the date of Closing no unpaid taxes, assessments or public charges of any type or nature whatsoever due and payable to any governmental agency or authority, whether federal, state, local or foreign, including, without limitation, any income, intangible property, social security, unemployment insurance, Worker's Compensation premiums, other employment sales, use and other taxes, assessments or charges and any deposits required to be made with respect thereto, which are or could become a lien or charge against or otherwise affect any of the assets of the Company or the System or its component parts or the Assets transferred hereunder. The Company has not been delinquent in the payment of any taxes, assessment, deposit, or other charge by any governmental authority and no liability, obligation, deficiency, or other claim is pending or has been assessed, asserted or threatened against the Company, the Assets, or the System or its component parts in connection with any tax and, to the Company's knowledge, there is no basis for any such liability. The Company has not received any notice of assessment or proposed assessment in connection with any tax returns and there are no pending tax examinations of or tax claims asserted against the Company, the Assets, or the System or any of its component parts, including without limitation, any claim by any governmental authority in any jurisdiction where the Company did not file tax returns, that the Company is or may be subject to or liable for taxes imposed by that governmental authority or jurisdiction. There are no liens, security interests, pledges, or other encumbrances for any taxes (other than any lien for current real property or ad valorem taxes not yet due and payable) on the Assets, or System or any of its component parts. No tax is required to be withheld pursuant to Section 1445 of the Internal Revenue Code of 1986, as amended, as a result of any of the transfers contemplated by this Agreement and the Company will provide any certificate requested by Newco at Closing with respect thereto. The Company has provided to Newco true, correct and complete copies of the Company's corporate income tax return for the fiscal year ended March 31, 1994 filed with the Internal Revenue Service and most recent franchise/net worth tax returns filed with each state or jurisdiction in which such returns are required to be filed.

     10.1.15   Schedule 10.1.15 is a true and complete list of all oral or
               ----------------
               written contracts which the Company has executed which relate to the development and operation of the System, indicating for each such contract whether such contract is with a related party, the nature of such relationship to the Company and the principal terms of such contracts. Except as provided on Schedule 10.1.15,
                                                              ----------------
               all such contracts (a) are in full force and effect; (b) have not been amended; (c) are not in default; and (d) may be transferred or assigned without the consent of the other parties to the Contract or any other third parties.

     10.1.16 The Company has not employed any finder, agent, broker or other person to act for it with respect to the transactions contemplated by this Agreement, and the Company agrees to indemnify, defend and save Newco harmless from and against any claims of any finder, agent, broker or other person resulting from its actions with respect to the transactions contemplated hereby.

     10.1.17 All of the assets and the operations of the Business of an insurable nature and of a character usually insured by companies of similar size and in similar businesses are insured by the Company in such amounts and against such losses, casualties or risks as is (a) usual in such companies and for such assets, operations and businesses, (b) required by law, ordinance, regulation, rule or other statute applicable to the Company or its operations, or (c) required by any contract, agreement, lease, commitment or other arrangement of the Company relating to the System or its component parts and the Company's franchising operations. Schedule 10.1.7 contains a complete and accurate list
                           ---------------
               of all insurance policies held or owned by the Company relating to the Assets, the System and its component parts and the Company's franchising operations and now in force. All such policies are in full force and effect and enforceable in accordance with their terms. The Company is not now in default regarding the provisions of any such policy, including, without limitation, failure to make timely payment of all premiums due thereon, and has not failed to give any notice or present any claim thereunder in due and timely fashion. Except as set forth in Schedule 10.1.7, the Company has not been refused, or denied
                  -----------------
               renewal of, any insurance coverage in connection with the ownership or use of its assets or operations. In addition to the deductibles set forth on Schedule 10.1.7, such Schedule discloses
                                        -----------------
               all risks that are self-insured by the Company that in the ordinary course of business could be insured.


     10.1.18 Termination of the EMILI Agreement will not constitute or, with the giving of notice or the passage of time or both, would not constitute a violation of or a default under or a conflict with any term or provision of the Certificate of Incorporation or By-Laws of the Company, or any of the terms, conditions or provisions of any agreement, contract, lease, instrument, indenture, license, or franchise to which the Company is a party, or by which it or any of its properties or assets is or may be bound, or result in the creation or imposition of any lien, claim, charge or encumbrance of any nature whatsoever upon any of its properties or assets, or constitute a violation of any statute, law or ordinance or any rule, regulation, order of any governmental authority, including, without limitation, any franchise law, rule, regulation, or order, and any securities law, rule, regulation or order, or any judicial decree, or require the consent or approval of any governmental authority, lending institution or other third party. Upon termination of the EMILI Agreement the Company will have no further obligations or liabilities thereunder (except obligations arising under the warrants to purchase common stock of the Company issued in connection with the original execution of the EMILI Agreements). The Company has heretofore provided to Newco a true, correct and complete copy of such EMILI Agreement. Such termination will not in any manner prohibit or materially adversely affect Newco's prospective operations or development of the franchise business in Canada or elsewhere.

     10.1.19   Except as provided in Schedule 10.1.19, the Company has not
                                     ------------------
               executed nor is it actively negotiating or considering negotiating a master franchise development, area development, multiple franchise or similar agreement with any other entity other than the EMILI Franchise Agreement covering any jurisdiction, city, state, country or other geographical area.

     10.1.20 The Company is not, and will not be, on the date of Closing, a party to any union, collective bargaining or similar agreement relating to the Business.

     10.1.21 The Company has not used any business names, trade names and other names to conduct or carry out the Business in the last five
               (5) years.

     10.1.22 No representation or warranty made by the Company or any statement, certificate or instrument furnished or to be furnished to Newco pursuant to this Agreement or any other document, agreement or instrument referred to herein or therein contains or will contain any untrue material statement of fact or omit or will omit to state a material fact necessary to make the statements contained therein not misleading.

     10.1.23   Except as provided in Schedule 10.1.23, the consummation of the
                                     ------------------
               transactions contemplated by this Agreement will not give rise to any liability for any employee benefits, including, without limitation, liability for severance pay, unemployment compensation, termination pay or withdrawal liability, or accelerate the time of payment or vesting or increase the amount of compensation or benefits due to any of the Company's Employees. As used in this Agreement, the term the "Company's Employees" means (i) all active or former employees or directors of the Company, (ii) all employees of the Company who, as of the Closing, are on workers' compensation, military leave, other approved leaves of absences, long-term or short-term disability, non-occupational disability and employees on layoff with recall rights, (iii) all individuals who are covered under any employee benefit plan as a result of previously being described in (i) or
               (ii) above, and (iv) beneficiaries or dependents under any employee benefit plan or anyone described in (i) through (iii) above.

     10.1.24 that the Company has not issued or given any written consent permission or authorization to any of the Existing Franchisees to use the term "Microtel" or any other of the Proprietary Marks as part of the corporate or other legal name of such Franchisee.

     10.1.25 No provision of the Existing Franchise Agreements restricts or prohibits the right of Newco, as franchisor, to collect and administer in its sole discretion (but in accordance with applicable law) any amounts designated as reservation, advertising, or marketing fees.

  10.2  Newco represents and warrants to the Company as follows:

     10.2.1 Newco (a) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware; (b) is qualified and licensed to do business and is in good standing in all jurisdictions in which the nature of its business or its properties makes such qualification or licensing necessary, except as set forth on Schedule 10.2.1 and (c) has all requisite
                                      ----------------
               legal power and authority to own or lease its properties and assets and to carry on its business as now conducted.

     10.2.2 This Agreement has been duly and validly executed and delivered by Newco. The execution and delivery by Newco of this Agreement, and the consummation of the transactions contemplated hereby, shall be duly and validly authorized and approved at the time of Closing by all necessary and proper action on the part of the board of directors of Newco. Newco has all requisite legal and corporate power and authority to enter into, perform and carry out this Agreement. No consent of any third parties or governmental agencies is required to be taken or obtained by Newco in connection with the authorization and approval of the execution and delivery of this Agreement. The representatives of Newco who have executed this Agreement have been duly authorized to do so by Newco, and no law, ordinance, judicial decree, order or regulation prohibits Newco from executing this Agreement or performing any of its obligations hereunder.

     10.2.3 Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will constitute or, with the giving of notice or the passage of time or both, would constitute a violation of or a default under or conflict with any term or provision of the Certificate of Incorporation or By-Laws of Newco, or any of the terms, conditions or provisions of any agreement, contract, lease, instrument, indenture, license or franchise to which Newco is a party, or by which it or any of its properties or assets is or may be bound, or result in the creation or imposition of any lien, claim, charge or encumbrance of any nature whatsoever upon the properties or assets of Newco, or constitute a violation on the part of Newco of any statute, law or ordinance or any rule, regulation, order of any governmental authority or any judicial decree, or require Newco to obtain the consent or approval of any governmental authority, lending institution or other third party.

     10.2.4 This Agreement constitutes a legal, valid and binding obligation of Newco, enforceable against Newco in accordance with its terms.

     10.2.5    Except as provided on Schedule 10.2.5, there are no actions,
                                     ---------------
               suits or proceedings pending or, to the knowledge of Newco, threatened against Newco before or by any court or federal, state, county, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or any arbitrator or panel of arbitrators. Newco is not in violation of any laws, statues, ordinances, regulations, orders, writs, injunctions, decisions, awards or decrees of any court or federal, state, county, municipal or other governmental department, commission, board, bureau, agency, court or instrumentality, domestic or foreign, or any arbitrator or panel of arbitrators, relating to Newco or its business and Newco has no knowledge of any basis for any claim for compensation or damage or otherwise from any violation of the foregoing.

     10.2.6 Newco has not taken any action or failed to take any action for purposes of compliance with applicable state or federal securities laws which would materially limit the ability of Newco to carry out its obligations hereunder.

     10.2.7    Except as provided on Schedule 10.2.7, there are no material
                                     ---------------
               restrictions in the existing employment contract of the individual identified as the Chief Executive Officer candidate of Newco such that such individual could not be employed by Newco.

     10.2.8 No representation or warranty made by Newco or any statement, certificate or instrument furnished or to be furnished to the Company pursuant to this Agreement or any other document, agreement or instrument referred to herein or therein contains or will contain any untrue material statement of fact or omit or will omit to state a material fact necessary to make the statements contained there in not misleading.

  10.3 For purposes of this Section 10 the terms "knowledge" or "awareness" or words of similar comport mean facts, circumstances or conditions known to or, which by reason of job function, responsibility or circumstances, and after such inquiry as such person or entity should have reasonably conducted under the circumstances, should have been known by, any person or entity or, if such person or entity is a corporation, any officer or director of such corporation.

11.   CONFIDENTIAL INFORMATION.

  11.1 The Company shall not, during the term of this Agreement and prior to a Reversion of Microtel Rights (as defined hereinafter) communicate, divulge, or use for the benefit of any other person, partnership, association, corporation or other entity other than Newco any confidential information, knowledge, or know-how concerning the methods of operation of the System and the Microtel Hotels or Suites; and further the Company shall not, during the term of this Agreement or following any Reversion of Microtel Rights communicate, divulge, or use any confidential, information, knowledge or know-how relating to Newco (including for purposes of this section the affiliates and subsidiaries of Newco), or the business of Newco which may be known or communicated in writing, verbally or otherwise to the Company, or which the Company may be apprised by virtue of Newco's operation hereunder. The Company shall divulge such confidential information only to such employees of the Company as must have access to it in order to exercise the Company's rights or perform the Company's obligations hereunder. Without limitation, any and all information, knowledge, know-how, and techniques which Newco reasonably designates as confidential shall be deemed confidential for purposes of this Agreement.

  11.2 "Confidential information, knowledge or know-how relating to Newco or the business of Newco" shall not include any information, knowledge or know-how disclosed or made known to the Company provided that: (i) the source of such information is not known by the Company to be subject to a confidentiality agreement; (ii) such information has been or is independently acquired or developed by the Company without reference to any other confidential information; or (iii) such information was or becomes generally available to the public on a non-confidential basis.

  11.3 Subject to and not in limitation of any and all of Newco's rights hereunder (including without limitation those relating to the representations and warranties given by the Company hereunder and relating to the terms, covenants and conditions contained herein), Newco acknowledges that all information furnished under this Agreement is provided without a specific representation, warranty, or guarantee by the Company as to its successful and profitable use, and acknowledges in that specific respect that the Company does not guarantee the success or profitability of Newco's business in any manner whatsoever.

12.  ACCOUNTING AND RECORDS.

  12.1 During the term of this Agreement from and after Closing, Newco shall maintain, and preserve for the purposes of accounting for payments to be made to the Company hereunder for a period of five (5) years from the dates of their preparation, fun, complete, and accurate books, records, and accounts pertaining to the royalties and other fees paid by Franchisees to Newco in accordance with the Uniform System of Hotel Accounts (8th Rev. Ed.
                             ---------------------------------
1986), as it may be amended or supplemented from time to time, or such other system of accounting as may be designated by the Company and agreed to by Newco, and in the form and manner reasonably prescribed by the Company and agreed to by Newco from time to time in writing. The Company or its designated agents shall have the right, upon seven (7) days notice and without material interruption to Newco's business, to examine, copy, and inspect, at Newco's place of business, at the Company's expense, such books, records, and accounts. The Company shall also have the right, upon reasonable notice agreed to by Newco and without material interruption to Newco's business, to have an independent audit made of such books, records, and accounts of Newco, at the Company's expense. Subject to the notice and cure provisions of Sections 15 and 16 hereof, if such an inspection or audit of Newco discloses an intentional underpayment by Newco to the Company of five percent (5 %) or more of the total amount that should have been paid to the Company during any six (6) month period, Newco shall, in addition to repayment of such understated amount with such interest at the rate calculated pursuant to Section 6.5 hereof, reimburse the Company for any and all reasonable costs and expenses incurred in connection with the inspection or audit (including, without limitation, reasonable accounting and attorneys fees). In addition to any rights Newco may have pursuant to this Agreement, Newco shall have the right to review all records and documents related to any such independent audit by the Company.

   12.2 During the term of this Agreement from and after Closing, Newco shall, at its expense, submit to the Company no later than (i) the twentieth day of each month; (ii) within forty-five (45) days after the end of each fiscal quarter of Newco; and (iii) within one hundred twenty (120) days after the end of each fiscal year of Newco, periodic reports accurately reflecting occupancy data and Revenues Subject to Royalties for each Microtel Hotel during the applicable prior period, and all continuing monthly royalty fees and all other fees paid by Franchisees to Newco during such periods. The Company reserves the right to require submission as received by Newco of audited annual financial statements, prepared at Newco's expense, by an independent certified public accountant regularly selected by Newco. All audited annual financial statements shall be prepared according to generally accepted accounting principles.

13.   INSURANCE.

   13.1 During the term of this Agreement, Newco shall procure as soon as is reasonably practicable after Closing, and, following Closing, Newco and the Company shall maintain in full force and effect at all times during the term of this Agreement, at each party's respective expense, an insurance policy or policies determined by each respective party in its reasonable business judgment to be necessary to protect Newco and the Company, and their respective officers, directors, partners, employees, agents, and shareholders, against those certain demands, claims, losses, liabilities, or expenses determined by each respective party in its reasonable business judgment to be necessary in an amount reasonably determined by each party to be necessary. Such insurance policy or policies shall be consistent with industry standards. Newco shall have the right to use self insurance upon completion of the Development Schedule.

   13.2 Each party's obligation to obtain and maintain the foregoing policy or policies shall not be limited in any way by reason of any insurance which may be maintained by the other party, nor shall each party's performance of such obligation relieve it of liability under the indemnity provisions set forth in this Agreement.

   13.3 Prior to the commencement of any operations by Newco under this Agreement, and thereafter at least thirty (30) days prior to the expiration of any policy, each party shall deliver to the other party certificates or other evidence of insurance demonstrating the proper coverage as required hereunder.

14.   TRANSFERABILITY OF INTEREST.

   14.1 Subject to the prior written consent of Newco (and subject to any applicable restrictions on transfer set forth in the applicable franchise agreement), the Company shall have the right to transfer, sell, assign, or otherwise encumber all or any part of its rights or obligations under this Agreement to any person or legal entity. Newco's prior written consent shall be required to such transfer, sale, assignment or other encumbrance, but Newco's discretion shall be limited to considerations based on whether the party (or future party) to whom such rights or obligations are transferred, sold, assigned or otherwise encumbered would qualify as a franchisee of Newco. Any permitted transfer and assignment of such rights or obligations pursuant to this Agreement by the Company shall not constitute a violation of this Agreement.

   14.2 In the event that the Company shall propose to sell, transfer or assign either directly or indirectly, through a transfer of control or otherwise, any or all of its rights hereunder to any third party or entity or any third party shall propose to purchase or acquire such rights, the Company shall give notice of such intention to Newco, and the Company shall in good faith give Newco the opportunity to bid and negotiate to purchase or acquire such rights. For the purposes of this Agreement, "control" shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person, corporation or other business entity, whether through the ownership of voting securities, by contract, or otherwise.

   14.3 Subject to the provision of Section 14.6 hereof, in the event that Newco shall propose to sell, transfer or assign, either directly or indirectly, through a transfer of control or otherwise, all or substantially all the Assets acquired hereunder to any unrelated third party or entity pursuant to a bona fide offer to purchase or acquire such Assets, Newco shall give notice of such intention to the Company, setting forth the terms of the offer. The Company shall have the right of first refusal, to be exercised by written notice to Newco within twenty (20) days, to purchase such Assets on terms and conditions that are economically equivalent in all material respects, including relative economic strength of the Purchaser and all future economic consideration to be received. Should the Company not agree with the decision of Newco as to whether such terms and conditions are economically equivalent, then the Company shall have the right within ten (10) days of notice of such decision to demand that such issue be arbitrated within ten (10) days by an independent and nationally recognized investment banking firm to be mutually agreed upon (with neither party unreasonably withholding its consent as to choice of such investment banking firm), provided, however, any such demand or arbitration must be final and concluded within thirty (30) days of the date of notice of the decision of Newco. In the event that the Company shall fail or decline to exercise its right of first refusal, Newco may proceed with the sale upon the proposed terms; provided, that any amounts not yet paid under Section 6.3 hereof shall be due and payable upon transfer. If Newco shall subsequently fail to close or transfer in accordance with the terms disclosed to the Company, then the right of first refusal shall apply to any future proposal.

   14.4 Notwithstanding any other contrary provision contained herein, Newco may sell, transfer or assign any part or all of the Assets or any of its rights or obligations acquired hereunder without notice to or consent of Company, to any related or affiliated party where such entity has a net book value of at least $5.0 million dollars. In addition, prior to Closing, Newco may assign all or any potion of its rights to a wholly owned operating subsidiary or to a separate legal entity (including but not limited to a limited liability company) having similar management, ownership and capitalization as Newco which subsidiary or other legal entity satisfies the conditions to Closing, and Newco may sell shares (or other interests) to its subscribers.

   14.5 Notwithstanding any other provision of this Agreement, the Company's right of first refusal shall not apply to the assignment, transfer, pledge, or hypothecation by Newco of this Agreement, or any of the Assets acquired in this Agreement, or all and any part of Newco, to a creditor as collateral security for loans made directly to or for the benefit of Newco's business hereunder; provided however, that Newco shall use its best efforts to have such creditor agree that if such creditor exercises its rights under its agreement(s) with Newco, and intends to sell, assign, transfer, or otherwise dispose of the pledged collateral, the secured creditor will give the Company not less than thirty (30) days notice of any public sale or proposed disposition, and the secured creditor shall first offer to the Company the right to acquire such pledged collateral on the same terms and conditions under which the secured creditor intends to dispose of it.

   14.6 All limitations (either expressly set forth or implied herein) on the ability of Newco to freely sell, transfer, or assign all or any part of the Assets, stock, ownership, interests, or any of its rights hereunder, and all other rights of the Company under this Section 14, including but not limited to the Company's right of first refusal pursuant to Sections
14.3 or 14.5, shall terminate upon the occurrence of the earlier of (i) the execution by Newco and its underwriters of a firm (and not a best efforts) underwriting agreement underwriting an offering of Newco securities; or
(ii) the completion by Newco of the Development Schedule.

   14.7 The consent of the Company or of Newco to a transfer of any interest in the rights granted herein shall not constitute a waiver of any claims such party may have against the transferring party, nor shall it be deemed a waiver of the right of the Company or Newco, as applicable, to demand exact compliance with any of the terms of this Agreement by the transferee.

15.   DEFAULT BY NEWCO AFTER CLOSING.

   15.1 An Event of Default shall have occurred if from or after the date of Closing, (i) Newco fails to maintain its registrations which materially affects Newco's ability to sell or maintain franchises; (ii) subject to the cure provisions of Section 1.10 hereof, Newco fails to open or have under construction the minimum number of Microtel Hotels pursuant to Section 1.9 hereof; (iii) Newco falls to pay to the Company any amounts determined to be due hereunder; or (iv) Newco otherwise fails to fulfill its material obligations hereunder.

   15.2 The foregoing notwithstanding, Newco shall not be deemed to be in default and there shall be no Event of Default hereunder unless or until Newco shall have received written notice of the alleged default and shall have had thirty (30) days to cure such alleged default or to take such actions to initiate a cure of such default pursuant to reasonable efforts by Newco to be substantially completed or performed within a reasonable time. Upon cure, substantial completion or performance by Newco, this Agreement shall remain in full force and effect as if no such breach or default or alleged breach or default shall have existed.

16.   OBLIGATIONS DUE TO POST CLOSING DEFAULT BY NEWCO.

   16.1 Until the time of occurrence of either of the events set forth in
Section 14.6, upon the occurrence of an Event of Default pursuant to
Section 15 from and after the date of Closing and failure by Newco to cure within the applicable notice and cure period therein:

      16.1.1 Newco shall immediately cease to operate the Microtel Business operated pursuant to this Agreement and shall not thereafter, directly or indirectly, represent to the public or hold itself out as a present franchisor of Microtel Hotels, and shall have no right or obligation to franchise or license any other party to establish or operate any Microtel Hotel for which a franchise agreement has not been executed by Newco at the time of termination.

      16.1.2 Newco shall immediately execute and deliver to the Company assignments and transfers of the Proprietary Marks and such other assignments as may be required to vest in the Company all rights in and to the intellectual property then constituting the Microtel System.

      16.1.3 Subject to the provisions of Section 16.2 hereof, Newco shall immediately transfer and assign all Newco's rights and obligations in all of the Microtel franchise agreements to the Company, and the Company shall assume such rights and obligations; and Newco shall immediately provide to the Company all records in Newco's possession prepared or retained in connection with Newco's obligations under Section 12 hereof, and all records relating to the Microtel Hotels operating under this Agreement.

      16.1.4 Newco shall immediately and permanently cease to use the Proprietary Marks and distinctive logos, slogans, signs, symbols, and forms associated with the System.

      16.1.5 Newco shall immediately execute and deliver to the appropriate state and international authorities documents evidencing the termination of its registration to sell Microtel Hotel franchises.

      16.1.6 To the extent Newco continues or subsequently begins to operate any other business, Newco shall not use any reproduction, counterfeit, copy, or colorable imitation of the Proprietary Marks, either in connection with such other business or the promotion thereof, which is likely to cause confusion, mistake, or deception, and shall not utilize any designation of origin or description or presentation which falsely suggests or represents an association or connection with the Company.

      16.1.7 Newco shall immediately pay all sums owing to the Company and its affiliates pursuant to this Agreement including all damages, costs, and expenses, including but not limited to reasonable attorney's fees and expenses incurred by the Company as a result of the default and the enforcement of the Company's rights hereunder.

      16.1.8 Newco shall not have the right to claim any indemnity, reimbursement, or compensation for alleged loss of clientele or goodwill, loss of profits or anticipated sales, or any other reimbursement for losses or damages resulting from such expiration or termination.

      16.1.9 Notwithstanding any other contrary provision contained herein, Newco or its affiliates shall continue to operate any Microtel Hotel pursuant to a franchise agreement.

   16.2 Following the reversion to the Company of certain rights to the System and Assets as specifically set forth in Section 16.1 hereof (the "Reversion of Microtel Rights"), the Company shall pay to Newco (less the amount to be paid to the Company pursuant to Section 6.2 hereof), on a monthly basis, all Franchise Royalties received from each New Franchisee so long as such New Franchisee (or its successor or assign) remains a Franchisee, including, without limitation, by renewal, amendment, execution of a new Franchise Agreement, or otherwise, less the following: (i) a servicing fee equal to seventy-five one hundredths of one percent (0.75%) of all Revenues Subject To Royalties; and less, (ii) any reservation or marketing fees collected by the Company (but only if the Company continues to operate a central reservation system). Newco shall have and retain the right to collect directly for its own account any amounts owing to Newco hereunder following any such Reversion of Microtel Rights. The Company shall also provide to Newco accounting and records similar to those provided to the Company pursuant to Section 12 hereof, as well as all other rights or remedies otherwise available to the Company in connection with collection of any amounts owing hereunder.

   16.3 Notwithstanding any other provision to the contrary contained in this Agreement, no Reversion of Microtel Rights shall result from the occurrence of an Event of Default by Newco after the occurrence of the earlier of the events described in Section 14.6 herein.

   16.4 Notwithstanding any other provision to the contrary contained herein, no Reversion of Microtel Rights shall be effective until a court of competent jurisdiction shall have finally determined that an Event of Default which could result in a Reversion of Microtel Rights shall have occurred and until Newco shall have had the opportunity to cure such default following such final determination by payment of any amounts so finally determined to be owed by Newco to the Company or by taking such actions necessary to cure such default and unless Newco shall not so cure within thirty (30) days of such final determination such default or take such actions to initiate a cure of such default pursuant to reasonable efforts by Newco to be substantially completed or performed within a reasonable time. Upon cure, substantial completion or performance by Newco, this Agreement shall remain in full force and effect as if no such breach or default or alleged breach or default shall have existed as provided for in this Section 16.4.

   16.5 Notwithstanding any other provision to the contrary contained herein, if a Reversion of Microtel Rights shall occur, any and all of Newco's other rights under and interest in this Agreement including but not limited to Newco's right of indemnification under Section 22 shall survive such termination.

17.   DEFAULT BY THE COMPANY AFTER CLOSING.

   17.1 Following Closing, an Event of Default shall have occurred if from or after the date of Closing, (i) the Company shall fail to pay to Newco any amounts determined to be due hereunder after written notice; or (ii) the Company shall otherwise fail to fulfill its material obligations hereunder.

   17.2 Provided, however, the Company shall not be deemed to be in default and there shall be no Event of Default hereunder unless or until the Company shall have received written notice of the alleged default and shall have had thirty (30) days to cure such alleged default pursuant to reasonable efforts by the Company to be substantially completed or performed within a reasonable time. Upon cure, substantial completion or performance by the Company, this Agreement shall remain in full force and effect as if no such breach or default or alleged breach or default shall have existed.

18.   OBLIGATIONS DUE TO POST CLOSING DEFAULT BY THE COMPANY.

   18.1 Upon the occurrence of an Event of Default pursuant to Section 17 from and after the date of Closing and failure by the Company to cure within the applicable notice and cure period there in, Newco, at the sole option of Newco, shall have the right to exercise any one or more of the following rights and remedies: (i) exercise its rights to indemnification pursuant to the provision of Section 22 hereof and to set off from amounts payable to the Company all losses, costs and expenses incurred in connection therewith in accordance with the provisions of Section 23 hereof; (ii) to cease the entering into of any agreements with the Company as franchisee, or to accept the tender or offer by the Company of any of the Existing Retained Properties or Substitute Retained Properties; (iii) to declare the right of the Company to acquire any Additional Franchises (including but not limited to franchises for Suites) terminated and of no further force and effect; (iv) to seek injunctive relief where applicable; or (v) to take such other action or seek such other remedy as may otherwise be available to Newco under the terms hereof or otherwise available at law or in equity.

19.   POST CLOSING COVENANTS OF THE COMPANY.

   19.1   The Company hereby covenants and agrees with Newco:

      19.1.1 Immediately after the Closing, the Company shall terminate all registrations or filings relating to the offering and sale of franchises under the System.

      19.1.2 During the term of this Agreement, following Closing and until the occurrence of a Reversion of Microtel Rights, the Company, its directors, its officers or any of its affiliates (directly or indirectly) shall not enter into or operate any business which develops or offers or sells franchises for a hospitality or hotel product (including a Suites Hotel type concept) in the super budget or hard budget category. This provision shall not be construed to restrict the Company from developing, owning or managing individual properties of any other category, brand or type.

      19.1.3 During the term of this Agreement, following Closing and until the occurrence of a Reversion of Microtel Rights, the Company shall not solicit as a potential venture partner, investor, co-developer, owner, or other participant in any new hotel development or property utilizing the Microtel concept, or as a customer of the Company, any Existing Franchisee, or any New Franchisee, or any party who Newco is actively pursuing as a prospective franchisee For a Microtel Hotel other than for those parties set forth on Schedule 19.1.3 attached hereto.
                                    ---------------

      19.1.4 During the term of this Agreement, following Closing and until the occurrence of a Reversion of Microtel Rights, the Company as part of its ongoing Hotel development activities: (i) shall comply at all times with the limitations and restrictions of applicable law regarding the solicitation of any potential venture partner, investor, co-developer, owner, or other participant in any new hotel development or property utilizing the Microtel concept; (ii) shall not act as a franchise salesperson or broker on behalf of or in the name of Newco, or hold itself out as a salesperson, broker, or representative of Newco; (iii) shall make no representations or warranties regarding a potential Microtel franchise to any potential venture partner, investor, co-developer, or other participant in any new Microtel hotel development; (iv) shall promptly report to Newco any such potential venture partner, investor, co-developer, owner, or other participant who could be classified as a potential offeree or franchisee, so that Newco may properly register each person or entity and provide to such person or entity a current UFOC disclosure package; and (v) shall promptly refer to Newco all leads for potential franchisees made known to the Company or other inquiries regarding acquiring a franchise.

20.  NOTICES.

     All notices to either of the parties hereto desired or required to be given hereunder shall be in writing, addressed to recipient as specified below, and shall be deemed delivered upon the earlier of: (i) the time and date of actual delivery by hand, mail, or express delivery; or (ii) three (3) days following deposit thereof in the United States Mail, postage prepaid, certified, return receipt requested. All such notices shall be addressed as follows:


To the Company:     Microtel Franchise and
                    Development Corporation
                    One Airport Way, Suite 200
                    Rochester, New York 14624
                    Attn: Bruce A. Sahs
                    Telephone: 716 436-6000
                    Facsimile: 716 436-1865
and the Company's counsel:

                  Boylan, Brown, Code, Fowler,
                  Vigdor & Wilson, L.L.P.
                  900 Midtown Tower
                  Rochester, New York 14604
                  Attn: Alan S. Lockwood, Esq.
                  Telephone: 716-232-5300
                  Facsimile: 716-232-3528

To Newco:         U.S. Franchise Systems, Inc.
                  196 East 751h Street
                  Apt. 19-C
                  New York, New York 10021
                  Attn: Neal K. Aronson
                  Telephone: 212-772-6741
                  Facsimile: 212-772-0574

and Newco's counsel:Bodker, Ramsey & Andrews
                  A Professional Corporation
                  1800 Peachtree Street, N.W.
                  Suite 615
                  Atlanta, Georgia 30309
                  Attn: Brian D. Bodker
                  Telephone: 404-351-1615
                  Facsimile: 404-352-1285

     The address specified for notice to any party may be changed pursuant to written notice by such party delivered in accordance herewith.
Specifically for purposes of Section 29 hereof, written notice may be given by facsimile and shall be deemed delivered at the time of transmission.

21.   SURVIVAL OF REPRESENTATIONS AND WARRANTIES.

   21.1 All representations, warranties, agreements and covenants made or undertaken by the parties in this Agreement are material, have been relied upon by each party hereto, shall survive the Closing hereunder and the termination of this Agreement, unless specifically provided to the contrary here in, and shall not merge in the performance of any obligation by any party hereto.

   21.2 The representations and warranties made by the Company and contained in Section 10.1 of this Agreement and the representations and warranties made by Newco and contained in Section 10.2 of this Agreement are deemed by the parties hereto to have been made by the Company and Newco, as the case may be, on and as of both the date hereof and the Closing Date with the same force and effect as if this Agreement were executed by the Company and Newco on each of the date hereof and the Closing Date. The Company acknowledges and agrees that prior to the Closing Date, Newco intends to perform such investigation of the Company, its business operations and assets as it may deem necessary or appropriate; however, no such investigation by Newco will diminish or obviate any of the representations, warranties, covenants or agreements made or to be performed by the Company pursuant to this Agreement or Newco's right to fully rely upon such representations, warranties, covenants and agreements.

22.   INDEMNIFICATION.

   22.1  Obligation of the Company to Indemnify. The Company hereby
         --------------------------------------
covenants and agrees to indemnify, defend and hold Newco (for purposes of this section, Newco to be deemed to include the officers, directors, stockholders, employees, agents, attorneys, and affiliates of Newco) harmless from and against all Losses (as hereinafter defined) asserted against, imposed upon or incurred by Newco by reason of, resulting from, arising out of, based upon or otherwise in respect of the following:

      22.1.1 any action or inaction of the Company or any other matter, thing or occurrence related to the subject of this Agreement that accrued, occurred, or arose prior to the Closing Date;

      22.1.2 any breach or inaccuracy in any representation or warranty made by the Company pursuant to this Agreement;

      22.1.3 any breach of any covenant or agreement made or to be performed by the Company pursuant to this Agreement;

      22.1.4 any and all liabilities, indebtedness or other obligations not expressly assumed by Newco pursuant to this Agreement;

      22.1.5 any claim by any broker, finder, agent or other person employed or allegedly employed by the Company in connection with the transactions contemplated by this Agreement;

      22.1.6 the conduct by the Company of the Business or System, or ownership of the Assets prior to the Closing Date;

      22.1.7 the conduct by the Company of any business or activity other than the Business, either before or after Closing.

      22.1.8 the operation of the Company's ongoing business subsequent to the Closing Date, including without limitation with respect to any Loss related to the operation or ownership by the Company of Retained Properties (but not including any Loss solely caused by Newco's breach of those obligations as franchisor under the Existing Franchise Agreements which are specifically to be assumed by Newco hereunder).

   22.2  Obligation of Newco to Indemnify. Newco agrees to indemnify, defend
         --------------------------------
and hold the Company (for purposes of this Section, Company to be deemed to include the officers, directors, stockholders, employees, agents, attorneys, and affiliates of Company) harmless from and against all Losses asserted against, imposed upon or incurred by the Company by reason of, resulting from, arising out of, based upon or otherwise in respect of the following:

      22.2.1 any breach or inaccuracy in any representation or warranty made by Newco pursuant to this Agreement;

      22.2.2 any breach of any covenant or agreement made or to be performed by Newco pursuant to this Agreement;

      22.2.3 any claim by any broker, finder, agent or other person employed or allegedly employed by Newco in connection with the transactions contemplated by this Agreement; and

      22.2.4 any claim, demand, damage or cause or chose in action of any kind or nature incurred by or asserted against the Company as a result of or arising out of the operation of the Business by Newco that accrues, occurs or arises for or with respect to any period subsequent to the Closing Date, except for any claim, demand, damage or cause or chose in action of any kind or nature incurred by or asserted against the Company as a result of or arising out of the operation of the Business by Newco for which Newco shall be entitled to indemnification or the right of set-off under any other provision of this Agreement.

      22.2.5 the conduct by Newco of any other business or activity other than the Business, either before or after the Closing.

      22.2.6 the private offering conducted by Newco, provided, however, that said Loss is not caused by any default or breach by the Company of this Agreement.

   22.3  Notice Of Loss or Asserted Liability. Promptly after (a) becoming
         ------------------------------------
aware of circumstances that have resulted or might result in a Loss for which any person or persons entitled to indemnification pursuant to Section
22.1 or Section 22.2 hereof intends to seek indemnification under such Section (the "Indemnified Party") or (b) receipt by the Indemnified Party of written notice of any demand, claim or circumstances which, with the lapse of time, the giving of notice or both, would give rise to a claim or the commencement (or threatened commencement) of any lawsuit, arbitration, proceeding or other action that may result in a Loss (an "Asserted Liability"), the Indemnified Party shall give notice thereof (the "Claims Notice") to any party obligated to provide indemnification pursuant to
Section 22.1 or Section 22.2 hereof (the "Indemnifying Party"). The Claims Notice shall describe the Loss or the Asserted Liability in reasonable detail, and shall indicate the amount (estimated, if necessary) of the Loss that has been or may be suffered by the Indemnified Party. The Claims Notice may be amended on one or more occasions with respect to the amount of the Asserted Liability or the Loss at any time prior to final resolution of the obligation to indemnify relating to the Asserted Liability or the Loss. If a Claims Notice is not provided promptly as required by this
Section 22.3, the Indemnified Party nonetheless shall be entitled to indemnification by the Indemnifying Party to the extent that the Indemnifying Party has not established that it has been prejudiced by such late receipt of the Claims Notice. Notwithstanding the foregoing sentence, however, if the Claims Notice is not provided prior to compromise or payment of any Asserted Liability by the Indemnified Party, the Indemnified Party shall only be entitled to indemnification by the Indemnifying Party to the extent that the Indemnified Party has established that the Indemnifying Party has not been prejudiced by either such late. receipt of the Claims Notice or by the making of such compromise or payment prior to the making of the Claims Notice.

   22.4  Opportunity to Contest. Subject to the provisions of Section 22.5
         ----------------------
hereof, the Indemnifying Party may elect to compromise or contest, at its own expense and with counsel reasonably acceptable to the Indemnified Party, any Asserted Liability. If the Indemnifying Party elects to compromise or contest such Asserted Liability, it shall, within twenty (20) days (or sooner, if the nature of the Asserted Liability so requires), notify the Indemnified Party of its intent to do so by sending a notice to the Indemnified Party (the "Contest Notice"), and the Indemnified Party shall cooperate, at the expense of the Indemnifying Party, in the compromise or contest of such Asserted Liability. If the Indemnifying Party either (i) elects not to compromise or contest the Asserted Liability, (ii) fails to notify the Indemnified Party of its election as herein provided, or (iii) contests its obligation to indemnify under this Agreement, then in any such case the

Indemnified Party shall have the right to pay, compromise or contest such Asserted Liability on behalf of and for the account and risk of the Indemnifying Party. Anything in this Section 22.4 to the contrary notwithstanding, the Indemnified Party shall (i) have the right, at its own cost and for its own account (except as provided in Section 22.5) hereof, to compromise or contest any Asserted Liability, and (ii) not, without the Indemnified Party's written consent, settle or compromise any Asserted Liability or consent to entry of any judgment which does not include an unconditional term releasing the Indemnified Party from all Liability in respect of such Asserted Liability. In any event, the Indemnified Party and the Indemnifying Party may participate, at their own expense, in the contest of such Asserted Liability. Each of the Company and Newco shall cooperate fully with the other as to all Asserted Liabilities, shall make available to the other as reasonably requested all information, records, and documents relating to all Asserted Liabilities and shall preserve all such information, records, and documents until the termination of any Asserted Liability. Each of the Company and Newco also shall make available to the other, as reasonably requested, its personnel, agents and other representatives who are responsible for preparing or maintaining information, records, or other documents, or who may have particular knowledge with respect to any Asserted Liability.

   22.5  Subrogation Rights. In the event that the Indemnifying Party shall
         ------------------
be obligated to indemnify the Indemnified Party pursuant to this Section 22, the Indemnifying Party shall, upon payment of such indemnity in full, be subrogated to all rights of the Indemnified Party with respect to the Loss to which such indemnification relates; provided, however, that the Indemnifying Party shall only be subrogated to the extent of any amount paid by it pursuant to this Section 22 in connection with such Loss.

   22.6  Indemnification Payments. Unless a Loss is contested pursuant to
         ------------------------
Section 22.4 hereof or otherwise subject to insurance reimbursement from any insurer, an Indemnifying Party shall pay to the Indemnified Party the full amount of any such Loss within ten (10) days after the receipt by the Indemnifying Party of notice of such Loss. With respect to any Asserted Liability that has been contested, the Indemnifying Party shall pay the full amount of any Loss resulting therefrom within ten (10) days of the date the contest has been settled, compromised or terminated or the date a final judgment or award is rendered and no appeal is taken, and thereafter the amount of such Loss shall bear interest at a rate equal to the lesser of two percent (2%) per month or the maximum amount permitted by law. Newco shall be entitled to offset from any payments due to the Company for any reason whatsoever any amount due and owing to Newco by way of indemnification pursuant to Section 22.1 hereof, or any other provision herein, and Newco shall not be liable for any amounts so offset. Likewise, the Company is entitled to offset from any payments due to Newco for any reason whatsoever any amount due and owing to the Company by way of indemnification pursuant to Section 22.2 hereof, and the Company shall not be liable for any amounts so offset.

   22.7 For purposes of this Section 22 the term "Loss" means any and all direct or indirect demands, claims, payments, obligations, recoveries, deficiencies, frees, penalties, interest, assessments, actions, causes of action, suits, losses, damages, liabilities, costs, expenses (including without limitation (i) interest, penalties and reasonable attorneys' fees and expenses, (ii) attorneys' fees and expenses necessary to enforce fights to indemnification hereunder, and (iii) consultant's fees and other costs of defense or investigation), and interest on any amount payable to a third party as a result of the foregoing, whether accrued, absolute, contingent, known, unknown, or otherwise as of the Closing Date or thereafter.

23.   RIGHT TO SET-OFF.

      If (i) a Claims Notice is given by Newco to the Company, pursuant to
Section 22, or (ii) Newco reasonably believes Newco is owed any sum under any provision of this Agreement or otherwise by the

Company and the Company shall fail to pay any such sum within thirty (30) days after demand therefore has been made by Newco, Newco may (without in any way limiting or compromising any rights to which it may be entitled at law for additional damages or compensation) prior to expiration of the applicable notice and cure provision of Section 17.2 set-off against or withhold from any sums which Newco may then owe or which Newco may later owe to the Company up to the amount (estimated, if necessary) (i) of Loss indicated in the Claims Notice as having been or may be suffered by Newco, or (ii) which the Company has failed to pay Newco, and, upon demand of the Company, pay such funds into an applicable registry of court or to any third party commercial escrow agent to be held pending expiration of such cure period.

24.   SEVERABILITY AND CONSTRUCTION.

   24.1 Except as expressly provided to the contrary herein, each potion, section, part, term, and provision of this Agreement shall be considered severable. If, for any reason, any term or provision herein is determined to be invalid and contrary to, or in conflict with, any existing or future law or regulation by a court or agency having valid jurisdiction, such shall not impair the operation, or have any other effect upon, such other portions, sections, parts, terms, and provisions of this Agreement as may remain otherwise intelligible, and the latter shall continue to be given full force and effect to bind the parties, and said invalid terms or provisions shall be deemed not to be part of this Agreement.

   24.2 Except as has been expressly provided to the contrary herein, nothing in this Agreement is intended, nor shall be deemed to confer any rights or remedies created or granted by this Agreement upon any person or legal entity other than Newco, the Company, the officers, directors, and employees of Newco and the Company, and such respective successors and assigns of Newco and of the Company as may be contemplated by Section 14 hereof.

   24.3 Any provision or covenant of this Agreement which expressly or by its nature imposes obligations beyond the expiration or termination of this Agreement shall survive such expiration or termination.

25.   APPLICABLE LAW.

   25.1 This Agreement shall be interpreted and construed under the laws of the State of Georgia and shall be treated in all respects as a Georgia contract. In the event of any conflict of law, the laws of the State of Georgia shall prevail, without regard to the application of conflict-of-law rules.

   25.2 No right or remedy conferred upon or reserved to the Company or Newco by this Agreement is intended to be, nor shall be deemed, exclusive of any other fight or remedy herein or by law or equity provided or permitted, but each shall be cumulative of every other right or remedy.

   25.3 Nothing herein contained shall bar the Company's or Newco's right to seek and obtain injunctive relief in any court of competent jurisdiction against threatened conduct that will cause the Company or Newco loss or damages, under the applicable rules for obtaining specific performance, restraining orders, preliminary injunctions, and any other injunctive relief. The non-prevailing party shall pay all court costs and reasonable attorneys' fees and. expenses incurred by the prevailing party in obtaining such relief.

26.   ENTIRE AGREEMENT.

      This Agreement, the documents referred to herein or related to this Agreement, and the Schedules and Exhibits hereto, constitute the entire, full, and complete agreement between the Company and Newco concerning the subject matter hereof and supersede any and all prior agreements. No amendment, change, or variance from this Agreement shall be binding on either party unless mutually agreed to by the parties and executed by their authorized officers or agents in writing.

27.   MISCELLANEOUS BUSINESS TERMS.

   27.1 At Closing the Company will issue to Newco warrants to purchase 100,000 shares of the Company's common stock at an exercise price equal to the closing price on July 16, 1995. The form of warrant is attached hereto as Exhibit "E".
   -----------

   27.2 Subject to the Company providing complete Directors and Officers liability insurance satisfactory to Newco and subject to the Company providing satisfactory contractual indemnification, Newco shall use its best efforts to have, during the term of this Agreement from and-after the date of Closing, the Chief Executive Officer candidate of Newco agree to serve on the Board of Directors of the Company

   27.3 During the term of this Agreement from and after the date of Closing, E. Anthony Wilson, or a Company designee, will be offered a permanent seat on Newco's Franchisee Advisory Board.

   27.4 During the term of this Agreement from and after the date of Closing, the Company shall have the right to purchase key man insurance upon the life of the Chief Executive Officer of Newco in an amount mutually determined by Newco and the Company, and Newco shall cooperate in all respects to enable the Company to obtain such insurance.

28.   MISCELLANEOUS.

   28.1  Cooperation Of Parties. Newco and the Company will fully cooperate
         ----------------------
with each other and their respective counsel and accountants in connection with all steps to be taken as part of their obligations under this Agreement. Newco and the Company will use their best efforts to cause the conditions to the other party's obligation to close to be fulfilled on or prior to the Closing Date.

   28.2  Transfer Documents The parties hereto will at the Closing or at
         ------------------
any time thereafter deliver and/or execute such further instruments as may reasonably be requested by the other party which are necessary to or appropriate with respect to the consummation of the transactions described herein. None of the documents or instruments requested hereunder shall be required to contain an undertaking or representation not contained in this Agreement or be required if inconsistent with the understandings and representations contained in this Agreement.

   28.3  Headings. The headings of the articles and sections of this
         --------
Agreement are inserted for convenience only and shall not constitute a part hereof.

   28.4  Waiver. There can be no waiver of any term, provision, or
         ------
condition of this Agreement which is not in writing signed by both parties hereto.

   28.5  Counterparts. This Agreement may be executed simultaneously in two
         ------------
or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

   28.6  Time. Time is and shall be of the essence of this Agreement.
         ----

29.   OFFER TO ACCEPT.

   29.1 This Agreement has been executed by the Company as a continuing and irrevocable offer to Newco to remain open for acceptance by Newco no later than 5:00 p.m. Eastern Daylight Time on Monday, September 11, 1995 (the "Expiration Time and Date"). The Company acknowledges and agrees that Newco, the officers, directors and stockholders of Newco, and the Chief Executive Officer candidate of Newco, intend to undertake material and significant actions based upon and in reliance on such offer and accordingly, that such offer shall be irrevocable by the Company until the Expiration Time and Date shall have passed. Newco may accept this offer by delivery of written notice of acceptance to the Company as provided for herein prior to passing of the Expiration Time and Date. Should the Expiration Time and Date pass without the delivery of such acceptance, such offer shall be deemed withdrawn and this Agreement of no further force and effect. Should such offer be accepted by Newco, the parties shall cooperate to fully execute multiple counterparts of this Agreement as soon as is reasonably practicable and provide a fully executed counterpart to each party, and shall jointly issue a mutually agreed upon public announcement of the entering into of this Agreement.

WHEREOF, the parties hereto have duly executed and delivered this Agreement on the date first above written.

                         COMPANY:

                         MICROTEL FRANCHISE AND DEVELOPMENT CORPORATION, a New York corporation


                         By: /s/ E. Anthony Wilson
                            -------------------------------------
                             E. Anthony Wilson, Chairman

                         NEWCO:

                         U.S. FRANCHISE SYSTEMS, INC., a Delaware corporation

                         By: /s/ Neal Aronson
                            -------------------------------------
                             Neal K. Aronson, Initial Director

                                     Exhibit "A"
                                     -----------

                                 The Microtel System
                                 -------------------

The Microtel system includes the following:

 I.   Architectural and design
      ------------------------

      A.   Prototypical plans
             1.  two-story
             2.  three-story
           (in varying footprints as available from master architect based on existing constructed "Microtels" to fit site location and circumstances)
      B.   Specification manual.
      C.   Design standards manual.
      D.   List of fixture and equipment requirements.
      E.   Listing of potential vendors with negotiated prices.

 II.  Trademarks and service marks
      ----------------------------

      A.   MICROTEL (word mark)
      B.   MICROTEL (stylized logo)
      C.   "Don't Sleep with Amenity Creep" (word mark)
      D.   "First the Hotel Then the Motel Now Microtel." (word mark)
      E.   "Savings you can Sleep on." (word mark)
      F.   Microtel Suites (word mark)
      G.   Microtel & Suites (word mark)

 III. Reservation Referral System
      ---------------------------

      A.   "800" national referral telephone number (800-365-MTEL) (800-365-
           6835)
      B.   Existing National directories of operating Microtel units
      C. Rights and obligations of "800" referral system, directory design and distribution

 IV.  Operational Property & Philosophy
      ---------------------------------

      A.   Manager/owner training - orientation program
      B.   Operations manual
      C.   Advertising, promotional material and layouts
      D.   Philosophy
             1. Provide consistent clean, safe, contemporary guest rooms without unnecessary amenities (including upscale decor and furnishings with strong curb appeal).
             2. Provide excellent price value to the customer at rates
                competitive with other nationally franchised brands.
             3. Provide a product with low turnkey construction costs and operating costs lower than the competition.
             4. Orient the franchisor to realize that quality
                accommodations and pleasant, efficient service will provide a satisfied Microtel guest.

  V. Other
     -----

     A.   Microtel investment analysis
     B.   Microtel newsletter
     C.   Prospective Franchisee sales packages

              MICROTEL FRANCHISE AND DEVELOPMENT CORPORATION
                           FRANCHISE AGREEMENT

THIS AGREEMENT, made and entered into                           , 19  , by
                                     ---------------------------    --
and between Microtel Franchise & Development Corporation, a New York Corporation, (the "Franchisor"), and
                                     ------------------------------------
                                             , (the "Franchisee").
---------------------------------------------


                                WITNESSETH:


WHEREAS, Franchisor, as the result of the expenditure of time, skill, effort, and money has developed and owns a unique concept and system (hereinafter "System") relating to the establishment and operation of hotels which operate under the name "MICROTEL", "MICROTEL & SUITES", OR "MICROTEL SUITES", and which feature modern up-scale accommodations, down-sized standard guest rooms or two-room suites, and economy room rates;

WHEREAS, the distinguishing characteristics of the System, all of which may be changed, improved, or further developed by Franchisor from time to time, include, without limitation:

      A. Tradenames, trademarks, and service marks, including, without limitation, "MICROTEL", "MICROTEL & SUITES", "MICROTEL SUITES", "SAVINGS YOU CAN SLEEP ON", and such other tradenames, trademarks, and service marks as are now designated (and may hereafter be designated by Franchisor in writing) as part of the System (hereinafter "Proprietary Marks");

      B. Prototypical architectural plans, designs, and layouts, including, without limitation, site plan, floor plan, roof plan, plumbing plan, lobby plan, electrical plan, and landscape plan;

      C.   A national "800" number for reservation referrals;

      D.   A national Microtel directory;

      E. Management and personnel training, and training programs and materials;

      F. Management and operational procedures and techniques as prescribed in the Confidential Manuals (hereinafter the "Manuals");

      G. Standards and specifications for construction, equipment, and furnishings, as described in the Manuals; and

      H.    Advertising, marketing, and promotional programs

WHEREAS, Franchisee desires to establish and operate a Microtel hotel, Microtel & Suites hotel, or Microtel Suites hotel, as defined in Attachment A, under the System, at the location specified herein, and wishes to obtain a Franchise from the Franchisor for that purpose, as well as to receive the training and other assistance provided by Franchisor in connection therewith; and

WHEREAS, Franchisee understands and acknowledges the importance of the standards of quality and service developed by Franchisor and the necessity of operating the Microtel hotel, Microtel & Suites hotel, or Microtel Suites hotel franchised hereunder in conformity with them.

                                     EXHIBIT A-1
                                     -----------

                               REGISTERED SERVICEMARKS
                               -----------------------

Principal Register of the U.S. Patent and Trademark Office:

Mark                                       Registration Date          Registration Number       Class
----                                       -----------------          -------------------       -----

MICROTEL (word mark)                       December 31, 1991          1,670,688                 35 & 42

MICROTEL (stylized)                        February 25, 1992          1,677,179                 35 & 42

"Don't Sleep With Amenity Creep"           August 22, 1989            1,553,217                 35

"First the Hotel.
Then the Motel.
Now Microtel."                             December 31, 1991          1,670,687                 42

"Savings You Can Sleep On"                 March 3, 1992              1,678,009                 42

Microtel Suites                            Application filed 12/22/94                           35

Microtel & Suites                          Application filed 12/22/94                           35



Florida
------
Microtel and Design                        T10310                     January 5, 1989

Georgia
-------
Microtel and Design                        S-8721                     October 28, 1988
Microtel                                   S-8722                     October 28, 1988

Louisiana
---------
Microtel and Design                                                   October 17, 1988
Microtel                                                              October 17, 1988

Maine
-----
Microtel and Design                        19890086M                  October 14, 1988

South Carolina
--------------
Microtel and Design                                                   October 24, 1988

Utah
----
Microtel and Design                        29,480                     October 17, 1988
Microtel                                   29,481                     October 17, 1988


Canada
------

Applications for Proposed Use filed with the Canadian Trademark Office:
------------------------------------------------------------------------

Microtel (word mark)                    2/11/91                675,754        42
(Extension flied 5/23/95)

Microtel and Design                     3/8/91                 381,158        35
                                        2/11/91                675,853        42
(Extension filed 511 5195)

"First the Hotel....."                  2/8/91                 676,203        42
(Extension filed 7/28/95)

"Savings You Can Sleep On"              2/8/91                 675,205        42
(Extension filed 5/8/95)

United Kingdom
--------------
Microtel (word mark)                    3/27/90                1423166        35
Microtel and Design                     6/4/93 - withdrawn     1423167        42
Logo only                               5/26/93                1536884        42
Logo only                               5/26/93                1536883        35

Mexico
------

Microtel and Design                     2/3/95                 478,447        42

Microtel **                         )
"Don't Sleep With Amenity Creep"**  )   Renewal applications pending
"Savings You Can Sleep On" **       )




Note:  International Class 35 - Franchise Services
       International Class 42 - Hotel/Motel Services

                                     EXHIBIT "B"
                                     -----------

         Current standard form of Franchise Agreement utilized by the Company throughout the United States.

                                                                 Exhibit C






                    MICROTEL FRANCHISE AND DEVELOPMENT CORPORATION

                                 FRANCHISE AGREEMENT

                    MICROTEL FRANCHISE AND DEVELOPMENT CORPORATION

                                 FRANCHISE AGREEMENT



                                  TABLE OF CONTENTS
                                  -----------------

           RECITALS                                                      PAGE
           --------                                                      ----


     1.    GRANT   . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2

     2.    TERM AND RENEWAL  . . . . . . . . . . . . . . . . . . . . . . . 2

     3.    DUTIES OF FRANCHISOR  . . . . . . . . . . . . . . . . . . . . . 2

     4.    FEES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3

     5.    DUTIES OF FRANCHISEE  . . . . . . . . . . . . . . . . . . . . . 4

     6.    PROPRIETARY MARKS   . . . . . . . . . . . . . . . . . . . . . . 7

     7.    CONFIDENTIAL MANUALS  . . . . . . . . . . . . . . . . . . . . . 8

     8.    CONFIDENTIAL INFORMATION  . . . . . . . . . . . . . . . . . . . 9

     9.    ACCOUNTING AND RECORDS  . . . . . . . . . . . . . . . . . . . . 9

     10.   ADVERTISING   . . . . . . . . . . . . . . . . . . . . . . . .  10

     11.   INSURANCE   . . . . . . . . . . . . . . . . . . . . . . . . .  11

     12.   TRANSFER OF INTEREST  . . . . . . . . . . . . . . . . . . . .  13

     13.   DEFAULT AND TERMINATION   . . . . . . . . . . . . . . . . . .  15

     14.   OBLIGATIONS UPON TERMINATION  . . . . . . . . . . . . . . . .  17

     15.   COVENANTS   . . . . . . . . . . . . . . . . . . . . . . . . .  19

     16.   CORPORATE OR PARTNERSHIP FRANCHISEE   . . . . . . . . . . . .  19

     17.   TAXES, PERMITS, AND INDEBTEDNESS  . . . . . . . . . . . . . .  20

     18.   INDEPENDENT CONTRACTOR AND INDEMNIFICATION  . . . . . . . . .  20

                    MICROTEL FRANCHISE AND DEVELOPMENT CORPORATION

                                 FRANCHISE AGREEMENT

                                  TABLE OF CONTENTS
                                  -----------------
                                     (Continued)




    19.   APPROVALS AND WAIVERS  . . . . . . . . . . . . . . . . . . . .  21

    20.   NOTICES  . . . . . . . . . . . . . . . . . . . . . . . . . . .  21

    21.   ENTIRE AGREEMENT   . . . . . . . . . . . . . . . . . . . . . .  22

    22.   SEVERABILITY AND CONSTRUCTION  . . . . . . . . . . . . . . . .  22

    23.   APPLICABLE LAW   . . . . . . . . . . . . . . . . . . . . . . .  22

    24.   ACKNOWLEDGEMENTS   . . . . . . . . . . . . . . . . . . . . . .  23

          GUARANTEE  . . . . . . . . . . . . . . . . . . . . . . . . . .  24

          ATTACHMENT A   . . . . . . . . . . . . . . . . . . . . . . . .  25

          ATTACHMENT B   . . . . . . . . . . . . . . . . . . . . . . . .  26

               MICROTEL FRANCHISE AND DEVELOPMENT CORPORATION
                           FRANCHISE AGREEMENT



THIS AGREEMENT, made and entered into           , 19   , by and between
                                     -----------    ---
Microtel Franchise & Development Corporation, a New York Corporation, (the
"Franchisor'), and                                        , (the "Franchisee").
                   ---------------------------------------


                                WITNESSETH:


WHEREAS, Franchisor, as the result of the expenditure of time, skill, effort, and money has developed and owns a unique concept and system (hereinafter "System") relating to the establishment and operation of hotels which operate under the name "MICROTEL", "MICROTEL & SUITES", OR "MICROTEL SUITES", and which feature modern up-scale accommodations, down-sized standard guest rooms or two-room suites, and economy room rates;

WHEREAS, the distinguishing characteristics of the System, all of which may be changed, improved, or further developed by Franchisor from time to time, include, without limitation:

     A. Tradenames, trademarks, and service marks, including, without limitation, "MICROTEL", "MICROTEL & SUITES", "MICROTEL SUITES", "SAVINGS YOU CAN SLEEP ON", and such other tradenames, trademarks, and service marks as are now designated (and may hereafter be designated by Franchisor in writing) as part of the System (hereinafter "Proprietary Marks");

     B. Prototypical architectural plans, designs, and layouts, including, without limitation, site plan, floor plan, roof plan, plumbing plan, lobby plan, electrical plan, and landscape plan;

     C.   A national "800" number for reservation referrals;

     D.   A national Microtel directory;

     E. Management and personnel training, and training programs and materials;

     F. Management and operational procedures and techniques as prescribed in the Confidential Manuals (hereinafter the "Manuals");

     G. Standards and specifications for construction, equipment, and furnishings, as described in the Manuals; and

     H.   Advertising, marketing, and promotional programs


WHEREAS, Franchisee desires to establish and operate a Microtel hotel, Microtel & Suites hotel, or Microtel Suites hotel, as defined in Attachment A, under the System, at the location specified herein, and wishes to obtain a Franchise from the Franchisor for that purpose, as well as to receive the training and other assistance provided by Franchisor in connection therewith; and


WHEREAS, Franchisee understands and acknowledges the importance of the standards of quality and service developed by Franchisor and the necessity of operating the Microtel hotel, Microtel & Suites hotel, or Microtel Suites hotel franchised hereunder in conformity with them.

NOW THEREFORE, the parties, in consideration of the undertakings and commitments of each party to the other party set forth herein, hereby mutually agree as follows:

1.  GRANT
--  -----

Franchisor hereby grants to Franchisee, upon the terms and conditions herein contained, the right and franchise, and Franchisee undertakes the obligation, to develop, construct, and operate a Microtel hotel, Microtel & Suites hotel, or Microtel Suites hotel (the "Franchised Business"), as defined in Attachment A, and to use solely in connection therewith, Franchisor's System, as it may be changed, improved, and further developed from time to time, at and only at the location specified in Attachment A hereto (hereinafter "Approved Location"). By approving the location and configuration of a Microtel hotel, Microtel & Suites hotel, or Microtel Suites hotel, the Franchisor does not explicitly or implicitly represent or warrant that the Franchisee's location will be successful.


2.     TERM AND RENEWAL
       ----------------

2.1 Except as otherwise provided in this Agreement, the term of this franchise shall commence on the date of this Agreement, and unless sooner terminated in accordance with the provisions hereof, shall expire ten years from the "Opening Date", as specified in Section 5.6.

2.2 Franchisee may, at Franchisee's option, renew this Franchise for one additional period of ten years, upon compliance with the following terms and conditions:

       2.2.1 Franchisee shall not be in default of any provision of this Agreement, or any other agreement between the parties, and shall have substantially complied with all the terms and conditions of all such agreements during the terms thereof;

       2.2.2 Franchisee shall present satisfactory evidence that Franchisee has the right to remain in possession of the Approved Location during the entire renewal term;

       2.2.3 Franchisee shall have satisfied all monetary obligations owed by Franchisee to Franchisor and its subsidiaries and affiliates, and shall have timely met these obligations throughout the term of this Agreement;

       2.2.4 Franchisee shall submit a renewal application to Franchisor not less than six months nor more than twelve months prior to the end of the initial term, and shall pay with its renewal application a renewal fee in an amount equal to twenty-five percent of the then-current franchise fee being charged by Franchisor, computed on a per-room basis;

       2.2.5 Franchisee's managers and other employees shall comply with Franchisor's then-current training requirements, and Franchisee shall, at Franchisee's expense, upgrade the Franchised Business to conform to the then-current standards and specifications of Franchisor as may be specified in the Manuals or otherwise in writing; and

       2.2.6 Franchisee and Franchisor shall execute mutual general releases, in a form prescribed by Franchisor, of any and all claims of each party against the other, and their respective subsidiaries, affiliates, officers, directors, agents and employees.

3.     DUTIES OF FRANCHISOR
       --------------------

3.1 Franchisor shall provide continuing consultation and advisory assistance to Franchisee, in the manner and at such times as Franchisor deems advisable, concerning the management, construction, development, operation, and marketing of the Franchised Business.

3.2 Franchisor shall make available a set of prototypical plans and specifications (not for construction) for the Franchised Business, which shall be adapted for use by Franchisee's architects and engineers.

3.3 Franchisor shall make available to Franchisee and Franchisee's employees an initial training program. Franchisor shall make available to Franchisee and Franchisee's employees such continuing training Programs, conferences, and seminars as Franchisor deems appropriate. All training programs shall be conducted at such locations as Franchisor may designate and shall be subject to the terms and conditions as set forth in Section
5.8 of this Agreement.

3.4 Franchisor shall provide Franchisee one (1) copy of the Manuals, as more fully described in Section 7 hereof.

3.5 Franchisor shall maintain a national directory (the "Directory" ), listing the address and telephone number of all Microtel hotels, Microtel & Suites hotels, and Microtel Suites hotels operating under the System.

3.6 Franchisor shall maintain, and make available to Franchisee, a national "800" number reservation referral system.

3.7 Franchisor shall have the right to establish, maintain, and administer an advertising fund for the System, subject to the provisions of Section 10.2 hereof.

4. FEES
   ----

4.1 Franchisor acknowledges having received from Franchisee an initial franchise fee in an amount equal to the greater of
                                                  ------------------------
thousand dollars ($             ), or                      dollars ($
                   -------------     ----------------------          -----
              ) per room, as determined by the number of
--------------
guest rooms or suites specified on Attachment A hereto. The initial franchise fee is deemed fully earned and non-refundable upon the execution of this Agreement, in consideration for the administrative and other expenses incurred by Franchisor in furnishing services and assistance to Franchisee, and for the Franchisor's lost or deferred opportunities to franchise others.

4.2 In consideration of the franchise granted herein, Franchisee shall pay Franchisor as a continuing monthly royalty fee during the term of this Agreement a percentage of Franchisee's Gross Room Revenues from the operation of the Franchised Business, computed as follows:



Microtel
--------
Microtel & Suites
-----------------
(Applicable when 50% or more total guest rooms are of standard Microtel configuration):



     a. two and one-half percent during the period when fewer than fifty Microtel hotels, Microtel & Suites hotels, or Microtel Suites hotels are open for business and receiving Gross Room Revenues;

     b. three percent during the period commencing on the first day of the month following the month when at least fifty but fewer than one hundred Franchised Businesses are open for business and receiving Gross Room Revenues; and

     c. three and one-half percent during the period commencing on the first day of the month following the month when at least one hundred Franchised Businesses are open for business and receiving Gross Room Revenues.

Microtel & Suites
-----------------
Microtel Suites
---------------
(Applicable when 51% or more total guest rooms are of Suite configuration):

     three and a half percent of gross room revenues

4.3 "Gross Room Revenues" shall mean the gross receipts attributable to or payable for the rental of guest rooms at the Franchised Business, including, without limitation, the net proceeds (after deduction of the expenses of adjustment and collection) of use and occupancy, or for business interruption, rent loss, or similar insurance with respect to the Franchised Business (provided that insurance proceeds shall be included in Gross Room Revenues only when and to the extent actually received), Gross Room Revenues shall not include gratuities to employees or service charges levied in lieu of such gratuities, which, in Either case, are payable to employees, or federal, state, and local taxes or fees collected by Franchisee for transmittal to the appropriate taxing authorities.

    4.4 All monthly payments required by this Agreement shall be paid to Franchisor on or before the tenth day of each month, shall be based on the Gross Room Revenues for the preceding calendar month, and shall be submitted to Franchisor together with all reports required under this Agreement. Any payment or report not actually received by Franchisor on or before such date shall be deemed overdue. If any payment is overdue, Franchisee shall pay to Franchisor, in addition to the amount overdue, interest on such amount from the day it was due until paid at one and a half percent per month or the maximum rate permitted by law, whichever is less. Entitlement to such interest shall be in addition to any of the remedies Franchisor may have.

5.     DUTIES OF FRANCHISEE
       --------------------

5.1 Franchisee acknowledges that every detail of the System is important to Franchisor and other franchisees operating under the System in order to develop and maintain the standards and public image of the System. Franchisee agrees to comply with the details of the System as specified by Franchisor in the Manuals, or otherwise in writing.

5.2 Within ninety days following the date of this Agreement, Franchisee shall submit to Franchisor for Franchisor's written approval a site layout, preliminary plans, and outline specifications adapting Franchisor's then-prototypical plans and specifications to the Approved Location, which shall comply with all local and state laws, regulations, and ordinances. Within sixty days of Franchisee's receipt of Franchisor's written approval, Franchisee shall submit to Franchisor for Franchisor's approval, complete working drawings and specifications for the hotel and the hotel premises. When approved by Franchisor, such drawings and specifications shall not thereafter be changed or modified without the prior written consent of Franchisor, which consent shall not be unreasonably withheld.

5.3 Franchisee shall commence construction within sixty days after Franchisor has approved the complete working drawings and specifications, which date shall be designated the "Commencement Date". Franchisee shall, within five days after the Commencement Date, provide written notice to Franchisor that construction has begun. Commencement of construction shall mean the excavation for footings. Franchisee shall maintain continuous construction (except for any interruption of by reason of events constituting force majeure) until construction is completed in accordance
             -------------
with the approved site layout and plan. As used in this Agreement, force
                                                                   -----
majeure" means an act of God, war, civil disturbance, government action,
-------
fire flood, accident, hurricane, earthquake or other calamity, strike or other labor dispute, or other action beyond the control of Franchisee. Franchisee and Franchisor agree that time is of the essence in the construction and opening of the Franchised Business.

5.4 Franchisee shall notify Franchisor as soon as the interior walls have been completed so that Franchisor and/or its designees may inspect the site and the construction in order to determine (solely for its own benefit) whether construction is proceeding in accordance with the Franchisor's standards and specifications and approved plans. Franchisee shall cooperate and cause its architects, engineers, contractors, and subcontractors to cooperate fully with Franchisor's inspection.

5.5    Subject to any permitted extensions for force majeure interruptions,
                                               --------------
Franchisee shall, within two hundred seventy days after the Commencement Date, complete all required construction and site work, purchase and install all fixtures, equipment, furnishings, furniture, signs, supplies, and other items necessary for the completion and operation of the Franchised Business, as specified in the approved plans and in the Manual, and be ready to open for business (the "Completion Date").

5.6 Franchisee shall, within ten days of the Completion Date, submit a written request to Franchisor for Franchisor to conduct a final inspection. Upon receipt of such request, Franchisor shall promptly conduct such final inspection. Franchisee shall open for business within ten days after receipt of Franchisor's authorization to do so. The date upon which Franchisee receives authorization to open for business shall be the "Opening Date". Franchisee shall not open for business until Franchisor provides final approval and authorization in writing.

5.7 Franchisee may request approval by Franchisor to commence operation of a completed portion of the Franchised Business for an interim period prior to the Completion Date. Such request shall be in writing and shall demonstrate to the Franchisor's satisfaction that Franchisee has complied with Franchisor's standards and specifications with respect to construction, training, and pre-opening operations of the Franchised Business, has obtained all governmental licenses and permits necessary to operate the Franchised Business under the System, and that a minimum of seventy-five percent of the scheduled total number of guest rooms or suites have been fully designed, built, and equipped, and are ready to be opened for occupancy in accordance with this Agreement. If Franchisor approves Franchisee's request, Franchisee shall conduct business during the interim period in accordance with all terms and conditions of this Agreement (including, without limitation, payment of all fees), as well as any additional conditions which Franchisor may reasonably impose for the interim period.

5.8 Prior to the Opening Date, Franchisee's General Manager shall attend and successfully complete Franchisor's initial training program unless, in the sole judgement of Franchisor, the General Manager has sufficient prior experience to make training unnecessary. At Franchisor's discretion, other employees of Franchisee also may attend the initial training session. All training shall be provided at such locations as Franchisor may designate. Franchisee shall be responsible for all expenses associated with attendance at training, including, but not limited to, transportation, room, board, and wages of each of its employees. Franchisor may periodically make available other required or optional training courses to Franchisee's employees, as well as other programs, conferences, and seminars; and Franchisee shall ensure that all employees, as Franchisor may direct, satisfactorily complete any required training within the time specified. All training shall be provided at such location as Franchisor may designate, and Franchisee shall be responsible for all expenses associated with attendance at training of its employees.

5.9 Franchisee shall not expand the number of guest rooms or suites in the Franchised Business without the prior written consent of Franchisor, which consent shall not be unreasonably withheld; provided, however, that Franchisor may impose reasonable conditions on its consent, including, without limitation, the following:

       5.9.1 Franchisee shall demonstrate to the satisfaction of Franchisor that Franchisee is able to satisfy all such reasonable construction and operations deadlines and obligations imposed by Franchisor; and

       5.9.2 Franchisee shall pay to Franchisor a non-refundable expansion fee in an amount equal to the then-current per room or suite charge made to new franchisees multiplied by the number of additional guest rooms or suites which Franchisee proposes to construct. The expansion fee shall be due and payable at the time of Franchisor's approval of the proposed expansion, and is non-refundable.

5.10 Franchisee shall use the premises solely for the operation of the Franchised Business, and shall refrain from using or permitting the use of the premises for any other purpose or activity at any time without first obtaining Franchisor's prior written consent. Franchisee shall operate the Franchised Business in conformity with such standards, policies, methods, and techniques as Franchisor may, from time to time, prescribe in the Manuals. Franchisee shall refrain from deviating from the Manuals, or otherwise operating the Franchised Business in any manner which adversely reflects on the System, the Proprietary Marks, the goodwill associated therewith, Franchisor, or Franchisor's rights therein.

5.11 Franchisee shall maintain the Franchised Business in a high degree of sanitation, repair, and condition and consistent with the System's image, and in connection therewith, shall make such additions, alterations, repairs and replacements thereto as may be required for that purpose (but no others without Franchisor's prior written consent), including, without limitation, such periodic repainting, repairs, and replacement of signs and equipment, furnishings, and furniture as Franchisor may reasonably direct.

5.12 At Franchisor's request, which shall not be more often than once every five years, Franchisee shall upgrade the Franchised Business at Franchisee's expense to conform with the building decor, trade dress, and presentation of trademarks and service marks consistent with Franchisor's then-current public image, including, without limitation, such remodeling, redecoration, and such other modifications to existing improvements as may be necessary and specified by Franchisor.

5.13 Franchisee shall purchase or lease, and install, at Franchisee's expense, all fixtures, furnishings, furniture, signs, equipment, and supplies, meeting Franchisor's standards, specifications, and requirements as provided in the approved plans and as Franchisor may reasonably direct from time to time in the Manuals or otherwise in writing. Franchisee shall refrain from installing in, on, or about the Franchised Business, or permitting to be installed, without Franchisor's prior written consent, any fixtures, furnishings, furniture, signs, equipment, electronic or video games, vending machines, gambling devices, or any other items or supplies not previously approved as meeting Franchisor's then-current standards and specifications as set forth in the Manuals.

5.14 Franchisee shall comply with all federal, state, local laws, rules and regulations, and shall timely obtain any and all permits, certificates, and licenses necessary for the full and proper development and operation of the business franchised hereunder, including, without limitation, licenses to do business, fictitious name registrations, building permits, sales tax permits, health and sanitation permits and ratings, and fire clearances.

5.15 Franchisee shall prominently display in and upon the premises of the Franchised Business such signs using Franchisor's Proprietary Marks, and other advertising signs of a nature, form, color, number, location, size and content as are required by the Franchisor in the Manuals or otherwise in writing, or as the Franchisor may direct from time to time, or approve in writing. Franchisee shall comply with the requirements of the System concerning the types of services and products that may be promoted or advertised at the Franchised Business, including the display of promotional materials.

5.16 Franchisee hereby grants to Franchisor and its agents the right to enter upon the premises of the Franchised Business at any reasonable time for the purpose of conducting inspections. Franchisee shall take such steps as may be necessary to correct any deficiencies detected during such inspection, upon the written request of Franchisor or its agent, within such time as may be specified therein.

5.17 Franchisee acknowledges and agrees that offering the public a single, efficient, reservation referral service is essential to the goodwill, reputation, and success of the System. Franchisee agrees to obtain and utilize an "800" telephone number and agrees to participate during the term of this Agreement in a national reservation referral system utilizing both Franchisor's and Franchisee's "800" numbers, which participation shall include, without limitation, installing and maintaining at the premises of the Franchised Business, at Franchisee's expense, such equipment as Franchisor may prescribe from time to time for use in connection with such reservation referral system. Franchisee shall also be responsible for telephone line charges for connecting Franchisee's reservation equipment to the system, and for the cost of software and supplies used in the operation of the equipment, and for other related expenses. Franchisee shall execute the Collateral Assignment of Telephone Numbers and Listings ("Telephone Listing Agreement") attached hereto as Attachment B, prior to commencement of operations of the Franchised Business.

5.18 Franchisee shall list the Franchised Business in Franchisor's Directory, and shall furnish to Franchisor in writing such information as Franchisor may request for that purpose. Franchisee understands and acknowledges that the success and utility of the Directory may require that Franchisee provide information concerning rates for lodging accommodations; that Franchisee shall have sole discretion for determining the room rates which appear in each Directory; and that Franchisor assumes no liability for, nor shall be deemed liable by reason of, any failure by Franchisor or Franchisor's other franchisees to honor any rates for any period for which each Directory is in effect.

5.19 Franchisee shall comply with all other requirements set forth in this Agreement.

6.    PROPRIETARY MARKS
      -----------------

6.1   Franchisor represents with respect to the Proprietary Marks that:

      6.1.1 Franchisor is the owner of all right, title, and interest in and to the Proprietary Marks.

      6.1.2 Franchisor will take all steps reasonably necessary to preserve and protect the ownership and validity in and to the Proprietary Marks.

6.2 With respect to Franchisee's licensed use of the Proprietary Marks pursuant to this Agreement, Franchisee agrees that:


      6.2.1 Franchisee shall use only the Proprietary Marks designated by Franchisor and shall use them only in the manner authorized and permitted by the Franchisor.

      6.2.2 Franchisee shall use the Proprietary Marks only for the operation of the Franchised Business at the Approved Location.

      6.2.3 During the term of this Agreement, Franchisee shall identify itself as the owner of the Franchised Business in conjunction with any use of the Proprietary Marks, including, but not limited to, on invoices, order forms, receipts, business cards, and contracts, and at such conspicuous locations of the Franchised Business' premises (such as behind the front desk or in the lobby) as Franchisor shall designate in writing. The identification shall be in the form which specified Franchisee's name, followed by the term "Franchised Owner" or such other identification as shall be approved by Franchisor.

      6.2.4 Franchisee's right to use the Proprietary Marks is limited to such uses as are authorized under this Agreement, and any unauthorized use thereof shall constitute an infringement of Franchisor's rights.

      6.2.5 Franchisee shall not use the Proprietary Marks to incur any obligation or indebtedness on behalf of Franchisor.

      6.2.6 Franchisee shall not use the Proprietary Marks as part of its corporate or other legal name, without the prior written consent of Franchisor.

      6.2.7 Franchisee shall comply with Franchisor's instructions in filing and maintaining the requisite trade name or fictitious name registrations,. and shall execute any documents deemed necessary by Franchisor or to its counsel to obtain protection for the Proprietary Marks or to maintain their continued validity and enforceability.

6.3   Franchisee expressly understands and acknowledges that:

      6.3.1 As between the parties hereto, Franchisor is the owner of all right, title, and interest in and to the Proprietary Marks and the goodwill associated with and symbolized by them.

      6.3.2 The Proprietary Marks are valid and serve to identify the System and those who are franchised under the System.

      6.3.3 Franchisee shall not directly or indirectly contest the validity or the ownership of the Proprietary Marks.

       6.3.4 Franchisee's use of the Proprietary Marks pursuant to this Agreement does not give Franchisee any ownership interest or other interest in or to the Proprietary Marks, except the nonexclusive franchise granted herein.

       6.3.5 Any and all goodwill arising from Franchisee's use of the Proprietary Marks in its Franchised Business under the System shall inure solely and exclusively to the benefit of Franchisor, and upon expiration or termination of this Agreement and the franchise herein granted, no monetary amount shall be assigned as attributable to any goodwill associated with Franchisee's use of the System or the Proprietary Marks.

      6.3.6 The right and license of the Proprietary Marks granted hereunder to Franchisee is nonexclusive, and Franchisor thus may:

            6.3.6.1 Itself use, and grant franchises to others to use, the Proprietary Marks.

            6.3.6.2 Establish, develop, and franchise other systems, different from the System franchised herein, without offering or providing Franchisee any rights in, to, or under such other systems.

      6.3.7 Franchisor reserves the right to substitute different Proprietary Marks for use in identifying the System and the businesses operating thereunder, and Franchisee agrees to comply with Franchisor's requirements relating thereto.

6.4 Franchisee shall promptly notify Franchisor of any unauthorized use of the Proprietary Marks or marks confusingly similar thereto, any challenge to the validity of the Proprietary Marks, or any challenge to Franchisor's ownership of, or Franchisee's right to use, the Proprietary Marks. Franchisee acknowledges that Franchisor has the sole right to direct and control any administrative proceeding or litigation involving the Proprietary Marks, including any settlement thereof. Franchisor has the right, but not the obligation, to take action against uses by others that may constitute infringement of the Proprietary Marks.

6.5 Provided Franchisee has used the Proprietary Marks in accordance with this Franchise Agreement, Franchisor will defend at Franchisor's expense against any third party claim, suit, or demand involving the Proprietary Marks and arising out of Franchisee's use thereof. In the event that Franchisee has not used the Proprietary Marks in accordance with this Agreement, Franchisor shall defend Franchisee, at Franchisee's expense, against such third party claims, suits, or demands.

6.6 In the event of any litigation or administrative proceeding relating to the Proprietary Marks, Franchisee shall execute any and all documents and do all acts as may, in the opinion of Franchisor, be necessary to carry out such defense or prosecution, including, but not limited to, becoming a nominal party to any legal action. Except to the extent that such litigation is the result of Franchisee's use of the Proprietary Marks in a manner inconsistent with the terms of this Agreement, Franchisor agrees to reimburse Franchisee for its out of pocket costs in performing such acts, except that Franchisee shall bear the salary costs of its employees, and Franchisor shall bear the cost of any judgement or settlement.

7.    CONFIDENTIAL MANUALS
      --------------------

7.1 Franchisee shall at all times treat the Manuals, all supplements and revisions thereto, any other manuals created for or approved for use in the operation of the Franchised Business and the information contained therein as confidential, and shall use all reasonable efforts to maintain the confidentiality of such information. Franchisee shall not at any time, without Franchisor's prior written consent, copy, duplicate, record, or otherwise reproduce the foregoing materials, in whole or in part, nor otherwise make the same available to any unauthorized person. Franchisee may disclose such information and materials only to such of Franchisee's contractors, architects, lenders, investors, employees, agents, or others who must have access to it in connection with their employment or the performance of this Agreement, in which event Franchisee shall obtain the agreement of such persons and entities to maintain the confidentiality there of. The Manuals shall remain at all times in the sole property of Franchisor.

7.2 Franchisor may from time to time revise the contents of the Manuals, and Franchisee expressly agrees to comply with each new or changed standard. Franchisee shall at all times ensure that Franchisee's copy of the Manuals is kept current and up-to-date; in the event of any dispute as to the content of the Manuals, the terms of the master copy of the Manuals maintained by Franchisor at Franchisor's home office shall be controlling.

8.     CONFIDENTIAL INFORMATION
       ------------------------

8.1 Franchisee shall not, during the term of this Agreement or thereafter, communicate, divulge, or use for the benefit of any other person, persons, partnership, association, or corporation any confidential information, knowledge, or know-how concerning the System or the operation of the Franchised Business which may be communicated to Franchisee, or of which Franchisee may be apprised, by virtue of Franchisee's operation under the terms of this Agreement. Franchisee shall divulge such confidential information only to such of Franchisees employees or agents as must have access to it in order to operate the Franchised Business. Any and all information, trade secrets, knowledge, know-how, or other data which Franchisor designates as confidential shall be deemed confidential for purposes of this Agreement, except information which Franchisee can demonstrate came to Franchisee's attention prior to disclosure thereof by Franchisor, or which, at or after the time of disclosure by Franchisor to Franchisee, had become or later becomes a part of the public domain, through publication or communication by others.

8.2 Franchisee acknowledges that the provisions of this Section 8 are and have been a primary inducement to Franchisor to enter into this Agreement, and that any failure to comply with the requirements of Section 8.1 will cause Franchisor irreparable injury without an adequate remedy at law; and Franchisee agrees to pay all court costs and reasonable attorneys' fees incurred by Franchisor in obtaining specific performance of, or an injunction against any violation of, the requirements of Section 8.1.

9.     ACCOUNTING AND RECORDS
       ----------------------

9.1 During the term of this Agreement, Franchisee shall maintain and preserve, for at least five years from the date of their preparation, full, complete, and accurate, books, records, and accounts in accordance with the most current version of a Uniform System of Accounts for Hotels and in the form and manner prescribed by Franchisor from time to time in the Manuals or otherwise in writing.

9.2 Franchisee shall, at Franchisee's expense, submit to Franchisor, by the tenth day of each month, a monthly statement on forms prescribed by Franchisor accurately reflecting all Gross Room Revenues, and all other revenues generated at the Franchised Business, for the preceding calendar month, and such other data and other information as Franchisor may require, including, without limitation, room occupancy rates, occupancy percentage, average daily room rate, reservation data, and the sources and amount of all expenses and revenues. Each statement shall be signed by Franchisee attesting that it is true and correct.

9.3 Franchisee shall, at Franchisee's expense, submit to Franchisor an unaudited semi-annual profit and loss statement (in the form prescribed by Franchisor), and a balance sheet within sixty days of the end of each semi-annual fiscal period during the term hereof with respect to the operations of the Franchised Business. Each statement shall be signed by Franchisee attesting that it is true and correct.

9.4 Franchisee shall submit to Franchisor, for review and auditing, such other forms, periodic and other reports, records, information, and data, as Franchisor may reasonably designate, in the form at the times and places reasonably required by Franchisor, upon request and as specified from time to time in the Manuals or otherwise in writing.

9.5 Franchisor or its designated agents shall have the right at all reasonable times to examine and copy, at its expense, all books, records, and tax returns of Franchisee related to the Franchised Business and, at its option, to have an independent audit made. If an inspection or audit should reveal that payments have been understated in any report to Franchisor, then Franchisee shall immediately pay to Franchisor the amount understated upon demand, in addition to interest from the date such amount Was due until paid, at one and one half percent per month or the maximum rate permitted by law, whichever is less. In such event, Franchisor shall also have the right to require that all future financial statements of Franchisee related to the Franchised Business be audited at Franchisee's expense for each fiscal year by an independent certified public accounting firm selected by Franchisee and approved by Franchisor. If an inspection discloses an underpayment to Franchisor of five percent or more of the total amount that should have been paid to Franchisor during any six month period, Franchisee shall, in addition to repayment of such understated amount, with interest, reimburse Franchisor for any and all costs and expenses incurred in connection with the inspection or audit (including, without limitation, reasonable accounting and attorneys' fees). The foregoing remedies shall be in addition to any other remedies Franchisor may have, including, without limitation the remedies for default.


10.   ADVERTISING
      -----------

10.1 Recognizing the value of advertising and the importance of the standardization of advertising programs to the furtherance of the goodwill and public image of the System, the parties agree that all advertising by Franchisee in any medium shall be conducted in a dignified manner and shall conform to such standards and requirements as Franchisor may specify from time to time in writing. Franchisor reserves the right to disapprove upon written notice to Franchisee any advertising, or promotional materials used by Franchisee if, in Franchisor's judgement, such materials appear to have a substantial adverse effect upon the Proprietary Marks or Franchisor's goodwill therein or to infringe upon the proprietary rights of others. Franchisee shall discontinue use of any disapproved material upon receipt of such written notice.

10.2 Recognizing the value to all Franchised Businesses in the System of marketing and advertising, Franchisor reserves the right to establish, maintain, and administer an Advertising Fund (the "Fund") for the System. If the Fund is established, Franchisee agrees to contribute one percent of its Gross Room Revenues to the Fund, on a monthly basis and in accordance with the procedures set forth in Section 4.4. Franchisee further agrees that Franchisor shall maintain and administer the Fund for the System as follows:

      10.2.1 The Fund shall be used on behalf of the System for advertising and marketing including, without limitation, for any and all costs associated with developing, preparing, producing, directing, administering, conducting, maintaining, and disseminating advertising, marketing, telemarketing, promotional, and public relations materials, programs and campaigns, conducting market research, and publishing the Directory. All sums paid by Franchisee, other franchisees in the System, and Franchisor to the Fund, plus any interest or other income earned from such contributions, shall be maintained in a separate account from the other funds of Franchisor and shall not be used to defray any of Franchisor's general operating expenses, except for the reasonable administration costs and overhead Franchisor incurs in directing and administering the Fund including, without limitation, the cost of collecting and accounting for assessments for the Fund.

     10.2.2 Franchisee agrees and acknowledges that the Fund is intended to maximize general public recognition, acceptance, and use of the System, and that Franchisor undertakes no obligation in administering the Fund to make expenditures for Franchisee which are equivalent or proportionate to Franchisee's contribution or to ensure that any particular franchisee benefits directly or pro rata from
                                                         --------
     expenditures for the Fund.

     10.2.3 Franchisee shall contribute to the Fund by check made payable to the Fund. If Franchisor owns and operates any Microtel hotel, Microtel & Suites hotel, or Microtel Suites hotel under the System, Franchisor shall make contributions to the Fund on the same basis as the assessments required of comparable Franchised Businesses within the System.

     10.2.4 It is anticipated that all contributions to the Fund shall be expended during the taxable year within which the contributions are made. If, however, excess amounts remain in the Fund at the end of such taxable year, all expenditures in the following taxable year(s) shall be made first out of accumulated earnings from previous years, next out of earnings in the current year, and finally from contributions.

      10.2.5 The Fund is not and shall not be an asset of Franchisor and an audit of the operation of the Fund shall be prepared annually by an independent certified public accountant selected by Franchisor and shall be made available to Franchisee.

      10.2.6 Although Franchisor intends the Fund to be of perpetual duration, Franchisor maintains the right to terminate the Fund at any time. The Fund shall not be terminated, however, until all monies in the Fund have been expended for the purposes described in this Section.

11.   INSURANCE
      ---------

11.1 Prior to the commencement of any activities or operations pursuant to this Agreement, Franchisee shall procure and maintain in full force and effect during the term of this Agreement, at Franchisee's expense, those insurance policies (set forth in this Section) protecting Franchisee and Franchisor, and their officers, directors, partners, joint venturers and employees against any loss or liability resulting in bodily injury, personal injury, death, property damage or other related expenses arising or occurring upon, as a result of, or in connection with the Franchised Business, or by reason of the construction, operation or occupancy of the Franchised Business.

11.2 Such policy or policies shall be written by an insurance company or companies satisfactory to Franchisor in accordance with standards and specifications set forth in the Manuals or otherwise in writing, and shall include, at a minimum (except as additional coverages and higher policy limits may reasonably be specified for all franchisees from time to time by Franchisor in the Manuals or otherwise in writing), the following:

      11.2.1 Comprehensive general liability insurance, including bodily injury, property damage, personal injury coverage, independent contractors coverage, broad form contractual liability, broad form property damage endorsement, including products liability and completed operations coverage. No insurance policy shall contain any exclusion for explosion, collapse, or underground hazard. Coverage amount will be not less than five million dollars per occurrence or aggregate. Such policy shall contain a waiver of subrogation endorsement in favor of Franchisor.

      11.2.2 Comprehensive automobile liability insurance, including bodily injury and property damage for all owned, non-owned and hired vehicles, with limits of liability not less than five million dollars combined single limit. Such policy shall have the contractual exclusion removed, or Franchisee shall provide separate evidence that contractual liability for automobile exposure is otherwise insured. Such policy shall contain a waiver of subrogation endorsement in favor of Franchisor.

      11.2.3 Workers' compensation and employer's liability insurance as well as other insurance as may be required by statute or rule of the state in which the Franchised Business is located. Such policy shall contain a waiver of subrogation endorsement in favor of Franchisor.

      11.2.4 Commercial umbrella liability insurance with limits which bring the total of all primary underlying coverages to not less than five million dollars total limit of liability. Such umbrella liability will provide at minimum those coverages and endorsements required in the underlying policies.

      11.2.5 Property insurance providing for all risk of direct physical loss or damage including the perils of flood and earthquake. Appropriate coverage shall also be provided for boiler and machinery exposures and business interruption/extra expense exposures. Property insurance shall provide replacement cost coverage, and shall be written to include values not less than ninety percent of the full replacement value of the premis.es of the Franchised Business, its furniture, fixtures, equipment and stock (real and personal property). Any deductibles contained in such policy shall be subject to review and approval by Franchisor. Property insurance policies) shall contain a waiver of subrogation in favor of Franchisor.

11.3 In connection with all significant construction of, on or about the Microtel hotel, Microtel & Suites hotel, or Microtel Suites hotel premises during the term hereof Franchisee shall cause the general contractor to effect and maintain at the general contractor's own expense, insurance policies and bonds set forth below. All such policies must name the Franchisor and Franchisee as co-insured, contain waiver of subrogation endorsements in favor of Franchisor and Franchisee, be written by insurance or bonding companies satisfactory to Franchisor, and shall insure the following:

      11.3.1 Comprehensive general liability insurance providing those coverages and limits specified in Section 11.2.1.

      11.3.2 Comprehensive automobile liability insurance providing those coverages and limits specified in Section 11.2.2.

      11.3.3 Workers' compensation and employer's liability insurance or other insurance as is specified in Section 11.2.3,

      11.3.4 Commercial umbrella liability insurance as specified in
             Section 11.2.4.

      11.3.5 Owners contractors protective policy in the name of Franchisor and Franchisee with a combined single limit of liability of five million dollars.

      11.3.6 General contractor shall assure compliance by all independent or sub-contractors and maintain evidence that all such independent or sub-contractors have insurance written to comply with limits and coverages together with appropriate endorsements as specified in Sections 11.3.1, 11.3.2, and 11.3.3. Commercial umbrella liability insurance shall be provided with limits of liability not less than five million dollars.

      11.3.7 General contractor shall provide a builder's risk insurance policy providing for all risk of direct physical loss or damage in an amount equal to the full estimated completed value of the Franchised Business. Such policy shall include Franchisor and Franchisee as additional named insured and also provide a waiver of subrogation in favor of both Franchisor and Franchisee.

11.4 Upon execution of this Agreement, on each policy renewal date thereafter, and each time a change is made in any insurance or insurance carrier, Franchisee shall submit evidence of satisfactory insurance and proof of payment therefor to Franchisor, together with, upon request, original or duplicate copies of all policies and policy amendments. The evidence of insurance shall include a statement by the insurer that the policy or policies will not be cancelled or materially altered without at least thirty (30) days' prior written notice to Franchisor.

11.5 Franchisee's obligation to obtain and maintain the foregoing policy or policies in the amounts specified shall not be limited in any way by reason of any insurance which may be maintained by Franchisor, nor shall Franchisee's performance of that obligation relieve Franchisee of liability under the indemnity provisions set forth in Section 18.3 of this Agreement.

11.6 Should Franchisee, for any reason, fail to procure or maintain the insurance required by this Agreement, as revised from time to time for all franchisees by Franchisor in the Manuals or otherwise in writing, Franchisor shall have the right and authority (without, however, any obligation to do so) immediately to procure such insurance and to charge same to Franchisee, which charges, together with a reasonable fee for Franchisor's expenses in so acting, shall be payable by Franchisee immediately upon notice.

12.   TRANSFER OF INTEREST
      --------------------

12.1  Transfer by Franchisor
      ----------------------

Franchisor shall have the right to transfer or assign all or any part of its rights or obligations in this Agreement to any person or legal entity.

12.2  Transfer by Franchisee
      ----------------------

      12.2.1 Franchisee understands and acknowledges that the rights and duties set forth in this Agreement are personal to Franchisee, and that Franchisor has granted this franchise in reliance on the business skill, financial capacity, and character of Franchisee and its partners or shareholders. Accordingly, neither Franchisee nor any immediate or remote successor to any part of Franchisee's interest in this franchise, nor any individual, partnership, corporation, or other legal entity which directly or indirectly owns any interest in this franchise or in Franchisee shall sell, sign, transfer, convey, give away, mortgage, or otherwise encumber any direct or indirect interest in this franchise (including any ownership interest in Franchisee), this Agreement, the Franchised Business, or a substantial portion of the assets (including building and real estate) of the Franchised Business without the prior written consent of Franchisor; provided, however, that the transfer of less than a ten percent (10%) equity interest in Franchisee in a single transaction, which does not have the affect of transferring control (as described in Sections 12.2.2 and 12.2.5 hereof), shall not require the prior approval of Franchisor, provided that Franchisee notifies Franchisor in writing of such transfer within thirty (30) days following such transfer. Any purported assignment or transfer, by operation of law or otherwise, not having the prior written consent of Franchisor shall be null and void and shall constitute a material breach of this Agreement, for which Franchisor may then terminate without opportunity to cure pursuant to Section 13.2.6 of this Agreement and seek injunctive relief as well as monetary damages.

      12.2.2 Franchisor shall not unreasonably withhold its consent to a transfer of any interest in this franchise, in Franchisee, in this Agreement, in the Franchised Business, or in a substantial portion of the assets (including building and real estate) of the Franchised Business; provided, however, that if a transfer, alone or together with other previous, simultaneous, or proposed transfers, would have the affect of transferring a controlling interest in the franchise, Franchisee, this Agreement, the Franchised Business, or substantially all of the assets (including building and real estate) of the Franchised Business, Franchisor may, in its sole discretion, require any or all of the following a conditions of its approval:

           12.2.2.1 All of Franchisee's accrued monetary obligations to Franchisor and its subsidiaries and affiliates and all other outstanding obligations related to the Franchised Business shall have been satisfied;

           12.2.2.2 Franchisee is not in default of any provision of this Agreement, any amendment hereof or successor hereto, or any other agreement between Franchisee and Franchisor, or its affiliates;

           12.2.2.3 The transferor shall have executed a general release under seal, in a form satisfactory to Franchisor, of any and all claims against Franchisor and its officers, directors, shareholders, and employees, in their corporate and individual capacities, including, without limitation, claims arising under federal, state, and local laws, rules, and ordinances;

           12.2.2.4 The transferee, and all shareholders or general partners in the transferee, shall enter into a written assignment, under seal and in a form satisfactory to Franchisor, assuming and agreeing to discharge all of Franchisee's obligations under this Agreement;

             12.2.2.5 The transferee, and all shareholders in the transferee, shall demonstrate to Franchisor's satisfaction that the transferee and its shareholders or general partners, as appropriate, meet Franchisor's education, managerial, and business standards; possess good moral character, business reputation, and credit rating; have the aptitude and ability to conduct the Franchised Business (as may be evidenced by prior related business experience or otherwise); and have adequate financial resources and capital to operate the Franchised Business;

             12.2.2.6 At Franchisor's option, the transferee and the shareholders or general partners in the transferee shall execute for a term ending on the expiration date of this Agreement and with such renewal term as may be provided by this Agreement, the standard form franchise agreement then being offered to new
             System franchisees and such other ancillary agreements as Franchisor may require for the Franchised Businesses, provided, however, that the transferee shall not be required to pay any initial franchise fee.

             12.2.2.7 The transferee shall, at the transferee's expense and upon the reasonable request of Franchisor, upgrade the Franchised Business to conform to the then-current standards and specifications for hotels operating under the System, and shall complete the upgrading and other requirements within the reasonable time specified by Franchisor.

             12.2.2.8 Franchisee shall remain liable for all obligations to Franchisor and its subsidiaries and affiliates in connection with the Franchised Business prior to the effective date of the transfer and shall execute any and all instruments reasonably requested by Franchisor to evidence such liability;

             12.2.2.9 At the transferee's expense, an officer of the transferee and the transferee's general manager shall complete the initial training program then in effect for new licensees upon such terms and conditions as Franchisor may reasonable require;

             12.2.2.10 Franchisee shall pay a transfer fee of Seven Thousand Five Hundred Dollars ($7,500), except that no fee shall be required for transfers to the spouse, issue, parent, or sibling of a partner or shareholder in Franchisee, or from one partner or shareholder to another.

      12.2.3 Notwithstanding any other provision of this Agreement, Franchisor shall not require approval of the assignment, transfer, pledge, or hypothecation of all or any part of the assets of the Franchised Business, excluding this franchise and this Agreement, (and, if Franchisee is a corporation all and any part of the stock of the said corporation) to banks or other lending institutions as collateral security for loans made directly to or for the benefit of the Franchised Business.

      12.2.4 Franchisee acknowledges and agrees that each condition which must be met by the transferee is necessary to assure such transferee's full performance of the obligations hereunder.

      12.2.5 For the purposes of this Agreement, "control" shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person, corporation or other business entity, whether through the ownership of voting securities, by contract, or otherwise.

12.3  Transfer Upon Death or Mental Incompetence
      ------------------------------------------

Upon the death or mental incompetency of Franchisee or a person owning all or any interest in Franchisee, the executor, administrator, or personal representative of such person shall transfer within three (3) months after such death or mental incompetency his interest to a third party approved by Franchisor. Such transfers, including, without limitation, transfers by devise or inheritance, shall be subject to the same conditions as any inter
                                                                      -----
vivos transfer. However, in the case of transfer by devise or inheritance,
-----
if the heirs or beneficiaries of any such person are unable to meet the conditions in this Section 12, the personal representative of the deceased shareholder shall have reasonable time to dispose of the deceased's interest in the Franchisee, which disposition shall be subject to all the terms and conditions for transfers contained in this Agreement. If the interest is not disposed of within nine months, Franchisor may terminate this Agreement.

12.4  Offerings by Franchisee
      ------------------------

Securities in Franchisee may be offered to the public only with the prior written consent of Franchisor, which consent shall not be unreasonably withheld. All materials required by federal or state law for the sale of any interest in Franchisee shall be submitted to Franchisor for review prior to filing with any government agency; and any materials to be used and any exempt offering shall be submitted to Franchisor for review prior to their use. No Franchisee offering shall imply (by use of the Proprietary Marks or otherwise) that Franchisor is participating as an underwriter, issuer, or officer of Franchisee's or Franchisor's securities; and Franchisor's review of any offering shall be limited solely to the subject of the relationship between Franchisee and Franchisor. Franchisee and other participants in the offering must fully indemnify Franchisor in connection with the offering. For each proposed offering, Franchisee shall pay to Franchisor a non-refundable fee of Five Thousand Dollars, or such greater amount as is necessary to reimburse Franchisor for its reasonable cost and expenses associated with reviewing the proposed offering, including, without limitation, legal and accounting fees.

12.5  Non-Waiver of Claims
      --------------------

Franchisor's consent to a transfer of any interest in the franchise granted herein shall not constitute a waiver of any claims it may have against the transferring party, nor shall it be deemed a waiver of Franchisor's fight to demand exact compliance with any of the terms of this Agreement by the transferee.

13.   DEFAULT AND TERMINATION
      -----------------------

13.1 Franchisee shall be deemed to be in default under this Agreement, and all rights granted herein shall automatically terminate without notice to Franchisee, if Franchisee shall become insolvent or makes a general assignment for the benefit of creditors; or if a petition in bankruptcy is filed by Franchisee or such a petition is filed against and consented to by Franchisee; or if Franchisee is adjudicated a bankrupt; or if a bill in equity or other proceeding for the appointment of a receiver of Franchisee or other custodian for Franchisee's business or assets is filed and consented to by Franchisee; or if a receiver or other custodian (permanent or temporary) of Franchisee's assets or property, or any part thereof, is appointed by any court of competent jurisdiction; or if proceedings for a composition with creditors under any state or federal law is instituted by or against Franchisee; or if a final judgement against Franchisee remains unsatisfied or of record for ninety days or longer (unless a supersedeas bond is filed); or if Franchisee is dissolved; or if execution is levied against any asset of the Franchised Business, or suit to foreclose any lien or mortgage against any asset of the Franchised Business is instituted against Franchisee and not dismissed within ninety days; or if any asset of the Franchised Business is sold after levy.

13.2 Franchisee shall be deemed to be in default and Franchisor may, at its option, terminate this Agreement and all rights granted hereunder, without affording Franchisee any opportunity to cure the defaults, effective immediately upon receipt of notice by Franchisee upon the occurrence of any of the following:

      13.2.1 If Franchisee ceases to do business at the Approved Location, or ceases to operate the Franchised Business under the Proprietary Marks and System, or loses the fight to possession of the Franchised Business, or otherwise forfeits the right to conduct the Franchised Business at the Approved Location; provided, however, that if the cessation of business or loss of possession results from the governmental exercise of the power of eminent domain, or a fire or other casualty, through no fault of Franchisee, then, in such event, this Agreement shall not be terminated for that reason for six months thereafter, provided that within that time Franchisee applies for a receives Franchisor's approval to reconstruct or relocate the Franchised Business, which approval shall not unreasonably be withheld;

      13.2.2 If Franchisee fails to commence construction within the time frame and in accordance with all of the terms and conditions of this Agreement;

      13.2.3 If Franchisee fails to meet its Completion Date within the time frame and in accordance with all of the terms and conditions of this Agreement;


      13.2.4 If a threat or danger to public health or safety results from the construction, maintenance, or operation of the Franchised Business and an immediate shutdown thereof is reasonably determined by Franchisor to be essential to avoid a substantial liability or loss of goodwill; provided, however, Franchisor shall reinstate this Agreement within six months after termination under this Section 13.2.4, if, within that period, the threat or danger to public health or safety is eliminated and Franchisor, in its sole discretion, reasonably determines that reopening the Franchised Business would not cause a substantial loss of goodwill;

      13.2.5 If Franchisee or any guarantor of this Agreement is convicted of a felony or any other crime or offense that is reasonably likely, in the sole opinion of Franchisor, to adversely affect the System, the Proprietary Marks, the goodwill associated therewith or Franchisor's interest therein;

      13.2.6 If Franchisee or any partner or shareholder in Franchisee purports to transfer any rights or obligations under this Agreement or any interest in Franchisee or in the Franchised Business or in the substantial portion of the assets of the Franchised Business to any third party without the Franchisor's prior written consent, or in a manner violative of this Agreement;

      13.2.7 If Franchisee intentionally discloses or divulges the contents of the Manuals or other trade secrets or confidential information provided to Franchisee by Franchisor to any unauthorized person or fails to exercise reasonable care to prevent such disclosure;

      13.2.8 If, following Franchisee's death or mental incompetency, an approved transfer is not effected within the time frame and in accordance with the provisions of Section 12.3 hereof;

      13.2.9 If Franchisee intentionally or negligently makes any material false statements or omissions to Franchisor in connection with Franchisee's application for the franchise granted herein, or in connection with any information submitted to Franchisor; or

      13.2.10 If Franchisee misuses or makes any unauthorized use of the Proprietary Marks or otherwise impairs the goodwill associated therewith or Franchisor's rights therein.

13.3 Except as provided in Sections 13.1 and 13.2 of this Agreement, Franchisee shall have thirty days (or such longer period as Franchisor may specify) from receipt of a written Notice of Termination (citing the reason(s) therefor) within which to remedy any default hereunder and provide evidence thereof to Franchisor. If any such default is not cured within that time, or such longer period as applicable law may require (or such longer period as may be reasonably required by Franchisee to cure any non-monetary default if Franchisee immediately commences, diligently and in good faith pursues, and cures such default), this Agreement shall terminate without further notice to Franchisee effective immediately upon the expiration of the thirty day period, expiration of any extended period as described above, or such longer period as applicable law may require. Franchisee shall be in default hereunder for any failure to comply with any of the requirements imposed by this Agreement, as it may from time to time reasonably be supplemented by the Manuals, or to carry out the terms of this Agreement in good faith, Such defaults shall include, for example, without limitation, the occurrence of any of the following:

      13.3.1 If Franchisee fails, refuses, or neglects to pay promptly any monies owing to Franchisor or its subsidiaries or affiliates when due, or to submit the financial information or other reports required by Franchisor under this Agreement;

      13.3.2 If Franchisee fails to pay all its financial obligations to third parties in the ordinary course of business;

      13.3.3 If Franchisee, by act or omission, allows a continued violation in connection with the operation of the Franchised Business, of any law, ordinance, rule or regulation of a governmental agency, in the absence of a good faith dispute over its application or legality and without having promptly resorted to an appropriate administrative or judicial forum for relief therefrom;

      13.3.4 If Franchisee misuses or makes any unauthorized use of the Proprietary Marks or otherwise impairs the goodwill associated therewith or Franchisor's rights therein; or

      13.3.5 If Franchisee is in default of or terminated any management agreement under which the Franchised Business is operated if, as a result of such default or termination, Franchisee fails to operate the Franchised Business in compliance with the terms and conditions of this Agreement.

13.4 Franchisee may terminate this Agreement on the anniversary date of the fifth year of its execution by giving written notice no more than fifteen months but no less than twelve months prior to such anniversary date to Franchisor. The notice shall be accompanied by a lump sum payment equal to the total of all amounts required under Section 4 hereof for the thirty-six calendar months of operation preceding the notice.

14.   OBLIGATIONS UPON TERMINATION
      ----------------------------

Upon termination or expiration of this Agreement, this Agreement and all rights granted hereunder to Franchisee shall forthwith terminate, and:

14.1 Franchisee shall immediately cease to operate the Franchised Business as a System hotel and shall not thereafter, directly or indirectly, represent to the public or hold itself out as a present or former franchisee of Franchisor.

14.2 Franchisee shall immediately and permanently cease to use, by advertising or in any other manner whatsoever, the names "MICROTEL", "MICROTEL & SUITES", "MICROTEL SUITES", and "SAVINGS YOU CAN SLEEP ON" and other Proprietary Marks of Franchisor, any other identifying characteristics of the System, and all confidential methods, procedures and techniques associated with the System. Franchisee shall promptly remove from its place of business, and discontinue using for any purpose, any and all signs, fixtures, furniture, furnishings, equipment, advertising materials, stationery, supplies, forms or other articles which display the Proprietary Marks or any distinctive features or designs associated with the System.
Any signs containing the Proprietary Marks which Franchisee is unable to remove within one day of expiration or termination of this Agreement shall be completely covered by Franchisee until the time of their removal.

14.3 Franchisee shall, at its expense, immediately make such modifications or alterations as may be necessary to distinguish the Franchised Business so clearly from its former appearance and from other Microtel hotels, Microtel & Suites hotels, or Microtel Suites hotels operated under the System as to prevent any possibility of confusion therewith by the public, and to prevent the operation of any business at the Approved Location by Franchisee or others in derogation of this Paragraph 14.3 (including, without limitation, removal or changing of the triple gabled roof line, the semi-circular window in the front lobby wall, the floor-to-ceiling mirrors behind the bed, the built-in furnishings in the guest rooms (e.g. the night-stands and desks), and the removal of all distinctive physical and structural features identifying Microtel hotels, Microtel & Suites hotels, or Microtel Suites hotels in the System, removal of all distinctive signs and emblems, and removal or changing of any design or decor features that Franchisor, in its discretion, determines to be indicative of hotels operating under the System. Further, until all modifications and alterations required by this Paragraph 14.3 are completed, Franchisee shall (i) maintain a conspicuous sign at the registration desk in a form specified by Franchisor stating that the Franchised Business is no longer associated with the Microtel System, and
(ii) advise all customers or prospective customers telephoning the Franchised Business that it is no longer associated with the Microtel System. If Franchisee fails to initiate immediately and complete such alterations when required by this Paragraph 14.3, Franchisee agrees that Franchisor or its designated agents may enter the premises and adjacent areas at any time and make such alterations, at Franchisee's sole risk and expense, without responsibility for any actual or consequential damages to the property of Franchisee or others, and without liability for trespass or other tort or criminal act. Franchisee expressly acknowledges that its failure to make such alterations will cause irreparable injury to Franchisor.

14.4 Franchisee shall take such action as may be necessary to cancel any assumed name or equivalent registration which contains the name "MICROTEL", "MICROTEL & SUITES", "MICROTEL SUITES", or any variation thereof or any other service mark or trademark of Franchisor, and Franchisee shall furnish Franchisor with evidence satisfactory to Franchisor of compliance with this obligation within thirty days after termination or expiration of this Agreement.

14.5 Franchisee shall promptly pay all sums owing to Franchisor and its subsidiaries and affiliates, including all damages, costs and expenses, including reasonable attorneys' fees, incurred by Franchisor as a result of the default. Franchisor shall have the right within sixty days following termination or expiration of this Agreement, to inspect Franchisee's hotel premises and offices, and conduct a review and/or an audit of Franchisee's books and records, for the purpose, among other things, of assuring Franchisee's compliance with the provisions of this Section 14.

14.6 In the event of termination as a result of Franchisee's default under Sections 13.1, 13.2, or 13.3, of this Agreement, Franchisee agrees to pay Franchisor a lump sum payment (for premature termination only, and not as a penalty or in lieu of any other payments required under this Agreement), equal to the total of all amounts required under Section 4 hereof for the thirty-six calendar months of operation preceding Franchisee's default, or in the event the Franchisee has not been operating for thirty-six months, an amount equal to the average of the monthly amounts required under
Section 4 hereof during the months that Franchisee was operating pursuant to this Agreement, multiplied by thirty-six. Franchisor shall not be limited to the provisions of this Section 14.6 with respect to its rights or remedies arising out of Franchisee's default under Section 13, but shall be entitled to pursue all available remedies at law or in equity including, without limitation, recovery of damages and lost future profits.

14.7 Franchisee shall pay to Franchisor all damages, costs and expenses, including reasonable attorneys' fees, incurred by Franchisor subsequent to the termination or expiration of the franchise herein granted in obtaining injunctive or other relief for the enforcement of any provisions of this
Section 14.

14.8 Franchisee shall immediately turn over to Franchisor all manuals, including the Manuals, records, files, instructions, correspondence, and all other materials provided by Franchisor related to the operation of the Franchised Business, and all copies thereof (all of which are acknowledged to be Franchisor's property), and shall retain no copy or record of any of the foregoing, excepting only Franchisee's copy of this Agreement and of any correspondence between the parties, and any other documents which Franchisee reasonably needs for compliance with any provision of law.

14.9 Franchisee hereby assigns to Franchisor all right, title, and interest in any telephone numbers and business listings used by Franchisee in connection with its conduct of the Franchised Business, and agrees that any such right, title or interest may be assumed by Franchisor, at Franchisor's option, upon termination or expiration of this Agreement. If the Telephone Listing Agreement is not in a form acceptable to the telephone company servicing the Franchised Business, Franchisee shall execute such other similar telephone number assignment agreement provided by Franchisor. Franchisee also hereby appoints Franchisor as its attorney-in-fact with full power and authority to execute on Franchisee's behalf any documents that are necessary to effectuate such an assignment.

14.10 Franchisor shall have the right, but not the duty, to be exercised by notice of intent to do so within thirty days after termination or expiration, to purchase any and all signs, advertising materials, supplies and inventory and any other items bearing Franchisor's Proprietary Marks, at Franchisee's cost, or, in the case of capital equipment, at Franchisee's net book value. With respect to any purchase by Franchisor as provided herein, Franchisor shall have the right to set off all amounts due from Franchisee under this Agreement.

15.  COVENANTS
     ---------

15.1 Franchisee specifically acknowledges that, pursuant to this Agreement, Franchisee will receive valuable specialized training and confidential information, including, without limitation, information regarding the operational, sales, promotional, and marketing methods and techniques of Franchisor and the System. Franchisee covenants that it will at all times retain and exercise management control over the Franchised Business. Franchisee's General Manager shall devote full time, energy and best efforts to the management and operation of the Franchised Business. Franchisee's General Manager shall not, except as otherwise approved in writing by Franchisor (which approval shall not be unreasonably withheld), assist, promote, or engage in any competing business and shall use every reasonable means to encourage use by the public of Microtel hotels, Microtel & Suites hotels, and Microtel Suites hotels owned by other franchisees. The General Manager shall not engage in any other business or activity, directly or indirectly which requires substantial managerial responsibility and which may conflict with Franchisee's or General Manager's obligations herein.

15.2 Franchisee covenants that during the term of this Agreement, except as otherwise approved in writing by Franchisor, Franchisee shall not, either directly or indirectly, for itself, or through, on behalf of, or in conjunction with any person, persons, partnership or corporation, divert or attempt to divert any business or customer of the Franchised Business or other franchisee, to any competitor, or competing business, by direct or indirect inducement or otherwise, or do or perform, directly or indirectly, any other act injurious or prejudicial to the goodwill associated with Franchisor's Proprietary Marks and the System.

15.3 Franchisee represents and warrants that Franchisee has no direct or indirect financial or management interest in any non-Microtel transient lodging facility, except as disclosed by Franchisee in Exhibit A hereto. Franchisee agrees to advise Franchisor of any change or modification of such interest, or the acquisition of any new interest as soon as it occurs, and in no event later than thirty (30) days thereafter.

15.4 Franchisee and Franchisor covenant and agree that neither party will seek to employ any person who is at that time employed by the other party or otherwise directly or indirectly induce such person to leave his or her employment.

16.  CORPORATE OR PARTNERSHIP FRANCHISEE
     -----------------------------------

16.1 Franchisee, if a corporation, shall comply with the following requirements:

     16.1.1 Franchisee shall be newly organized and its charter shall at all times provide that its activities are confined exclusively to operating the Franchised Business, and other businesses operated pursuant to franchises granted to Franchisee by Franchisor;

     16.1.2 Copies of Franchisee's Articles of Incorporation, Bylaws, and other governing documents, and any amendments thereto, including the resolutions of the Board of Directors authorzing entry into this Agreement shall be promptly furnished to Franchisor;

     16.1.3 Franchisee shall maintain stop transfer instructions against the transfer on its records of any equity securities, and each stock certificate of Franchisee shall have conspicuously endorsed on its face the following printed legend:

               The transfer of the stock represented by this certificate is subject to the terms and conditions of a Franchise Agreement with Microtel Franchise & Development Corporation dated
                   , 19 . Reference is made to the provisions of the said
               Franchise Agreement and to the Articles and Bylaws of this Corporation, provided, however that this Section 16.1.3 shall not apply if Franchisee is a publicly-held corporation.

     16.1.4 Franchisee shall maintain a current list of all owners of record and all beneficial owners of any class of voting stock of Franchisee and shall furnish the list to Franchisor upon request; and

     16.1.5 Such shareholders of Franchisee as specified by Franchisor shall jointly and severally guarantee Franchisee's performance hereunder and shall bind themselves to the terms of this Agreement.

16.2 Franchisee, if a partnership, shall comply with the following requirements throughout the term of this Agreement:


     16.2.1 Franchisee shall furnish Franchisor with its partnership agreement as well as such other documents as Franchisor may reasonably request, and any amendments thereto; and

     16.2.2 Franchisee shall prepare and furnish to Franchisor, at any time, upon request, a list of all general and limited partners in Franchisee.

17.  TAXES, PERMITS, AND INDEBTEDNESS
     --------------------------------

17.1 Franchisee shall promptly pay when due all taxes levied or assessed by any federal, state, or local tax authority, and any and all other indebtedness incurred by Franchisee in the conduct of the Franchised Business. Franchisee shall pay to Franchisor an amount equal to any sales tax, gross receipts tax, or similar tax imposed on Franchisor with respect to any payments to Franchisor required under this Agreement, unless the tax is credited against income tax otherwise payable by Franchisor.

17.2 In the event of any bona fide dispute as to liability for taxes assessed or other indebtedness, Franchisee may contest the validity of the amount of the tax or indebtedness in accordance with the procedures of the taxing authority or applicable law; however, in no event shall Franchisee permit a tax sale or seizure by levy of execution or similar writ or warrant, or attachment by a creditor, to occur against the Franchised Business or any of its assets.

17.3 Franchisee shall maintain compliance with all federal, state, and local laws, rules, and regulations and shall timely obtain any and all permits, certificates or licenses necessary for the full and proper conduct of the business franchised under this Agreement, including, without limitation, licenses to do business, fictitious name registration, sales tax permits, health and sanitation permits and ratings, and fire clearances. Copies of all inspection reports, warnings, certificates, and ratings issued by any governmental entity during the term of this Agreement in connection with the conduct of the Franchised Business which indicate Franchisee's failure to meet or maintain Franchisor's standards or less than full compliance with any applicable law, rule, or regulation shall be forwarded to Franchisor by Franchisee within five days after Franchisee's receipt thereof.

17.4 Franchisee shall notify Franchisor in writing within five days after the commencement of any action, suit, or proceeding and of the issuance of any order, walt, injunction, award, or decree of any court, agency, or other governmental instrumentality which may adversely affect the operation or financial condition of the Franchised Business.

18.  INDEPENDENT CONTRACTOR AND INDEMNIFICATION
     ------------------------------------------

18.1 It is understood and agreed by the parties hereto that this Agreement does not create a fiduciary relationship between them, and Franchisee shall be an independent contractor and that nothing in this Agreement is intended to constitute either party an agent, legal representative, subsidiary, joint venturer, partner, employee or servant of the other for any purpose whatsoever.

18.2 During the term of this Agreement and any extensions hereof, Franchisee shall hold itself out to the public as an independent contractor operating the business pursuant to a franchise from Franchisor and as an authorized user of the Proprietary Marks which are owned by Franchisor. Franchisee agrees to take such affirmative action as may be necessary to do so, including, without limitation, exhibiting a notice of that fact in a place on the premises of the Franchised Business as required under Section 6.2.3 hereof.

18.3 It is understood and agreed that nothing in this Agreement authorizes either party to make any contract, agreement, warranty or representation on the other's behalf, or to incur any debt or other obligation in the other's name, and that neither party shall in any event assume liability for, or be deemed liable hereunder as a result of, any such action, or by reason of any act or omission of the other party or any claim or judgement arising therefrom. Franchisee shall indemnify and hold Franchisor harmless against any and all claims arising directly or indirectly from, as a result of, or in connection with, Franchisee's operation of the Franchised Business, as well as the costs, including reasonable attorneys' fees, of defending against them. Franchisor shall indemnify and hold Franchisee harmless against any and all claims arising directly or indirectly from, as a result of, or in connection with Franchisor's acts (except as set forth in this Section 18.3 and Section 19.2) as well as the costs, including reasonable attorneys' fees, of defending against them. Franchisee agrees that all of the obligations of Franchisor under this Agreement are to Franchisee, and no other party is entitled to rely on, enforce, or obtain relief for breach of such obligations either directly or indirectly or by subrogation. Franchisor shall not indemnify or hold Franchisee harmless against any action or claim by any third party based upon Franchisor's exercise of any of its rights in accordance with the terms of this Agreement.

19.  APPROVALS AND WAIVERS
     ---------------------

19.1 Whenever this Agreement requires the prior approval or consent of Franchisor, Franchisee shall make a timely written request to Franchisor therefor, and such approval or consent shall be obtained in writing.

19.2 Except as otherwise provided in this Agreement or any other written agreement between Franchisor and Franchisee, Franchisor makes no warranties or guarantees upon which Franchisee may rely. Franchisor assumes no liability or obligation to Franchisee, by providing any waiver, approval, consent, or suggestion to Franchisee in connection with this Agreement or by reason of any delay or denial of any request made therefor.

19.3 No failure of a party to exercise any power reserved to it by this Agreement, or to insist upon strict compliance by the other party with any obligation or condition hereunder, and no custom or practice of the parties at variance with the terms hereof, shall constitute a waiver of such party's right thereafter to demand exact compliance with any of the terms herein. Waiver by a party of any particular default by the other party shall not affect or impair such party's rights with respect to any subsequent default of the same, similar, or different nature; not shall any delay, forbearance, or omission of a party to exercise any power or right arising out of any breach or default by the other party of any of the terms, provisions, or covenants hereof, affect or impair such party's right to exercise the same.

20.  NOTICES
     -------

Any and all notices required or permitted under this Agreement shall be in writing and shall be delivered by any means which will provide evidence of the date received, to the respective parties at the following addresses unless and until a different address has been designated by written notice to the other party:

Notices to FRANCHISOR:    Microtel Franchise & Development Corporation
                          One Airport Way
                          Suite 200
                          Rochester, New York, 14624

Notices to FRANCHISEE:
                          --------------------------------------
                          --------------------------------------
                          --------------------------------------
                          --------------------------------------

Any notice shall be deemed to have been given at the date and time it is received.

21.  ENTIRE AGREEMENT
     ----------------

This Agreement, the documents referred to herein, and the Attachments hereto, if any, constitute the complete Agreement between Franchisor and Franchisee concerning the subject matter hereof, and supersede all prior agreements, no other representations having induced Franchisee to execute this Agreement. Except for those permitted to be made unilaterally by Franchisor hereunder, no amendment, change, or variance from this Agreement shall be binding on either party unless executed by both parties in writing.

22.  SEVERABILITY AND CONSTRUCTION
     -----------------------------

22.1 Except as expressly provided to the contrary herein, each provision of this Agreement shall be considered severable; and if, for any reason, any provision herein is determined to be invalid and contrary to, or in conflict with, any existing or future law or regulation by a court or agency having valid jurisdiction, such shall not impair the operation of, or have any other effect upon, such other provisions of this Agreement as may remain otherwise intelligible, and the latter shall continue to be given full force and effect and bind the parties hereto and the invalid provision shall be deemed not to be a part of this Agreement.

22.2 Except as expressly provided to the contrary herein, nothing in this Agreement in intended, nor shall be deemed, to confer upon any person or legal entity other than Franchisee, Franchisor, Franchisor's officers, directors, and employees, and such of Franchisee's and Franchisor's respective successors and assigns as may be contemplated (and, as to Franchisee, permitted by Section 12 hereof), any rights or remedies under or by reason of this Agreement.

22.3 Franchisee expressly agrees to be bound by any promise or covenant imposing the maximum duty permitted by law which is subsumed within the terms of any provision hereof, as though it were separately articulated in and made a part of this Agreement, that may result from striking from any of the provisions hereof any portion or portions which a court may hold to be unreasonable and unenforceable in a final decision to which Franchisee is a party, or from reducing the scope of any promise or covenant to the extent required to comply with such a court order.

23.  APPLICABLE LAW
     --------------

23.1 This Agreement takes effect upon its acceptance and execution by Franchisor in the State of New York, and shall be interpreted and construed under the laws of the State of New York. In the event of any conflict of law, the laws of New York shall prevail, without regard to, and without giving effect to, the application of New York conflict-of-laws rules. If, however, any provision of this Agreement, including, without limitation, the covenants in Section 15, would not be enforceable under the laws of New York and the Franchised Business is located outside of New York, then such covenants shall be interpreted and construed under the laws of the state in which the Franchised Business is located. Nothing in this Section 23.1 is intended by the parties to subject this Agreement to any franchise law or similar law, rule, or regulation of the State of New York to which it would not otherwise be subject.

23.2 The parties agree that any action brought by either party against the other in any court, whether federal or state, shall be brought within the State of New York in the judicial district in which Franchisor has its principal place of business and do hereby waive all questions of personal jurisdiction or venue for the purpose of carrying out this provision.

23.3 No right or remedy conferred upon or reserved to Franchisor or Franchisee by this Agreement is intended to be, nor shall be deemed, exclusive of any other right or remedy herein or by law or equity provided or permitted, but each shall be cumulative of every other right or remedy.

23.4 Nothing herein contained shall bar either party's right to obtain injunctive relief against threatened conduct that will cause it loss or damages, under the usual equity rules, including the applicable rules for obtaining restraining orders and preliminary injunctions.

24.  ACKNOWLEDGEMENTS
     ----------------

24.1 Franchisee acknowledges that Franchisee has conducted an independent investigation of the business franchised hereunder and recognizes that the business venture contemplated by this Agreement involves business risks and that its success will be largely dependent upon the ability of Franchisee as an independent businessman. Franchisor expressly disclaims the making of, and Franchisee acknowledges that Franchisee has not received, any warranty or guarantee, express or implied, as to the potential volume, profits, or success'of the business venture contemplated by this Agreement.

24.2 Franchisee acknowledges that Franchisee received a completed copy of this Agreement, the attachments hereto, if any, and agreements relating thereto, if any, at least five business days prior to the date on which this Agreement was executed. Franchisee further acknowledges that Franchisee has received the disclosure document required by the Trade Regulation Rule of the Federal Trade Commission entitled Disclosure Requirements and Prohibitions Concerning Franchising and Business Opportunity Ventures, at least ten business days prior to the date on which this Agreement was executed.

24.3 Franchisee acknowledges that it has read and understood this Agreement, the attachments hereto, if any, and agreements relating thereto, if any, and that Franchisor has accorded Franchisee ample time and opportunity to consult with advisors of Franchisee's own choosing about the potential benefits and risks of entering into this Agreement.

IN WITNESS WHEREOF, the parties hereto have duly executed, sealed, and delivered this Agreement on the day and year first above written.

ATTEST:                        MICROTEL FRANCHISE AND DEVELOPMENT CORPORATION
                               ----------------------------------------------
                               Franchisor

                               By:
------------------                    -------------------------------

                               Title:
                                      -------------------------------

ATTEST:
                               ----------
                               Franchisee

                               By:
------------------                    -------------------------------

Witness                        Title:
                                      -------------------------------
                               By:
------------------                    -------------------------------

                               Title:
                                      -------------------------------

                                 GUARANTEE
                                 ---------

As an inducement to Microtel Franchise & Development Corporation ("Franchisor") to execute the Franchise Agreement with
                                                      --------------------
               (" Franchisee" ), dated                           , 19     ,
---------------                      ----------------------------    -----
(the "Agreement") the undersigned, jointly and severally, hereby agree to be bound by all the terms and conditions of the above Agreement, including any amendments thereto whenever made, and unconditionally guarantee to Franchisor and its successors and assigns that all of Franchisee's obligations under the Agreement will be promptly paid and performed.

Upon default by Franchisee, the undersigned will immediately make each payment and perform each obligation required of Franchisee under the Agreement; provided, however, that the undersigned hereby waive any right to require Franchisor to: (a) proceed against Franchisee for any payment or performance under the Agreement; (b) proceed against or exhaust any security from Franchisee; or (c) pursue or exhaust any remedy, including any legal or equitable relief; against Franchisee. Without affecting the obligations of the undersigned under this Guarantee, Franchisor may without notice to the undersigned extend, modify, or release any indebtedness or obligation of Franchisee, or settle, adjust, or compromise any claims against Franchisee. The undersigned waive notice of amendment of the Agreement and notice of demand for payment or performance by Franchisee.

This Guarantee shall terminate upon the termination or expiration of the Agreement, and the undersigneds' obligations and liabilities shall cease upon such termination; provided however, that all obligations and liabilities which arose on or before such termination shall remain in full force and effect until satisfied or discharged by undersigned. Upon the death of an individual guarantor, the estate of such guarantor will be bound by this Guarantee but only for defaults and obligations hereunder existing at the time of death, and the obligations of the other guarantors will continue in full force and effect.

Unless specifically stated otherwise, the terms used in this Guarantee shall have the same meaning as in the Agreement, and this Guarantee shall be interpreted and construed in accordance with Section 22 of the Agreement. This Guarantee shall be interpreted and construed under the laws of the State of New York, in accordance with the provisions of Section 23 of the Agreement.

IN WITNESS WHEREOF, each of the undersigned has signed this Guarantee as of the date of the Franchise Agreement.

ATTEST:                               GUARANTOR


------------------                    -------------------------------
Witness


------------------                    -------------------------------
Witness


------------------                    -------------------------------
Witness

                                        Schedule 19.1.3
                                        ---------------

Burton S. August, Rochester NY.                        Charles J. August, Rochester NY.
Robert W,. August, Rochester NY.                       John Berg, Gettysburg, PA
Dorman Blaine, Knoxville, TN                           Mrs. Lois Bowie, Bristol, TN
Capitol Lodging, Rochester, NY                         Conifer Development Corp., Rochester NY.
Anthony J. Costello, Rochester NY.                     Costello, Spoleta, Schuster Vent., Rochester, NY
Robert L Cottier, Rochester NY.                        Richard Crossed, Rochester NY.
William Cull, Lexington, KY                            M.J. Daya, Galax, VA
Rick Dorschel, Rochester NY.                           Keith Eck, Williamsport, PA
William J. Erdle III, Rochester NY.                    Essex Investment Group
Seymour Fogel, Pittsford, NY                           Adelaide Fox, Rochester NY.
Richard C. Fox, Rochester NY.                          Jack M. Gallagher, Manning, SC
Robert V. Gianniny, Rochester NY.                      G&W Land Assocs., Rochester NY.
VanBuren Hansford Jr., Rochester NY.                   William B. Hale II, Rochester NY.
Kevin Ison, Cumberland, KY                             George Justus, Pittsford, NY
Elliott Landsman, Rochester NY                         Philip Lama, Scottsdale, AZ
Alan Lockwood, Victor, NY                              Charles McReynolds, Biloxi, MS
Edward Marchewka, Sewickley, PA                        Micro Lodgings, Concord, NC
Kenper W. Miller, Pittsford, NY                        Louise J. Miller, Palm Beach, FL
David Mitchell, Pittsford, NY                          M.L.R&R Family Partnership, Canandaigua, NY
NWO Motel Developers, Inc. Troy, OH                    Paramount/Unicorn, Rochester, NY
B. Patel, Youngstown, OH                               Bhikhu Patel, Pigeon Forge, TN
Bhupendra (Bob) Patel, Springfield, MO                 Chimenlal Patel, Pigeon Forge, TN
Jay Patel, Pigeon Forge, TN                            Rohit Patel, Concord, NC
V.N. Ptel, Charlotte, NC                               Pegasus I, LLC, Galax, VA
Dabney Resnick, Inc. Los Angeles, CA                   Peter B. & Katherine W. Roby, Canandaigua, NY
Rochester Hospitality Partners LP, Rochester, NY       RTR Transportation, Rochester NY.
Harold Bruce Russell, Pittsford, NY                    Richard Sands, Canandaigua, NY
Frank M. Shumway Jr., Rochester NY.                    J.D. Singh, Youngstown, OH
David Spoleta, Rochester NY.                           Michael Spoleta, Rochester NY.
Spoleta Construction & Development Co., Rochester NY.  James Stiles, McAllen, TX
Stonehurst Capital, Rochester, NY                      Stonehurst Hospitality L.P., Rochester, NY
Sweta Enterprises, Pigeon Forge, TN                    Tropics Hotel Ltd.McAllen, TX
Justin L Vigdor, Pittsford, NY                         William Warren, Rochester NY.
Douglas G. Weins, Rochester NY.                        Westboro Properties, LLC, Rochester, NY
Wilson Enterprises, Rochester NY                       Jerry Manion, Phoenix, AZ
Ron Fielding, Rochester, NY                            Bruce Rettinger, Kansas City, MO
Mike Rosen, Rochester, NY                              Dave Aull, Kansas City, MO
Ron Sample, Kansas City, MO

                                 Attachment A

                                      to

                 MICROTEL FRANCHISE AND DEVELOPMENT CORPORATION

                               FRANCHISE AGREEMENT





1.   The Approved Location for the Franchised Business shall be
                                                                ----------------
                                       . (See Section 1.1 ).
---------------------------------------

2.   The Franchised Business shall be a Microtel                        and
                                                ----------------------
shall have a total of        rooms, consisting of      standard  Guest Rooms,
                      -------                     -----                      ---
        Suites (See Section 4.1 ).
--------

3.   The following is a list of direct or indirect financial or management interests in non-Microtel transient lodging facilities held or owned by

Franchisee (Section 15.3):



                   ---------------------------------------

                   ---------------------------------------

                   ---------------------------------------

                   ---------------------------------------



Initial:             Date:
         --------           ---------
(Franchisee)



Initial:             Date:
         --------           ---------
(Microtel Franchise and Development Corporation)

                                  Attachment B

                                       to

                 MICROTEL FRANCHISE AND DEVELOPMENT CORPORATION

                               FRANCHISE AGREEMENT



             COLLATERAL ASSIGNMENT OF TELEPHONE NUMBERS AND LISTINGS
             -------------------------------------------------------

    THIS ASSIGNMENT is entered into this            day of               , 19  ,
                                         -----------       --------------    --
in accordance with the terms of that certain Microtel Franchise & Development Corporation Franchise Agreement (the "Franchise Agreement") between Microtel Franchise & Development Corporation ("Franchisor"), and
                                                       -----------------------,
("Franchisee") executed concurrently with this Assignment, under which Franchisor granted Franchisee the right to own and operate a Franchised Business
located at                              .
           ----------------------------

    FOR VALUE RECEIVED, Franchisee hereby assigns to Franchisor, all of Franchisee's right, title and interest in and to those certain telephone numbers and regular, classified or other telephone directory listings (collectively the "Telephone Numbers and Listings") associated with Franchisor's trade and service marks and used from time to time in connection with the operation of the Franchised Business at the address provided above. This Assignment is for collateral purposes only and, except as specified herein, Franchisor shall have no liability or obligation of any kind whatsoever arising from or in connection with this Assignment, unless Franchisor shall notify the telephone company and/or the listing agencies with which Franchisee has placed telephone directory listings (all such entities are collectively referred to herein as the "Telephone Company"), to effectuate the assignment pursuant to the terms hereof.

    Upon termination or expiration of the Franchise Agreement (without renewal or extension), Franchisor shall have the right and is hereby empowered to effectuate the assignment of the Telephone Numbers and Listings, and, in such event, Franchisee shall have no further right, title or interest in the Telephone Numbers and Listings and shall remain liable to the Telephone Company for all past due fees owing to the Telephone Company on or before the effective date of the assignment hereunder.

    Franchisee agrees and acknowledges that as between Franchisor and Franchisee, upon termination or expiration of the Franchise Agreement, Franchisor shall have the sole right to and interest in the Telephone Numbers and Listings, and Franchisee appoints Franchisor as Franchisee's true and lawful attorney-in-fact to direct the Telephone Company to assign same to Franchisor, and execute such documents and take such action as may be necessary to effectuate the assignment. Upon such event, Franchisee shall immediately notify the Telephone Company to assign the Telephone Numbers and Listings to Franchisor. If Franchisee fails to promptly direct the Telephone Company to assign the Telephone Numbers and Listings to Franchisor, Franchisor shall direct the Telephone Company to effectuate the assignment contemplated hereunder to Franchisor. The parties agree that the Telephone Company may accept Franchisor's written direction, the Franchise Agreement or this Assignment as conclusive proof of Franchisor's exclusive rights in and to the Telephone Numbers and Listings upon such termination or expiration and that such assignment shall be made automatically and effective immediately upon Telephone Company' s receipt of such notice from Franchisor or Franchisee. The parties further agree that if the Telephone Company requires that the parties execute the Telephone Company's assignment forms or other documentation at the time of termination or expiration of the Franchise Agreement, Franchisor's execution of such forms or documentation on behalf of Franchisee shall effectuate Franchisee's consent and agreement to the assignment. The parties agree that at any time after the date hereof, they will perform such acts and execute and deliver such documents as may be necessary to assist-in or accomplish the assignment described herein upon termination or expiration of the Franchise Agreement.



ASSIGNEE:                                     ASSIGNOR:
----------                                    ---------

MICROTEL FRANCHISE AND
DEVELOPMENT CORPORATION
-----------------------                       -----------------------
Franchisor                                    Franchisee

By:                                           By:
   ------------------                             -------------------

Name:                                         Name:
     ----------------                              ------------------

Title:                                        Title:
      ---------------                               -----------------








ACCEPTED AND AGREED TO BY:




---------------------------------------------
(Telephone Company Authorized Representative)


----------------------------
(Name of Telephone Company)

                                                                       EXHIBIT D

                              State Administrators
                              --------------------


California          Department of Corporations
----------
                    3700 Wilshire Boulevard
                    Suite 600
                    Los Angeles, CA 90010
                    213-736-2741


Hawaii              Director of Commerce and Consumer Affairs
------
                    1010 Richards Street
                    Honolulu, HI 96813
                    808-548-2021


Illinois            Illinois Attorney General's Office
--------
                    500 South Second Street
                    Springfield, IL 62706
                    217-782-4465


Indiana              Indiana Secretary of State
-------
                     302 W. Washington Street, Room E-111
                     Indianapolis, IN 46204
                     317-232-6681


Maryland             Office of the Attorney General
--------
                     Division of Securities
                     200 St. Paul Street, 20th Floor
                     Baltimore, MD 21202-2020
                     410-576-7044


Michigan             Department of the Attorney General
--------
                     Consumer Protection Division
                     Franchise Section
                     670 Law Building
                     Lansing, MI 48913
                     517-373-7117


Minnesota            Office of the Commissioner of Commerce
---------
                     Department of Commerce
                     133 E Seventh Street
                     St. Paul, MN 55101
                     612-296-6328


New York             New York State Department of Law
--------
                     Bureau of Investor Protection and Securities
                     120 Broadway, 23rd Floor
                     New York, NY 10271
                     212-416-8211

                              State Administrators
                              ---------------------
                                   (continued)
                                   -----------


North Dakota                    Securities Commissioner
------------                    600 East Boulevard, 5th Floor
                                Bismarck, ND 58505
                                701-224-4712


Oregon                          Department of Consumer and Business Services
------                          Division of Finance and Corporate Securities
                                Labor and Industries Building
                                Salem, OR 97310


Rhode Island                    Department of Business Regulation
------------                    Suite 232, 233 Richmond Street
                                Providence, RI 02903-4232
                                401-277-3048


South Dakota                    Division of Securities
------------                    118 West Capitol
                                Pierre, SD 57501
                                605-773-4013


Virginia                        Division of Securities and Retail Franchising
--------                        Director, State Corporation Commission
                                1300 E. Main Street, 9th Floor
                                Richmond, VA 23219
                                804-371-9051


Washington                      Department of Financial Institutions
-----------                     Securities Division
                                P.O. Box 9033
                                Olympia, WA 98507-9033
                                206-902-8760


Wisconsin                       Office of the Commissioner of Securities
---------                       P.O. Box 1768
                                Madison, WI 53701
                                608-266-8559

                                                                       EXHIBIT E

                 Agents Authorized to Receive Service of Process
                 -----------------------------------------------


California         Commissioner of Corporations
----------         Department of Corporations
                   3700 Wilshire Blvd., 6th Floor
                   Los Angeles, CA 90010


Hawaii             Director of Department of Commerce and Consumer Affairs
------             1010 Richards Street
                   Honolulu, HI 96813


Illinois           Illinois Attorney General
--------           500 South Second Street
                   Springfield, IL 62706


Indiana            Secretary of State of Indiana
-------            201 Statehouse
                   200 West Washington Street,
                   Indianapolis, IN 46204


Maryland           Maryland Securities Commissioner
--------           Maryland Division of Securities
                   Office of the Attorney General
                   200 St. Paul Street, 20th Floor
                   Baltimore, MD 21202-2020


Michigan           Michigan Department of Commerce
--------           Corporation and Securities Bureau
                   6546 Mercantile Way
                   PO Box 30222
                   Lansing, MI 48910


Minnesota          Commissioner of Commerce of Minnesota
---------          Department of Commerce
                   133 East Seventh Street
                   St. Paul, MN 55101


New York           Secretary of State of the State of New York
--------           162 Washington Avenue
                   Albany, NY 12231

                 Agents Authorized to Receive Service of Process
                 -----------------------------------------------
                                   (continued)


North Dakota       The Securities Commissioner
------------       State Capital
                   Bismarck, ND 58505


Oregon             Director
-------            Department of Insurance and Finance
                   21 Labor & Industries Building
                   Salem, OR 97310


Rhode Island       Director of  Department of Business Regulation
------------       Suite 232
                   233 Richmond Street
                   Providence, RI 02903-4232


South Dakota       Director. Division of Securities
------------       Department of Commerce and Regulation
                   State Capitol
                   Pierre, SD 57501-2017


Virginia           Clerk of the State Corporation Commission
--------           1300 E. Main Street
                   Richmond, VA 23209


Washington         Director of the Department of Financial Institutions
----------         Securities Division
                   210 11th Street S.W.
                   Olympia, WA 98504


Wisconsin          Commissioner of Securities
---------          111 West Wilson Street
                   PO Box 1768
                   Madison, WI 53702

                                   EXHIBIT "C"
                                   -----------

                               Development Schedule

                                      Cumulative        7 5 % o f
                                      Number            Cumulative
                                      Scheduled to      Number
                     Date of          be Open or
P e r i o d          End of           Under
No.                  Period           Development by
                                      the end of the
                                      Period


     1               One year                 0                0
                     after
                     Commencement
                     Date

     2               Two years               50               38
                     after
                     Commencement
                     Date

     3               Three years            100               75
                     after
                     Commencement
                     Date

     4               Four years             175              131
                     after
                     Commencement
                     Date

     5               Five years             250              188
                     after
                     Commencement
                     Date




/s/                        /s/
---------------------      -------------------------
Newco's Initials           The Company's Initials

                           EXHIBIT "D"
                           -----------

          Documentation to be supplied to the Company at or prior to Closing:

1.    Copy of the Offering Memorandum utilized by Newco.

2.    Current UFOC disclosure document to be utilized by Newco.

3. Copy of the executed employment agreement between Newco and the CEO candidate.

4.    Copy of the current employment agreement for the CEO candidate.

5. Copy of the organizational corporate documents for Newco, certified by its corporate secretary.

                                   EXHIBIT "E"
                                   -----------

[Warrants for 100,000 Shares of Voting Common Stock in the Company]




                                   EXHIBIT "F"
                                   -----------

                             Section 1060 Allocation

            Agreement and Warrant to Purchase 100,000 Common Shares

                                       to

                          U.S. FRANCHISE SYSTEMS, INC.

     This certifies that, for value received, U.S. Franchise Systems, Inc., the registered holder hereof or its assign (the "Warrantholder") is entitled to purchase from Microtel Franchise and Development Corporation, a New York corporation with its principal office at One Airport Way, Suite 200, Rochester, New York (the "Company") one hundred thousand (100,000) shares of common stock of the Company (the "Shares") at or before 5:00 p.m. Eastern Standard Time on September 1, 2000 at the purchase price per share
of $        (the "Warrant Price"), subject to the following terms and
    -------
conditions. The number of Shares purchasable upon exercise of this Warrant and the Warrant Price per Share shall be subject to adjustment from time to time as set forth herein.

1.    Consideration. This Warrant is granted as part of the consideration for
      --------------
      the Joint Venture Agreement between the parties hereto dated September 1, 1995.

2.    Exercise. This Warrant may be exercised in whole or in part by
      ---------
      presentation of this Warrant with the Purchase Form as attached hereto duly completed and executed, together with payment of the Warrant Price at the principal office of the Company. Payment of the Warrant Price may be made in cash, by wire transfer or by check. Upon surrender of the Warrant and payment of such Warrant Price as aforesaid, the Company shall issue and cause to be delivered with all reasonable dispatch to or upon the written order of the Warrantholder and in such name or names as the Warrantholder may designate a certificate or certificates for the number of full Shares so purchased upon the exercise of the Warrant, together with Fractional Warrants, as provided in Section 8 hereof, in respect of any fractional Shares otherwise issuable upon such surrender. Such certificate or certificates shall be deemed to have been issued and any person so designated to be named therein shall be deemed to have become a holder of record of such Shares as of the date of the surrender of the Warrant and the payment of the Warrant Price, as aforesaid, notwithstanding that the certificates representing the Shares shall not actually have been delivered or that the stock transfer books of the Company shall then be closed. The Warrant shall be exercisable, at the election of the Warrantholder, either in full or from time to time in part and, in the event that a certificate evidencing the Warrant is exercised in respect of less than all of the Shares specified therein at any time prior to the Termination Date, a new certificate evidencing the remaining Warrant will be issued by the Company.

3.    Reservation of Shares. There has been reserved, and the Company shall at
      ---------------------
      all times keep reserved so long as the Warrant remains outstanding, out of its authorized Common Shares, such number of Shares as shall be subject to purchase under the Warrant. Every transfer agent for the Common Shares and other securities of the Company issuable upon the exercise of the Warrant will be irrevocably authorized and directed at all times to reserve such number of authorized Shares and other securities as shall be requisite for such purpose. The Company will keep a copy of this Warrant on file with every transfer agent for the Common Shares and other securities of the Company issuable upon the exercise of the Warrant. The Company will supply such transfer agent with duly executed stock and other certificates for such purpose.

4.    Further Obligations of Company. The Company covenants and agrees that all
      ------------------------------
      Shares which may be delivered upon exercise of this Warrant shall, upon delivery, be fully paid and non-assessable, and be free from all taxes, liens and charges with respect to the purchase thereof hereunder, and without limiting the generality of the foregoing, the Company covenants and agrees that it shall from time to time take all such action as may be necessary to assure that the par value per share of the Common Shares is at all times equal to or less than the then current Warrant Price per share of the Common Shares issuable pursuant to this Warrant.

5.    Registration and Transfer. The Warrant shall be registered on the books of
      -------------------------
      the Company when issued and shall be transferable only on the books of the Company maintained at its principal office in Rochester, New York, or wherever its principal executive offices may then be located, upon delivery thereof duly endorsed by the Warrantholder or its duly authorized attorney or representative, or accompanied by proper evidence of succession, assignment or authority to transfer. Upon any registration or transfer, the Company shall execute and deliver a new Warrant to the person entitled thereto. Notwithstanding any other provision hereof, this Warrant may not be transferred to any person other than an affiliate of Warrantholder without the express written consent of the Company.

6.    Exchange of Warrant Certificate. This Warrant certificate may be exchanged
      -------------------------------
      for another certificate or certificates entitling the Warrantholder to purchase a like aggregate number of Shares as the certificate or certificates surrendered then entitled the Warrantholder to purchase. The Warrantholder desiring to exchange a Warrant certificate shall make such request in writing delivered to the Company, and shall surrender, properly endorsed, the certificate evidencing the Warrant to be so exchanged. Thereupon, the Company shall execute and deliver to the person entitled thereto a new Warrant certificate as so requested.

7.    Adjustment of Warrant Price and Number of Shares.
      ------------------------------------------------

      7.1. General. The number of Shares purchasable upon the exercise of the
           -------
           Warrant and the Warrant Price shall be subject to adjustment from time to time upon the happening of certain events, as follows:

           7.1.1 In case the Company shall, with regard to its Common Shares (or securities convertible into or exchangeable for Common Shares) (A) pay a dividend in Common Shares or make a distribution in Common Shares, (B) subdivide its outstanding Common Shares into a greater number of Shares, (C) combine its outstanding Common Shares into a smaller number of Common Shares, or (D) issue by reclassification of its Common Shares other securities of the Company, the number of Shares purchasable upon exercise of the Warrant immediately prior thereto shall be adjusted so that the Warrantholder shall be entitled to receive the kind and number of Shares or other securities of the Company which it would have owned or would have been entitled to receive after the happening of any of the events described above, had the Warrant been exercised immediately prior to the happening of such event or any record date with respect thereto. Any adjustment made pursuant to this subsection shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.

            7.1.2. In case the Company shall fix a record date for the issuance of rights or warrants to all holders of Common Shares entitling them for a period expiring within forty-five (45) calendar days (after such record date) to subscribe for or purchase Common Shares at a price per share of Common Shares less than the Closing Price per share of Common Shares on such record date, the Warrant Price to be in effect after such record date shall be determined by multiplying the Warrant Price in effect immediately prior to such record date by a fraction, of which the numerator shall be the number of shares of Common Shares outstanding on such record date plus the number of shares of Common Shares which the aggregate offering price of the total number of shares of Common Shares so to be offered would purchase at such Closing Price and of which the denominator shall be the number of shares of Common Shares outstanding on such record date plus the number of additional shares of Common Shares to be offered for subscription or purchase. Shares of Common Shares owned by or held for the account of the Company shall not be deemed outstanding for the purpose of any such computation. Such adjustments shall be made successively whenever such record date is fixed; and in the event that such rights or warrants are not so issued, the Warrant Price shall again be adjusted to be the Warrant Price which would then be in effect if such record date had not been fixed.

            7.1.3. In case the Company shall fix a record date for the making of a distribution to all holders of Common Shares (including any distribution made in connection with a consolidation or merger in which the Company is the continuing corporation) of evidence of indebtedness or assets (other than cash dividends or cash distributions payable out of consolidated earnings or earned surplus or dividends payable in Common Shares) or subscription rights or warrants (excluding those referred to in Section 7.1.2), the Warrant Price to be in effect after such record date shall be determined by multiplying the Warrant Price in effect immediately prior to such record date by a fraction of which the numerator shall be the Closing Price per shares of Common Shares on such record date, less the fair market value (as determined by the Board of Directors of the Company, whose determination shall be conclusive absent manifest error) of the portion of the assets or evidences of indebtedness so to be distributed or of such subscription rights or warrants applicable to one share of

                    Common Shares and of which the denominator shall be the Closing Price per share of Common Shares. Such adjustments shall be made successively whenever such a record date is fixed; and in the event that such distribution is not so made, the Warrant Price shall again be adjusted to be the Warrant Price which would then be in effect if such record date had not been fixed.

            7.1.4. No adjustment in the number of Shares purchasable hereunder shall be required unless such adjustment would require an increase or decrease of at least one percent in the aggregate number of Shares then purchasable upon the exercise of the Warrant; provided however, that any adjustments which by reason of this Section 7.14 are not required to be made immediately shall be carried forward and taken into account in any subsequent adjustment.

            7.1.5. Whenever the number of Shares purchasable upon the exercise of the Warrant is adjusted as herein provided, the Warrant Price payable upon exercise of the Warrant shall be adjusted by multiplying such Warrant Price immediately prior to such adjustment by a fraction, of which the numerator shall be the number of Shares purchasable upon the exercise of the Warrant immediately prior to such adjustment, and of which the denominator shall be the number of shares so purchasable immediately thereafter. Whenever the Warrant Price is adjusted as herein provided, the number of Shares purchasable upon the exercise of the Warrant shall be adjusted so that thereafter the Warrant shall evidence the right to purchase, at the adjusted Warrant Price, that number of Shares obtained by multiplying the number of Shares converted by the Warrant Price in effect immediately prior to such adjustment and dividing the product so obtained by the Warrant Price in effect immediately after such adjustment.

            7.1.6. Whenever the number of Shares purchasable upon the exercise of this Warrant or the Warrant Price is adjusted as herein provided, the Company shall cause to be promptly mailed to the Warrantholder in accordance with the provisions of
                    Section 10 hereof, notice of such adjustment or adjustments and a certificate of a firm of independent public accountants selected by the Board of Directors of the Company (who may be the regular accountants employed by the Company) setting forth the number of Shares purchasable upon the exercise of the Warrant and the Warrant Price after such adjustment, a brief statement of the facts requiring such adjustment, and the computation by which such adjustment was made.

            7.1.7. For the purpose of this Section 7.1, the term "Common Shares" shall mean (A) the class of shares designated as (or convertible or exercisable for) the Common Shares of the Company at the date of this Agreement, or (B) any other class of shares resulting from successive changes or reclassifications of such Common Shares including changes in par value, or from par value to no par value, or from no par value to par value. In the event that at any time, as a result of an adjustment made pursuant to this
                    Section 7, the Warrantholder shall become entitled to purchase any shares of the Company other than Common Shares, thereafter the number of such other shares so purchasable upon exercise of the Warrant and the Warrant Price of such shares shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Shares contained in this
                    Section 7.

     7.2. No Adjustment of Dividends. Except as provided in Section
          --------------------------
          7.1, no adjustment in respect of regular cash dividends shall be made during the term of the Warrant or upon the exercise of the Warrant.

     7.3. Preservation of Purchase Rights upon Reorganization, Reclassification,
          ----------------------------------------------------------------------
          Consolidation, Merger, etc. In case of any capital reorganization or
          --------------------------
          reclassification of the Common Shares of the Company, or in case of any consolidation of the Company with or merger of the Company into another corporation or in case of any sale or conveyance to another person of the property, assets or business of the Company as an entirety or substantially as an entirety, the Company or such successor or purchaser, as the case may be, shall execute with the Warrantholder an agreement that the Warrantholder shall have the right thereafter upon payment of the Warrant Price in effect immediately prior to such action to purchase upon exercise of the Warrant the kind and amount of shares and other securities and property which it would have owned or have been entitled to receive after the happening of such reorganization or reclassification, consolidation, merger, sale or conveyance had the Warrant been exercised immediately prior to such action. In the event of a merger described in Section 368(a)(2)(E) of the Internal Revenue Code of 1986, as amended, in which the Company is the surviving corporation, the right to purchase Shares under the Warrant shall terminate on the date of such merger and thereupon the Warrant shall become null and void but only if the controlling corporation shall agree to substitute for the Warrant its warrant which entitles the holder thereof to purchase upon its exercise the kind and amount of shares and other securities and property which it would have owned or had been entitled to receive had the Warrant been exercised immediately prior to such merger. The adjustments required by this Section 7.3 shall be effected in a manner which shall be as nearly equivalent as may be practicable to the adjustments provided for elsewhere in this Section 7. The provisions of this
          Section 7.3 shall similarly apply to successive consolidations, mergers, sales or conveyances.

     7.4. Statement on Warrants. Irrespective of any adjustments in the
          ---------------------
          Warrant Price or the number or kind of Shares purchasable upon the exercise of the Warrant, the Warrant certificate or certificates theretofore or thereafter issued may continue to express the same price and number and kind of Shares as are stated in this initially issued Warrant.

     8.   Fractional Shares. The Company shall not be required to issue
          -----------------
          fractional Shares on the exercise of the Warrant. If any fraction of a Share would, except for the provisions of this Section 8, be issuable on the exercise of the Warrant (or specified portion thereof), the Company shall issue to the Warrantholder a fractional Warrant entitling Warrantholder, upon surrender with other fractional Warrants aggregating one or more full Shares, to purchase such full Shares. If fractional Warrants do not aggregate a full Share, their value (over and above their exercise price) shall be paid in full in cash upon exercise to the exercising Warrantholder.

     9.   No Rights as Shareholder; Notices to Warrantholder. Nothing
          --------------------------------------------------
          contained in this Agreement or in any of the Warrants shall be construed as conferring upon the Warrantholder or its transferees any rights as a shareholder of the Company, including the right to vote, receive dividends, or consent as a shareholder in respect of any meeting of shareholders for the election of directors of the Company or any other matter. However, the Company shall be required to give notice in writing to the Warrantholder of any meeting of shareholders of the Company or any proposed consent of the shareholders as provided in Section 10 hereof at least twenty (20) days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the shareholders entitled to any relevant dividend, distribution, subscription rights or other rights or for the determination of shareholders entitled to vote at any such meeting or as to which any consent is requested. Such notice shall specify such record date or the date of closing the transfer books, as the case may be.

     10.  Notices. Any notice pursuant to this Agreement by the Company or by
          -------
          the Warrantholder shall be in writing and shall be deemed to have been duly given if delivered by hand or if mailed by certified mail, return receipt requested, postage prepaid, addressed as follows:

          10.1. If to the Warrantholder - addressed to U.S. Franchise Systems, Inc. at ...

          10.2. If to the Company - addressed to Microtel Franchise and Development Corporation, One Airport Way, Suite 200, Rochester International Airport, Rochester, New York 14624, Attention:
                 Bruce A. Sahs, Vice President or to such other address as any such party may designate by notice to the other party. Notices shall be deemed given at the time they are delivered personally or three days after they are mailed in the manner set forth above.

     11.  Successors. All the covenants and provisions of this Agreement by or
          ----------
          for the benefit of the Company or the Warrantholder shall bind and inure to the benefit of their respective successors and assigns hereunder.

     12.  Merger or Consolidation of the Company. The Company will not merge or
          --------------------------------------
          consolidate with or into any other corporation or sell all or substantially all of its property to another person, unless the provisions of Section 7.3 are complied with.

     13.  Applicable Law. This Agreement shall be deemed to be a contract made
          --------------
          under the laws of the State of New York and for all purposes shall be construed in accordance with the laws of said State applicable to contracts made and to be performed entirely within such State.

     14.  Counterparts. This Agreement may be executed in counterparts, each of
          ------------
          which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     15.  Headings. The headings in this Agreement are for reference purposes
          ----------
          only and shall not affect in any way the meaning or interpretation of this Agreement.

         IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its duly authorized officers and the corporate seal hereunto fixed.




                                    MICROTEL FRANCHISE AND
                                       DEVELOPMENT CORPORATION





(corporate seal)                    By:
                                        -----------------------
Attest:                                  E. Anthony Wilson
                                         Chairman



----------------------
Alan S. Lockwood,
Secretary

                                        EXHIBIT F
                                        ---------

                                    Interest Paid
                                    at 10% Per
                                    Annum           Consulting       Principal     Total Payment
                                    -----           ----------       ---------     -------------
------------------------------------------------------------------------------------------------
Payment at Closing                                  $400,000.00    $1,600,000.00   $2,000,000.00
------------------------------------------------------------------------------------------------
Payment 1 yr. after Closing         $143,764.00      150,000.00       706,236.00    1,000,000.00
------------------------------------------------------------------------------------------------
Payment 2 yrs. after Closing          73,141.00      150,000.00       276,860.00      500,000.00
------------------------------------------------------------------------------------------------
Payment 3yrs. after Closing           45,455.00                       454,545.00      500,000.00
------------------------------------------------------------------------------------------------
                                                                                   $4,000,000.00
                                                                                   =============
------------------------------------------------------------------------------------------------
                                    Purchase Price Allocation
Consulting Services (Section 5)                                                      $700,000.00

Category III Assets (Except trademarks and
 trade names) and Warrant
 (Allocation to Warrant to be mutually
 agreed upon by Company and Newco prior
 to Closing)                                                                       $3,037,641.00
                                                                                   -------------
     Total Purchase Price                                                          $3,737,641.00
                                                                                   =============

                                 Schedule 10.1.1
                                 ---------------

Microtel Franchise & Development Corporation is registered to do business in the following States:

                                  Pennsylvania
                                   Tennessee
                                    New York
                                      Ohio
                                 North Carolina
                                    Kentucky

It is the Company's policy, on the advice of Tax Advisors, to register in states only where there is royalty income upon the contracting of the second franchised unit, and therefore is not registered to do business in Texas and Alabama.

We are in the process of registering in West Virginia.

                               Schedule 10.1.2(a}
                               ------------------


                          FRANCHISE REGISTRATION STATUS
                          -----------------------------


                        Status             Effective Date   Renewal Date
                        ------             --------------   ------------

F.T.C. States           Effective          6/27/95          6/30/96
Indiana                 Effective          8/14/95          7/14/96
Kentucky                Exempt            12/21/94          -
Maryland                Effective          9/28/94           9/7/95
Michigan                Effective          5/12/95          5/12/96
Minnesota               Effective           8/7/95           7/7/96
North Dakota            Effective          7/31/95          7/10/96
Nebraska                Exempt            11/10/93          -
New York                Effective          8/22/95          7/22/96
Oregon                  Effective          6/27/95          6/27/96
Rhode Island            Effective          7/31/95           7/1/96
Texas                   Exempt             5/16/88          -
Virginia                Effective          7/14/95          6/29/96
Washington              Effective          7/31/95          7/10/96
Wisconsin               Effective          7/31/95          7/10/96

                               Schedule 10.1.2(b)
                               ------------------






The UFOC dated June 27, 1995 has not been updated or modified except for specific Addenda, which incorporates and demonstrates compliance with various Franchise and Relationship Rules that are required for Registration in certain states. The effective and renewal dates of each state addendum are listed in
Schedule 10.1.2(a).

                               Schedule 10.1.2(c)
                               ------------------

No states have refused, by order or otherwise, to register these franchise documents. No states have revoked or suspended the right to offer these franchises. The registration of these franchises has not been involuntarily withdrawn in any state.





Renewal Applications have also been submitted to the following states in a timely manner, but are pending approvals from the relevant authorities:




               California      Expiration date:       7/20/95
               Hawaii                                 6/30/95
               Illinois                               7/31/95
               South Dakota                           7/29/95

                                 Schedule 10.1.3
                                 ---------------


         No shareholder approval is required, except for a name change.


 Third party approval is required from M&T Bank, and the Rochester Bond Fund for Growth

                         SCHEDULE 10.1.5 (a)
                            LITIGATION



Pending litigation:

     Seagate Beach Quarters vs. Hudson. Updated in latest 10-Q.

     Miranda vs. Hudson. Updated in 10-Q.

     Ladenburg, Thalmann vs. Microtel. See 10-Q;

     Microtel vs. Country Inn Hotel, Inc. and Joseph Gelloso.

     Microtel re NWO Hotel Developers, Inc.-Microtel has issued a demand letter for unpaid royalties under the Franchise Agreement

     Microtel vs. Carl Millstein, Trustee, et.al.--re Independence, Ohio--suit to recover $20,000 deposit on aborted real estate deal. I will provide further information.

     Watertown Hotel Properties-An employee of a subcontractor sued Spoleta Construction and Watertown for injuries suffered on the job site. Watertown Hotel Corp., General Partner of Watertown Hotel Properties, is a subsidiary of Microtel. No action has been taken on this suit in more than one year.



10.1.5 (b) None

                             Schedule 10.1.5(b)
                             -------------------


                                    None

                                  Schedule 10.1.6
                                  ---------------



     1.    Microtel Franchise & Development  Corporation v. Country Inn Hotel,
           -------------------------------------------------------------------
           Inc. et al Civil Action No. 95-CV-6108L (W.D.N.Y.).
           ----------


     2. N.W.O. Motel Developers, Inc., Troy, Ohio. Demand letter sent for unpaid Royalty Fees.

                                   Schedule 10.1.8
                                   ---------------







                                      M&T Bank

                           Rochester Bond Fund for Growth

                                 Schedule 10.1.9(a)
                                 ------------------

     1. A Canadian telecommunications corporation which does business under the trade name "Microtel" has registered that trademark in the United States for use in the telecommunications industry. In July 1988 that corporation wrote to the Company demanding that it cease and desist the use of the trade name "Microtel". The Company responded that its use is in no way conflicting or confusing with the use of the name in the telecommunications industry, and that the Company intended to continue to register and use its service mark. The Company does not anticipate that the objections of the Canadian telecommunications corporation will prevent either the use or the federal registration of the Company's service mark.

     2. In April 1992, Hutchinson Microtel Ltd., a telecommunications company in the United Kingdom, challenged the Company's intended use of the Microtel wordmark and logo (Class 42) in connection with the use of hotel reservation telephone booths in airports, bus stations, railwaystations, etc. They claim prior registration of the name, and expressed concern that it would create confusion to the public if they also position telephone booths in the same locations, relating to their telecommunications services available to the public.

          After advice from the Company's Patent Attorney in the United Kingdom in May 1993, the Company withdrew the Application for the Microtel wordmark and logo in Class 42, and in submitted new Applications for the design/logo only, in Classes 35 and 42. The two Applications were approved and have been recorded in the U.K. Trade Mark Register.

                                  Schedule 10.1.10
                                  ----------------




     Microtel Franchise & Development Corporation has granted the non-exclusive right to use the Proprietary Marks to those Franchisees listed in Schedule 10.1.12.

     With respect to EMILI, those rights will cease upon the termination of the Master Franchise Agreement.

                                Schedule 10.1.11(a)
                                --------------------




                      Confidential and Proprietary Information:
                      -----------------------------------------

          Prototypical Plans Specifications Design Manual Operations Manual



                                 Prototypical Plans
                                   Specifications
                                    Design Manual
                                  Operations Manual

                               Schedule 10.1.11(b)
                               -------------------





                                        None

                                                                                                                          14
                                                  Schedule 10.1.12
                                                  ----------------
FRANCHISE AGREEMENTS -
----------------------------------------------------------------------------------------------------------------------------
Location          Franchisee                      Address                 Phone           Fax        Signed     Opened

----------------------------------------------------------------------------------------------------------------------------
Allentown, PA     Stonehurst Hospitality L.P.     890 Clinton Sq.,        716-325-8080    325-8086   12/31/92   5/12/93
                                                  Rochester, NY 14604
----------------------------------------------------------------------------------------------------------------------------
Birmingham, AL    Essex Hospitality Assocs. III   100 Corporate Woods     716-272-2300    272-2396   12/30/93   9/21/94
                  L.P.                            Rochester, NY 14624
----------------------------------------------------------------------------------------------------------------------------
Charleston, WV    Essex Charleston Assocs. LP     100 Corporate Woods     716-272-2300    272-2396   11/20/92   5/5/93
                                                  Rochester, NY 14623
----------------------------------------------------------------------------------------------------------------------------
Chattanooga, TN   Essex Hospitality Assocs. III   100 Corporate Woods     716-272-2300    272-2396   2/24/95    U.constr.
                  L.P.                            Rochester, NY 14623
----------------------------------------------------------------------------------------------------------------------------
Colonie, NY       Rochester Hospitality Partners, 890 Clinton  Square     716-325-8080     325-8086   12/2/94    5/4/95
                  L.P.                            Rochester, NY 14604
----------------------------------------------------------------------------------------------------------------------------
Columbus, OH      Essex Microtel Assocs. LP       100 Corporate Woods     716-272-2300    272-2396   7/26/91    1/10/92
                                                  Rochester, NY 14623
----------------------------------------------------------------------------------------------------------------------------
Erie, PA          Essex Microtel Assocs, II L.P.  100 Corporate Woods     716-272-2300    272-2396   12/31/92   9/22/93
                                                  Rochester, NY 14623
----------------------------------------------------------------------------------------------------------------------------
Gatlinburg, TN    Gatlinburg Microtel L.P.        120 Market Place Blvd   615-693-8900    693-7894   4/20/92    4/29/94
                                                  Knoxville, TN 37922
----------------------------------------------------------------------------------------------------------------------------
Greensboro, NC    Rochester Hospitality Partners, 890 Clinton Square      716-325-8080    325-8086   7/31/95    7/21/95
                  L.P.                            Rochester, NY 14604
----------------------------------------------------------------------------------------------------------------------------
Kingsport, TN     Essex Microtel Assocs. II L.P.  100 Corporate Woods     716-272-2300    272-2396   12/10/92   11/10/93
                                                  Rochester, NY 14623
----------------------------------------------------------------------------------------------------------------------------
Knoxville, TN     Essex Knoxville Assocs. L.P.    100 Corporate Woods     716-272-2300    272-2396   6/17/93    8/8/94
                                                  Rochester, NY 14623
----------------------------------------------------------------------------------------------------------------------------
Lake Norman, NC   Pegasus I, L.L.C.               312 W. Stuart Drive     703-236-5117       --      3/17/94    U.constr
                                                  Galex, VA 24333
----------------------------------------------------------------------------------------------------------------------------
Lancaster, NY     Essex Microtel 1989 L.P.        100 Corporate Woods     716-272-2300    272-2396   12/29/89   7/19/90
                                                  Rochester, NY 14623
----------------------------------------------------------------------------------------------------------------------------
Lehigh, NY        Essex Microtel Lehigh L.P.      100 Corporate Woods     716-272-2300    272-2396   1/10/89    7/12/89
                                                  Rochester, NY 14623
----------------------------------------------------------------------------------------------------------------------------
Lexington, KY     c/o Microtel Lexington          2240 Buena Vista Rd.    606-299-9600       --      10/25/89   5/26/90
                                                  Lexington, KY 40505
----------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------
                  Company    Company
Location          Managed    Interest           Notes:
--------------------------------------------------------------------
Allentown, PA     Yes        None               Amendment to
                                                Franchise
                                                Agreement to be
                                                executed today
--------------------------------------------------------------------
Birmingham, AL    No         None
--------------------------------------------------------------------
Charleston, WV    No         None
--------------------------------------------------------------------
Chattanooga, TN   No         None
--------------------------------------------------------------------
Colonie, NY       Yes        Limited Partner 20%
--------------------------------------------------------------------
Columbus, OH      No         None
--------------------------------------------------------------------
Erie, PA          No         None
--------------------------------------------------------------------
Gatlinburg, TN    Yes        Limited Partner 10%
--------------------------------------------------------------------
Greensboro, NC    Yes        Limited Partner 20%
--------------------------------------------------------------------
Kingsport, TN     No         None
--------------------------------------------------------------------
Knoxville, TN     No         None
--------------------------------------------------------------------
Lake Norman, NC   No         None               Permission to
                                                substitute equipment
                                                See 10.1.15, Item 20
--------------------------------------------------------------------
Lancaster, NY     No         None
--------------------------------------------------------------------
Lehigh, NY        No         None
--------------------------------------------------------------------
Lexington, KY     No         None
--------------------------------------------------------------------


-------------------------------------------------------------------------------------------------------------
Location           Franchisee                      Address                 Phone          Fax        Signed
-------------------------------------------------------------------------------------------------------------
McAllen, TX        Tropics Hotel Ltd.              801 E. Expwy. 83        210-630-2727   630-0666   6/30/93
                                                   McAllen, TX 78503

-------------------------------------------------------------------------------------------------------------
Pigeon Forge, TN   Micro Lodgings                  2451 Kannapolis Hgwy.   704-788-8550      --      6/16/93
                                                   Concord, NC 28025
-------------------------------------------------------------------------------------------------------------
Sevierville, TN    Sweta Enterprises               2613 Smokey Drive       615-429-2047      --      3/20/94
                                                   Pigeon Forge, TN 37863
-------------------------------------------------------------------------------------------------------------
Syracuse, NY       Essex Microtel Carrier Circle   100 Corporate Woods     716-272-2300   272-2396   6/17/92
                   L.P.                            Rochester, NY 14623
-------------------------------------------------------------------------------------------------------------
Tonawanda, NY      Hagel-Essex Microtel L.P.       100 Corporate Woods     716-272-2300   272-2396   4/10/92
                                                   Rochester, NY 14623
-------------------------------------------------------------------------------------------------------------
Troy, OH           N.W.O. Developers, Inc.         1210 Brukner Drive      513-335-0013      --      9/15/89
                                                   Troy, OH 45373
-------------------------------------------------------------------------------------------------------------
Victor, NY         Rochester Hospitality Partners  890 Clinton Square      716-325-8080   325-8086   5/26/94
                   L.P.                            Rochester, NY 14604
-------------------------------------------------------------------------------------------------------------
Watertown, NY      Essex Microtel Leray L.P.       100 Corporate Woods     716-272-2300   272-2396   6/15/89
                                                   Rochester, NY 14623
-------------------------------------------------------------------------------------------------------------
Youngstown, OH     Essex Microtel Assocs. II L.P.  100 Corporate Woods,    710-272-2300   272-2396    6/17/93
                                                   Rochester, NY 14623
-------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------
                                     Company    Company
                                     -------    -------
Location                 Opened      Managed    Interest                     Notes:
----------------------------------------------------------------------------------------------------
McAllen, TX              4/1/94      No         None                         --


----------------------------------------------------------------------------------------------------
Pigeon Forge, TN       10/21/94      Yes        None                         Exclusive territory of
                                                                             Pigeon Forge. See
                                                                             10.1.19
----------------------------------------------------------------------------------------------------
Sevierville, TN         U.constr.    No         None                         Permission to
                                                                             Include guest suites.
                                                                             See 10.1.15, Item 19
----------------------------------------------------------------------------------------------------
Syracuse, NY            11/2/92      No         None                         Amendment to
                                                                             Franchise
                                                                             Agreement to be
                                                                             executed today
----------------------------------------------------------------------------------------------------
Tonawanda, NY           5/29/92      Yes        None                         Amendment to
                                                                             Franchise
                                                                             Agreement to be
                                                                             executed today
----------------------------------------------------------------------------------------------------
Troy, OH                 9/4/90      No         None                         Franchises
                                                                             delinquent in
                                                                             payment of
                                                                             Royalties.
----------------------------------------------------------------------------------------------------
Victor, NY             10/28/94      Yes        General Partner -  1%        --
                                                Limited Partner - 16.5%

----------------------------------------------------------------------------------------------------
Watertown, NY            9/7/90      No         Special Limited              --
                                                Partnership - 4% on
                                                profits only upon sale of
                                                Property. Watertown
                                                Hotel Properties II is
                                                mortgagor for Essex
                                                Leray, of which the
                                                Company is General
                                                Partner - 1%
----------------------------------------------------------------------------------------------------
Youngstown, OH          12/8/93      No         None                         --

                                           15


--------------------------------------------------------------------------------------------------------------------------
Location          Franchisee                      Address               Phone           Fax        Signed     Opened
--------------------------------------------------------------------------------------------------------------------------
Morrisville, NC   Rochester Hospitality Partners, 890 Clinton Square    716-325-8080    325-8086   Not yet
                  L.P.                            Rochester, NY 14604                              signed
--------------------------------------------------------------------------------------------------------------------------
Charlotte, NC     Rochester Hospitality Partners, 890 Clinton Square    716-325-8080    325-8086   Not yet
(I-85)            L.P.                            Rochester, NY 14604                              signed
--------------------------------------------------------------------------------------------------------------------------
Charlotte, NC     Rochester Hospitality Partners, 890 Clinton Square    716-325-8080    325-8086   Not yet
(USHwy.29)        L.P.                            Rochester, NY 14604                              signed
--------------------------------------------------------------------------------------------------------------------------


---------------------------------------------------------------------
                  Company   Company
                  -------   --------
Location          Managed   Interest                  Notes:
---------------------------------------------------------------------
Morrisville, NC   Yes       General Partner - 1%
                            Limited Partner - 16.5%
---------------------------------------------------------------------
Charlotte, NC     Yes       General Partner - 1%
(I-85)                      Limited Partner- 16.5%
---------------------------------------------------------------------
Charlotte, NC     Yes       General Partner - 1%
(USHwy.29)                  Limited Partner - 16.5%
---------------------------------------------------------------------


                                  Schedule 10.1.13
                                  ----------------





                                    No exceptions

                                  Schedule 10.1.14
                                  ----------------



                       Exceptions to Tax Representation - None

                           Schedule 10.1.15
                           ----------------

                        Written or Oral Contracts
                        -------------------------

      1.  All Franchise Agreements as disclosed in schedule 10.1.12.
          ------------------------

      2.  MFDC and Wilkenson Enterprises, Inc. 11/10/89
          ---------------------------------------------

          Includes eleven franchises on a right of first refusal basis in Lexington, Kentucky; the Commonwealth of Kentucky; Knoxville, Tennessee; Chattanooga, Tennessee; the "Interstate 75 corridor" including all interchanges in the State of Tennessee. The agreement exists in a loose letter form. It expired as of December 31, 1993 and was in default of the development schedule as of December 31, 1990. Only one franchise was licensed or attempted (Lexington, Kentucky). The developer has no further rights to develop Microtel properties under, and MFDC has no further obligations or liability under this Agreement.

     3.   MFDC and Essex Microtel International Lodging, Inc. - 2/13/91
          -------------------------------------------------------------

          Master franchise agreements for Canada exclusive of the Province of Alberta. Required payments in installments of $350,000 (U.S. funds). The agreement contains a development schedule. The development schedule has been modified and extended several times. The obligation is cancelable based on transfer of the world wide franchise rights. It is MFDC's intention to Terminate the master franchise agreement with EMILI at closing of the MFDC-Newco Agreement.

     4.   MFDC and S&E Hospitality Partnership Exclusive Development Agreement
          ---------------------------------------------------------------------
           - 9/30/91
          ----------

          Contract to allow S&E to develop within a specified territory on the Eastern seaboard. It required the payment of a $500,000 fee to MFDC and included a mandatory development schedule by S&E. In March 1994, a Termination of the exclusive development agreement was executed on the occurrence of the second consecutive default under the development schedule by S&E. S&E retained certain prepaid franchise rights. On June 30, 1995, MFDC reacquired substantially all of the prepaid franchise rights with the balance of four prepaid franchise placement fees inuring to Rochester Hospitality partners LP. No further obligation exists with S&E. (see Rochester Hospitality partners L.P.)

     5.   MFDC and Rochester Hospitality Partners, L.P.
          ---------------------------------------------

          Agreement to develop five Microtels. MFDC is a 20% limited partner and will provide the development expertise for a fixed fee of $50,000 per unit and ongoing hotel management services by contract. Completed projects are Colonie, New York and Greensboro, North Carolina. Under development are Raleigh, North Carolina, and two units in Charlotte, North Carolina (North Charlotte and Charlotte Airport). As a result of the S&E exclusive development area termination, the general partner of Rochester Hospitality Partner retained four prepaid franchise placement fees (@ $25,000). They are being applied to Colonie, New York; Greensboro, North Carolina; Raleigh, North Carolina and the first Charlotte Microtel completed. Each of these shall be developed as a Retained Property. See Item 9 below.

     6.   MDFC and Essex Partners, Inc.
          -----------------------------

          Various agreements between MFDC and Essex to develop and/or manage specific Mierotels. The location of each Microtel follows; (A) indicates a development arrangement existed; (B) indicates that a management arrangement existed.

                 Microtel - Williamsville; New York (Lancaster)(A) (B)
                 Microtel - Tonawanda, New York                (A) (B)
                 Microtel - Henrietta, New York (Lehigh)           (B)
                 Microtel - Syracuse, New York (Dewitt)        (A) (B)
                 Microtel - Watertown, New York (Leray)            (B)
                 Microtel - Columbus, Ohio (Worthington)       (A) (B)
                 Microtel - Allentown, Pennsylvania            (A) (B)
                 Microtel - South Charleston, West Virginia    (A) (B)

          All of the above management contracts have expired with the exception of Allentown, Pennsylvania, and Tonawanda, New York. Essex Hospitality Management Division is now providing management services for the other Microtel franchises.

          Control of the Allentown, Pennsylvania franchise passed to Westboro Properties, LLC as a result of termination of the S&E Hospitality Partnership. MFDC now provides on going hotel management services to Westboro for its Allentown franchise.

          In 1990 entities related to Hudson Hotels Corporation sold two Microtels to entities related to Essex Partners (Henrietta, New York and Watertown, New York). Hudson Hotels developed these units on behalf of related entities and was their general partner (Lehigh Hotel Properties and Watertown Hotel Properties).

     7.   MFDC and various franchisees for consulting services
          ----------------------------------------------------

          MFDC has provided gratis consulting services to various Microtel franchisees as follows:

                 Lexington, Kentucky                          1990
                 Troy, Ohio                                   1991 and 1994
                 Schenectady, New York (former franchisee)    1993

          MFDC has no obligation to provide such services in the future.

     8.   MFDC and various franchisees for management services
          ----------------------------------------------------
          MFDC currently provides management services for the following
          Microtels:

               Pigeon Forge, Tennessee - Management since October, 1994.

               Victor, New York - Since October, 1994. MFDC is a 17% limited partner in Fishers Road Hotel Properties, L.P. and its effective general partner through Victor Hotel Corporation, a wholly owned subsidiary.

               Albany (Colonie), New York - Development and management services since May, 1995. MFDC is a 20% limited partner (see Rochester Hospitality Partners, L.P.).

               Tonawanda, New York - Development and management services since May, 1992.

               Greensboro, North Carolina - Development and management services since July, 1995. MFDC is a 20% limited partner (See Rochester Hospitality Partners L.P.)

               Allentown, Pennsylvania - Development and management services since May, 1993. MFDC provides contracted management services to Westboro Properties, LLC, the owner. Westboro is the general partner of Rochester Hospitality Partners LP.

               Gatlinburg, Tennessee - Development and management services since April, 1994. MFDC is a 10% limited partner in Gatlinburg Microtel L.P. which owns the Microtel.

     9.   MFDC and future development of Microtels
          ----------------------------------------

          MFDC has sites under contract or owns land for development of future Microtels. It is anticipated that each of these sites will be developed as a Retained Property.

               East Knoxville, Tennessee (Strawberry Plains Pike) - MFDC owns this land and has the appropriate approvals in place. Possible syndication via Microtel Partners 1995-I LP, a related entity of MFDC.

               Plano, Texas - MFDC owns this land parcel and has the appropriate approvals in place. Possible syndication via Microtel Partners 1995-I LP, a related entity of MFDC.

               Tonawanda, New York - Site is owned by Microtel Partners 1995-I LP. This will be used as the first developed Microtel Suite product. The site is adjacent to the existing Microtel in Tonawanda, New York.

               Irving, Texas - Site is under contract and MFDC is seeking the appropriate approvals.

               Raleigh, North Carolina - Site is under contract and MFDC is seeking the appropriate approvals. This site will be owned and franchised by Rochester Hospitality Partners L.P. of which MFDC is a 20% limited partner.

               North Charlotte, North Carolina - Site is under contract and MFDC is seeking the appropriate approvals. This site will be owned and franchised by Rochester Hospitality Partners L.P. of which MFDC is a 20% limited partner.

               Charlotte, North Carolina (Airport) - Site is under contract and MFDC is seeking the appropriate approvals. This site will be owned and franchised by Rochester Hospitality Partners LP. of which MFDC is a 20% limited partner.

     10.  MFDC and Franchises under construction
          --------------------------------------

          MFDC has accepted payment for franchises which are currently under construction. Each of these are included among the Existing Franchise Agreements set forth in Schedule 10.1.12.

                        Lake Norman, North Carolina          $25,000
                        Mr. M. J. Daya

                        Pegasus I, L.L.C.
                        Terrence Chapel
                        Road Cornelius, NC

               Chattanooga, Tennessee                        $25,000
                        Mr. T. Blank
                        Essex Hospitality Associates II L.P.
                        MeCutcheon Road
                        Chattanooga, TN 37421

               Sevierville, Tennessee                        $25,000
                        Jay Patel
                        Sweta Enterprises
                        Granny's River Bottom (Highway 66)
                        Sevierville, TN

     11.  MFDC and deposits received on future franchises
          -----------------------------------------------

          Each of these properties, if developed, will be developed as one of the Retained Properties.


               Winston-Salem, North Carolina - 7/10/95 - $1,000. Application received; site under contract; approval process and zoning in progress.

                         G. Justus
                         Paramount/Unicorn
                         95 Allens Creek Road
                         Building 1, Suite 102
                         Rochester, NY 14618

               Raleigh, North Carolina - $25,000 - from Rochester Hospitality Partners L.P.
               Charlotte, North Carolina - $25,000 - from Rochester Hospitality Partners L.P.

                         Ms. Patricia Weber
                         Westboro Properties L.L.C.
                         890 Clinton Square
                         Rochester, NY 14604

               Springfield, Missouri - $1,000 - from Bob Patel applicant. Application received; approval process halted. Applicant seeking approval through legal means in State Court of Appeals. Extension of time to complete process and commence construction until 11/15/95.

                         Mr. B. Patel
                         2209 N. Glenstone
                         Springfield, MO 65803


               Abingdon, Virginia
               Carrowinds, South Carolina - two deposits of $1,000 each received on 1/14/94 from M.J. Daya and Daya family; application has been received, however, the development period has expired.

                         M. J. Daya
                         312 W. Stuart Drive
                         Galax, VA 24333

               Bristol, Virginia
               Johnson City, Tennessee - Applications were received on 3/3/94 (Bristol) and 8/12/94 (Johnson City) with remittances of $25,000 for each site. Development period has expired. MFDC will retain the $1,000 processing fee on each site and refund the $24,000 balance with respect to each site on closing of the MFDC/Newco contract.

                         Mrs. Lois P. Bowie
                         Bowie Investment Company
                         516 Holston Avenue
                         Bristol, TN 37620

     12.  MFDC and the Costello, Spoleta, Schuster venture
          ------------------------------------------------

          On 9/15/89, Costello, Spoleta, Schuster Venture (CSSV) signed a franchise contract and development agreement for ten franchises to be located at various airport locations in metropolitan areas. Five sites were designated and five were to be later named. CSSV paid the non-refundable fee of $250,000 associated with the ten franchises. The franchise rights and development period have expired. The developer has no further rights to develop Microtel properties under, and MFDC has no further obligations or liability under this Agreement. As part of the transaction, options for an aggregate of 15,000 shares, with an exercise price of $1.50 per share, were transferred by Microtel shareholders to CSSV principals.

     13.  MFDC and Microtel Partners - 1995 I. L.P.
          -----------------------------------------

          MFDC has formed a limited partnership with Michael Spoleta. The General Partner is Microtel Partners Corporation which will be a wholly owned subsidiary of MFDC. It is the intent to use the limited partnership as a syndication vehicle involving several Microtels. Each property developed by this Partnership will be a Retained Property. It has been suggested that the following locations be included:

                         East Knoxville, Tennessee
                         Plano, Texas
                         Tonawanda, New York (suites prototype)

     14.  MFDC and Contract to Purchase the Microtel - Troy, Ohio
          -------------------------------------------------------

          MFDC negotiated and signed a contract to purchase the Microtel of Troy, Ohio from NWO Hotel Developers, Inc. for cash, MFDC stock and assumption of the first mortgage. MFDC had a right at its sole discretion to cancel the purchase contract based on economic feasibility during a thirty-day due diligence period. MFDC did give timely and correct notice of cancellation of the agreement to purchase, and resultingly, the contract is void. The Troy Microtel had been in default of its royalty payments and was so notified prior to negotiation of the contract. There is no change in that status as of August 31, 1995.

     15.  MFDC, Watertown Hotel Corporation, Watertown Hotel Properties II
          ----------------------------------------------------------------
          L.P. and Essex Microtel Leray L.P.
          -------------- -------------------

          MFDC is the parent company of Watertown Hotel Corporation (WHC).
          WHC is the general partner of Watertown Hotel Properties II L.P. (WHPII). WHPII holds the first mortgage on the Microtel located in Leray (Watertown), New York. MFDC, by virtue of the partnership agreement, controls WHPII. Late in 1994, the terms of the mortgage were adjusted at the request of the owner, Essex Microtel Leray L.P. because of poor operating performance of that Microtel unit. Certain concessions were granted and guarantees obtained; none of these concessions involved the Franchise Agreement. The mortgage is current based on the negotiated concessions. MFDC is a special limited partner in Essex Microtel Leray L.P. with 4% ownership.

     16.  MFDC and various joint venture obligations or negotiations
          ----------------------------------------------------------

          The following exists or existed as a result of a written joint venture agreement, letter of intent or oral discussion. If any such property is developed in the future, the development will be subject to the exercise by Newco, in its discretion, of its rights as franchiser, unless developed as a Retained Property.

          Keith Eck of Centura Development, Williamport, Pennsylvania. Discussions regarding joint venture development of a site on Fourth Street in Williamport, Pennsylvania for development of a Microtel. No written contract exists. Offer on the part of MFDC is predicated on receipt of a development fee, an ongoing management contract and control of the project as the general partner. Still in negotiation.

          John Berg of Triad Corporation of Gettysburg, Pennsylvania. Discussions of joint venture of development of a Microtel in Harrisburg, Pennsylvania (South) based on economic feasibility, receipt of a development fee, ongoing management contract and control of the project as the general partner. Still in negotiation.

          Edward Marchewka of Sewickley, Pennsylvania. MFDC, through a written joint venture agreement with Edward Marehewka, agreed to jointly pursue development of up to seven Microtel properties in Pennsylvania and contiguous states. One site has been under development in Wexford, Pennsylvania (Pittsburgh). The joint venture agreement continues in full force.

          Philip Lama (Lama Interests, Inc.) Scottsdale, Arizona - 10/31/94. MFDC, through a letter of intent granted a right of first refusal to develop Microtels in 16 Southwestern states to Philip Lama. MFDC was to be a joint venture partner receiving development and management fees. MFDC retained the right to cancel the obligation upon ten days written notice. Pursuant to our right, the obligation by MFDC was cancelled on 11/30/94.

     17.  MFDC and Hagel-Essex Microtel L.P. (Microtel Tonawanda, New York)
          -----------------------------------------------------------------

          MFDC sold two acres of a thirteen-acre site in Tonawanda, New York to Hagel-Essex Microtel L.P. upon which a Microtel was built. The purchase price of $500,000 required that the site contain roadside lighting, lateral sewer and sidewalk paving. The original owner financed the development infrastructure for the entire thirteen acres with City of Tonawanda Bonds. MFDC has indemnified and reimburses Hagel-Essex Microtel LP for the portion of annual bond retirement payments included on the property tax billing to Hagel Essex Microtel LP by the city of Tonawanda. MFDC manages this Microtel through its Hudson Hotels management division.

     18.  MFDC and sale of East Knoxville land
          ------------------------------------

          MFDC offered to sell (in letter form) to Jay Patel (the Microtel franchisee Sevierville) the parcel owned in East Knoxville, TN (Strawberry Plains Pike) for $485,000. Jay Patel declined to purchase the parcel. His rejection exists in letter form.

     19.  MFDC and approval of non-conforming rooms at the Sevierville,
          -------------------------------------------------------------
          Tennessee franchise
          -------------------

          MFDC has allowed its franchise in Sevierville, Tennessee to include up to four guest suites at the Microtel in Sevierville. These are non-conforming guest room units which were allowed based upon the resort market demand in Sevierville-Pigeon Forge-Gatlinburg market area.

     20.  Variance for equipment items at the Lake Norman, North Carolina
          ---------------------------------------------------------------
          Microtel
          --------

          MFDC has approved the substitution of 19" remote control color televisions as a substitute for 20" remote control televisions at the Lake Norman, North Carolina franchise (M.J. Daya franchisee).

                                Schedule 10.1.17
                                ----------------

                    INSURANCE POLICIES (as relates to "Assets")


WORKERS COMPENSATION:
---------------------

      Hartford Fire Insurance Company
      Policy #: 01 WB E17651
      Term:     4/2/95 - 4/2/96

      Coverage for work related injuries to employees and officers

BUSINESS PACKAGE POLICY:
------------------------

      Great American Insurance Companies
      American National Fire Insurance Company
      Policy #: MAC 073-14-62-02
      Term:     4/2/95 - 4/2/96

      Coverage for Commercial Business Property; commercial general liability; commercial crime; Inland Marine

Property:     Special form, replacement cost, agreed value, earthquake, flood
---------

          Limit:
          ------
                       Contents ........................... $198,000
                       Deductible - Flood & Earthquake..... $ 50,000
                       Deductible - All other perils....... $  2,500

Business Income:
----------------
                       Extra expense ...................... $ 25,000

General Liability:
------------------

                       General aggregate...............   $3,000,000
                       Products/Completed Op Aggregate.   $1,000,000
                       Personal & advertising injury...   $1,000,000
                       Each occurrence.................   $1,000,000
                       Fire damage ....................   $   50,000
                       Medical expense (any one person)   $    5,000

     General liability relates to property or bodily injury while in the course of business. It does not cover representations or warranties relating to franchising operations or obligations. This coverage exists in excess of a franchisee's insurance limits for liability due to property damage or bodily injury relating to acts or negligence of franchisees.


                                          19(a)

BUSINESS AUTOMOBILE POLICY:
---------------------------

      Hartford Insurance Company
      Policy #:      01 UEN FR3054
      Term:          4/2/95 - 4/2/96

          Liability  . . . . . . . . . . . . . . . $1,000,000
          Personal injury  . . . . . . . . . . . . $   50,000
          Additional personal injury   . . . . . . $  100,000
          Uninsured motorist . . . . . . . . . . . $1,000,000
          Underinsured motorist. . . . . . . . . . $1,000,000
          Hired & non owned auto liability . . . . $1,000,000
          Comprehensive & collision deductible . . $      200


          Full glass coverage all private passenger types
          Rental reimbursement coverage $30 a day for 30 days
          Drive other car coverage
          Broadened PIP

          Hired auto physical damage $30,000

UMBRELLA LIABILITY:
-------------------

     Great American Insurance Companies
     American National Fire Insurance Company
      Policy #: UMB 073-14-60-02
      Term:     4/2/95 - 4/2/96

          Limit of Liability   . . . . . . . . $20,000,000
          Self insured retention.  . . . . . . $    10,000

     Additional general liability coverage above limits of the underlying coverages within the primary General Liability policy. This also provides additional coverage above the limits of the business auto policy.



                                    19(b)

                                Schedule 10.1.19
                                ----------------






                       Rochester Hospitality Partners, L.P.

                           Microtel Parties 1995 I L.P.

  Joint Venture E. Marchewka and Microtel Franchise & Development Corporation

Exclusive territory granted to Micro Lodgings, for the City of Pigeon Forge, Tennessee, with a populace of 3500, bounded on the north by the Little Pigeon River, bounded on the south by Conner Heights Road, bounded on the east by Middle Creek Road, and bounded on the west by the commencement of the Smokey Mountain Forest Preserve.

                              Schedule 10.1.21
                              ----------------




                                     None

                               Schedule 10.1.23
                               ----------------



                                      None

                                 SCHEDULE 10.2.1
                                 ---------------

     U.S. Franchise Systems, Inc., was newly formed as a Delaware corporation on August___, 1995. It has no prior operating history and at present has had no taxable income. It is not registered to do business in any other State.

                                 SCHEDULE 10.2.5
                                 ---------------
                              (and SCHEDULE 10.2.7)
                              ---------------------

 The CEO Candidate is employed by Holiday Inns, Inc., a Tennessee corporation

("Employer") under the terms of an Employment Agreement dated October 26, 1990.

Section 2.(b) indicates that the CEO candidate is required to give six (6)

months prior written notice of any voluntary resignation.  The CEO candidate has indicated that the prior practice of the Employer is to permit employees to resign immediately upon notice and to waive the six (6) month notice provision.

The CEO candidate has not yet accepted employment with Newco and has not yet tendered his resignation to Employer.

                              Schedule 19.1.3
                              ---------------

Burton S. August, Rochester NY.                       Charles J. August, Rochester NY.
Robert W. August, Rochester NY.                       John Berg, Gettysburg, PA
Dorman Blaine, Knoxville, TN                          Mrs. Lois Bowie, Bristol, TN
Capitol Lodging, Rochester, NY                        Conifer Development Corp., Rochester NY.
Anthony J. Costello, Rochester NY.                    Costello, Spoleta, Schuster Vent., Rochester, NY
Robert L Cottier, Rochester NY.                       Richard Crossed, Rochester NY.
William Cull, Lexington, KY                           M.J. Daya, Galax, VA
Rick Dorschel, Rochester NY.                          Keith Eck, Williamport, PA
William J. Erdle III, Rochester NY.                   Essex Investment Group
Seymour Fogel, Pittsford, NY                          Adelaide Fox, Rochester NY.
Richard C. Fox, Rochester NY.                         Jack M. Gallagher, Manning, SC
Robert V. Gianniny, Rochester NY.                     G&W Land Assocs., Rochester NY.
VanBuren Hansford Jr., Rochester NY.                  William B. Hale II, Rochester NY.
Kevin Ison, Cumberland, KY                            George Justus, Pittsford, NY
Eliott Landsman, Rochester NY                         Philip Lama, Scottsdale, AZ
Alan Lockwood, Victor, NY                             Charles McReynolds, Biloxi, MS
Edward Marchewka, Sewickley, PA                       Micro Lodgings, Concord, NC
Kenper W. Miller, Pittsford, NY                       Louise J. Miller, Palm Beach, FL
David Mitchell, Pittsford, NY                         M.LR&R Family Partnership, Canandaigua, NY
NWO Motel Developers, Inc. Troy, OH                   Paramount/Unicorn, Rochester, NY
B. Patel, Youngstown, OH                              Bhikhu Patel, Pigeon Forge, TN
Bhupendra (Bob) Patel, Springfield, MO                Chimenlal Patel, Pigeon Forge, TN
Jay Patel, Pigeon Forge, TN                           Rohit Patel, Concord, NC
V.N. Ptel, Charlotte, NC                              Pegasus I, LLC, Galax, VA
Dabney Resnick, Inc. Los Angeles, CA                  Peter B. & Katherine W. Roby, Canandaigua, NY
Rochester Hospitality Partners LP, Rochester, NY      RTR Transportation, Rochester NY.
Harold Bruce Russell, Pittsford, NY                   Richard Sands, Canandaigua, NY
Frank M. Shumway Jr., Rochester NY.                   J.D. Singh, Youngstown, OH
David Spoleta, Rochester NY.                          Michael Spoleta, Rochester NY.
Spoleta Construction & Development Co., Rochester NY. James Stiles, McAllen, TX
Stonehurst Capital, Rochester, NY                     Stonehurst Hospitality L.P., Rochester, NY
Sweta Enterprises, Pigeon Forge, TN                   Tropics Hotel Ltd. McAllen, TX
Justin L Vigdor, Pittsford, NY                        William Warren, Rochester NY.
Douglas G. Weins, Rochester NY.                       Westboro Properties, LLC, Rochester, NY
Wilson Enterprises, Rochester NY                      Jerry Manion, Phoenix, AZ
Ron Fielding, Rochester, NY                           Bruce Rettinger, Kansas City, MO
Mike Rosen, Rochester, NY                             Dave Aull, Kansas City, MO
Ron Sample, Kansas City, MO